                                                                     EXHIBIT 2.1

                      MADE as of the 30th day of July, 2000


                                     AMONG:


                              REDBACK NETWORKS INC.


                                      -and-


                                610381 B.C. INC.


                                      -and-


                           ABATIS SYSTEMS CORPORATION


                        --------------------------------


                              ARRANGEMENT AGREEMENT


                        --------------------------------

                             Fraser Milner Casgrain
                            Barristers and Solicitors
                      15th Floor - 1040 West Georgia Street
                           Vancouver, British Columbia
                                     V6E 4H8


                                                           TABLE OF CONTENTS

1.0      INTERPRETATION...............................................................................................1
         1.1      Definitions  .......................................................................................1
         1.2      Interpretation Not Affected by Headings, etc........................................................5
         1.3      Currency...........................................................................................16
         1.4      Number, etc........................................................................................16
         1.5      Date For Any Action................................................................................16
         1.6      Entire Agreement...................................................................................16
         1.7      Accounting Matters.................................................................................16
         1.8      Construction.......................................................................................16
         1.9      Knowledge..........................................................................................17
         1.10     Exhibits...........................................................................................18
         1.11     Qualifications to Intellectual Property Representations............................................18
2.0      THE ARRANGEMENT.............................................................................................18
         2.1      Implementation Steps by Abatis.....................................................................18
         2.2      Implementation Steps by Redback Parties............................................................19
         2.3      Interim Order......................................................................................19
         2.4      Articles of Arrangement............................................................................20
         2.5      Abatis Proxy Circular..............................................................................21
         2.6      Securities Compliance..............................................................................21
         2.7      Preparation of Filings.............................................................................23
         2.8      Lock-Up of Shares Issued Pursuant to the Arrangement...............................................25
3.0      REPRESENTATIONS AND WARRANTIES..............................................................................25
         3.1      Representations and Warranties of Abatis...........................................................25
                  3.1.1    Incorporation and Organization of Abatis..................................................25
                  3.1.2    Capitalization............................................................................26
                  3.1.3    Authority and No Violation................................................................27
                  3.1.4    No Defaults...............................................................................30
                  3.1.5    Issued Shares and Options.................................................................30
                  3.1.6    No Other Shares...........................................................................30
                  3.1.7    Financial Statements......................................................................30
                  3.1.8    Interim Statements........................................................................31
                  3.1.9    Business Carried on in Ordinary Course....................................................32
                  3.1.10   Partnerships or Joint Ventures............................................................34
                  3.1.11   Minute Books and Corporate Records........................................................35
                  3.1.12   Accuracy of Books and Records.............................................................35
                  3.1.13   Guarantees................................................................................35
                  3.1.14   Interested Persons........................................................................35
                  3.1.15   Directors and Officers....................................................................37
                  3.1.16   Employment and Employee Benefit Matters...................................................37
                  3.1.17   Pension and Retirement Plans..............................................................39
                  3.1.18   Debt Instruments..........................................................................39
                  3.1.19   Real Property.............................................................................40
                  3.1.20   Leases and Leased Property................................................................40
                  3.1.21   Insurance.................................................................................41

                  3.1.22   Material Agreements.......................................................................41
                  3.1.23   No Breach of Material Contracts...........................................................43
                  3.1.24   Third Party Consents......................................................................44
                  3.1.25   Financial Forecasts.......................................................................44
                  3.1.26   Obligations to Customers and Suppliers....................................................44
                  3.1.27   Warranties and Indemnities................................................................44
                  3.1.28   Legal Proceedings.........................................................................44
                  3.1.29   Banking Information.......................................................................45
                  3.1.30   Tax Matters...............................................................................45
                  3.1.31   Accounts Receivable.......................................................................46
                  3.1.32   Compliance with Applicable Laws...........................................................46
                  3.1.33   Consents and Approvals....................................................................47
                  3.1.34   No Business Restrictions..................................................................47
                  3.1.35   Environmental Matters.....................................................................47
                  3.1.36   Liabilities...............................................................................48
                  3.1.37   Condition and Sufficiency of Assets.......................................................48
                  3.1.38   Inventories...............................................................................49
                  3.1.39   Intellectual Property.....................................................................49
                  3.1.40   Information Technology....................................................................57
                  3.1.41   Commitments for Purchases or Sales at Losses..............................................58
                  3.1.42   Significant Customers.....................................................................58
                  3.1.43   Significant Suppliers.....................................................................58
                  3.1.44   Government Programs.......................................................................58
                  3.1.45   Product Liability.........................................................................58
                  3.1.46   GST Registration..........................................................................58
                  3.1.47   Advisory Fees.............................................................................59
                  3.1.48   Other Negotiations; Brokers; Third Party Expenses.........................................59
                  3.1.49   [This section intentionally deleted]......................................................59
                  3.1.50   Disclosure................................................................................59
                  3.1.51   Approval of Arrangement...................................................................60
                  3.1.52   Agreements with Certain Shareholders......................................................60
         3.2      Representations and Warranties of Redback..........................................................60
                  3.2.1    Incorporation and Organization............................................................60
                  3.2.2    Capitalization............................................................................61
                  3.2.3    Authority and No Violation................................................................61
                  3.2.4    No Defaults...............................................................................64
                  3.2.5    Ownership of Exchangeco and Newco and Business of Exchangeco..............................64
                  3.2.6    Absence of Certain Changes or Events......................................................64
                  3.2.7    Disclosure................................................................................64
                  3.2.8    SEC Documents; Redback Financial Statements...............................................64
                  3.2.9    Exchangeable Shares.......................................................................65
                  3.2.10   Redback Common Shares.....................................................................65
                  3.2.11   Other Transactions........................................................................65
                  3.2.12   Exempt Interest...........................................................................66
         3.3      Non-Waiver.........................................................................................66
         3.4      Survival...........................................................................................66

4.0      ESCROW PROVISIONS...........................................................................................66
         4.1      Establishment of the Escrow Fund...................................................................66
         4.2      Recourse to the Escrow Fund........................................................................66
         4.3      Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period.......................67
         4.4      Minimum Threshold..................................................................................67
5.0      COVENANTS...................................................................................................67
         5.1      Retention of Goodwill..............................................................................67
         5.2      Material Commitments...............................................................................68
         5.3      Covenants of Abatis................................................................................68
         5.4      Covenants of the Redback Parties...................................................................75
         5.5      Tax Deferred Status................................................................................77
         5.6      Applications for Regulatory Approvals..............................................................78
         5.7      Section 85 Elections...............................................................................78
         5.8      Covenants Regarding Non-Solicitation...............................................................78
         5.9      Notice by Abatis of Superior Proposal Determination................................................80
         5.10     Access to Information..............................................................................82
         5.11     Covenant Regarding Representations and Warranties..................................................84
         5.12     Closing Matters....................................................................................84
         5.13     Indemnification of Directors and Officers..........................................................84
         5.14     Employment and Related Matters.....................................................................85
         5.15     Prohibition on Voluntary Liquidation...............................................................85
6.0      CONDITIONS..................................................................................................85
         6.1      Mutual Conditions Precedent........................................................................85
         6.2      Additional Conditions Precedent to the Obligations of the Redback Parties..........................87
         6.3      Additional Conditions Precedent to the Obligations of Abatis.......................................89
         6.4      Notice and Cure Provisions.........................................................................90
         6.5      Satisfaction of Conditions.........................................................................91
7.0      AMENDMENT AND TERMINATION...................................................................................91
         7.1      Amendment..........................................................................................91
         7.2      Mutual Understanding Regarding Amendments..........................................................91
         7.3      Termination........................................................................................92
         7.4      Break Fee..........................................................................................94
         7.5      Liquidated Damages.................................................................................95
         7.6      Remedies...........................................................................................95
         7.7      Effect of Break Fee Payment........................................................................95
         8.0      GENERAL............................................................................................96
         8.1      Notices............................................................................................96
         8.2      Assignment.........................................................................................97
         8.3      Binding Effect.....................................................................................97
         8.4      Waiver and Modification............................................................................97
         8.5      No Personal Liability..............................................................................98
         8.6      Further Assurances.................................................................................98
         8.7      Expenses...........................................................................................98
         8.8      Consultation.......................................................................................98
         8.9      Governing Laws.....................................................................................98
         8.10     Counterparts.......................................................................................99

Exhibit A    --    Affiliate's Letter
Exhibit B    --    Appropriate Regulatory Approvals
Exhibit C    --    Arrangement Resolution
Exhibit D    --    Exchange Trust Agreement
Exhibit E    --    Plan of Arrangement
             --    Appendix 1 - Provisions Attaching to the Exchangeable
                                Shares of 610381 B.C. Inc.
             --    Appendix 2 - Escrow Agreement
             --    Appendix 3 - Exercise of Replacement Options
Exhibit F    --    Principal Shareholder Voting Agreement
Exhibit G    --    Support Agreement
Exhibit H    --    Registration Rights Agreement
Exhibit I    --    Assumption Agreement

                              ARRANGEMENT AGREEMENT


         MEMORANDUM OF AGREEMENT made as of the 30th day of July, 2000.


AMONG:

       REDBACK NETWORKS INC., a corporation existing under the laws of the State of Delaware


       (hereinafter referred to as "REDBACK")

AND:

       610381 B.C. INC., a company existing under the laws of the Province of British Columbia (hereinafter referred to as "EXCHANGECO")

AND:

       ABATIS SYSTEMS CORPORATION, a corporation existing under the federal laws of Canada (hereinafter referred to as "ABATIS")


     THIS AGREEMENT WITNESSETH THAT in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each party), the parties hereby covenant and agree as follows:

1.0 INTERPRETATION

1.1 DEFINITIONS. In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

    "ABATIS DISCLOSURE SCHEDULE" means that certain Disclosure Schedule dated as of the date hereof and delivered by Abatis to the Redback Parties concurrently herewith;

    "ABATIS MATERIAL INTELLECTUAL PROPERTY" has the meaning ascribed thereto in
    Section 3.1.39(a);

    "ABATIS MEETING" means the special meeting of Abatis Shareholders and Abatis Optionholders, including any adjournment thereof, to be called to consider the Arrangement;

    "ABATIS NON-VOTING COMMON SHARES" means the Class B Non-Voting Common Shares in the capital of Abatis;

    "ABATIS OPTIONHOLDERS" means the holders of Abatis Options;

    "ABATIS OPTIONS" means the options to purchase Abatis Voting Common Shares granted under the Abatis Stock Option Plan which are outstanding and unexercised on the Effective Date;

    "ABATIS REGISTERED INTELLECTUAL PROPERTY" means all Registered Intellectual Property owned by, or filed in the name of, Abatis;

    "ABATIS SHAREHOLDERS" means the holders of Abatis Shares;

    "ABATIS SHARES" means the Abatis Voting Common Shares and Abatis Non-Voting Common Shares, collectively;

    "ABATIS STOCK OPTION PLAN" means the Key Employee Stock Option Plan of Abatis, as amended and in effect on the date hereof;

    "ABATIS VOTING COMMON SHARES" means the Class A Voting Common Shares in the capital of Abatis;

    "ACQUISITION PROPOSAL" means any BONA FIDE proposal with respect to merger, amalgamation, take-over bid, private purchase, sale of material assets (or any lease, long-term supply agreement, licence, joint venture or other arrangement having the same economic effect as a sale), any material sale of shares or rights or interests therein or thereto or similar transactions involving Abatis, or a proposal to do so, excluding the Arrangement and any sale of Products in the ordinary course of business or as disclosed in the Abatis Disclosure Schedule;

    "AFFILIATE'S LETTER" means a letter, substantially in the form and content of Exhibit A hereto;

    "ANCILLARY AGREEMENTS" means the Support Agreement, the Exchange Trust Agreement, the Registration Rights Agreement and the Escrow Agreement, collectively;

    "APPROPRIATE REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Exhibit B hereto;

    "ARRANGEMENT" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with
    Section 7.1 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

    "ARRANGEMENT RESOLUTION" means the special resolution of the Abatis Shareholders and Abatis Optionholders, to be substantially in the form and content of Exhibit C hereto;

    "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Abatis in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

    "ASSUMPTION AGREEMENT" means the Assumption, Amending and Confirmation Agreement to be made between Redback and Abatis, substantially in the form and content of Exhibit I hereto, with such changes thereto as the parties hereto, acting reasonably, may approve;

    "BUSINESS" means the business of Abatis as it is currently conducted, including, the design, development, manufacture, use, import and sale of the Products, the co-ordination of consumable internet protocol service (virtual private networks and product suppliers whose offerings are compatible with the Products), the licensing of technology underlying the Products to develop and enhance other markets for the Product technology, and the performance of services related to these activities;

    "BUSINESS DAY" means any day on which commercial banks are open for business in San Francisco, California and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in San Francisco, California under the laws of the State of California or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

    "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, as it may be amended from time to time prior to the Effective Date;

    "CIRCULAR" means the notice of the Abatis Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits thereto, to be sent to the Abatis Shareholders and the Abatis Optionholders in connection with the Abatis Meeting;

    "COMPANY ACT" means the COMPANY ACT, R.S.B.C. 1996, c. 62;

    "CONFIDENTIALITY AGREEMENT" means the non-disclosure agreement dated as of May 30, 2000 between Redback and Abatis;

    "CORE PRODUCTS AND TECHNOLOGY" has the meaning ascribed thereto in Section 3.1.39(a)(i);

    "COURT" means the Supreme Court of British Columbia;

    "DEBT INSTRUMENT" means any bond, debenture, mortgage, promissory note or other instrument evidencing indebtedness for borrowed money;

    "DIRECTOR" means the Director appointed pursuant to Section 260 of the CBCA;

    "DISSENT RIGHTS" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;

    "DROP DEAD DATE" means December 31, 2000, or such later date as may be agreed upon by the parties hereto;

    "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director giving effect to the Arrangement;

    "EFFECTIVE TIME" has the meaning ascribed thereto in the Plan of Arrangement;

    "EMPLOYEE BENEFITS" means:

    (a) salaries, wages, bonuses, vacation entitlements, commissions, fees, stock option plans, stock purchase plans, incentive plans, deferred compensation plans, profit-sharing plans and other similar benefits, plans or arrangements;

    (b) insurance, health, welfare, drug, disability, pension, retirement, travel, hospitalization, medical, dental, legal counseling, eye care and other similar benefits, plans or arrangements; and

    (c) agreements or arrangements with any labour union or employee association, written or oral employment agreements or arrangements and agreements or arrangements for the retention of the services of independent contractors, consultants or advisors;

    "ENCUMBRANCE" means any mortgage, charge, easement, encroachment, lien, adverse claim, assignment by way of security, security interest, servitude, pledge, hypothecation, conditional sale agreement, security agreement, title retention agreement, financing statement, option, right of pre-emption, privilege, obligation to assign, licence, sublicence (other than non-exclusive licences and sublicences of Intellectual Property (excluding source code) made in the ordinary course of business) or other encumbrance;

    "ESCROW AGENT" means Montreal Trust Company of Canada, or such other Person as the Parties hereto may approve, in its capacity as escrow agent under the Escrow Agreement, and includes any successor escrow agent appointed thereunder;

    "ESCROW AGREEMENT" means an agreement to be made among Redback, Exchangeco, the Shareholders' Agent and the Escrow Agent, as agent for and on behalf of each of the Abatis Shareholders, which shall be substantially in the form and content of Appendix 2 to the Plan of Arrangement, with such changes thereto as the parties hereto, acting reasonably, may approve;

    "ESCROW FUND" has the meaning ascribed thereto in Section 4.1;

    "ESCROW SECURITIES" has the meaning ascribed thereto in the Plan of Arrangement;

    "EXCHANGE ACT" means the United States SECURITIES EXCHANGE ACT OF 1934;

    "EXCHANGE RATIO" has the meaning ascribed thereto in the Plan of Arrangement;

    "EXCHANGE TRUST AGREEMENT" means an agreement to be made among Redback, Exchangeco and the Trustee, which shall be substantially in the form and content of Exhibit D hereto, with such changes thereto as the parties hereto, acting reasonably, may approve;

    "EXCHANGEABLE SHARES" means non-voting exchangeable shares in the capital of Exchangeco, having the rights, privileges, restrictions and conditions set out in the Share Provisions;

    "EXPIRATION DATE" means that date which is 180 days after the Effective
    Date;

    "FINAL ORDER" means the final order of the Court granted pursuant to
    Section 192 of the CBCA approving the Arrangement as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is abandoned or denied, as affirmed;

    "FINANCIAL STATEMENTS" means the audited annual financial statements of Abatis as at November 30, 1999, consisting of the balance sheet of Abatis as at November 30, 1999 and the accompanying statement of operations and deficit and statement of cash flows for the 12-month period ended November 30, 1999, including the notes thereto and the auditor's report thereon;

    "FINANCIAL YEAR END" means November 30, 1999;

    "FORM S-3" has the meaning ascribed thereto in the Registration Rights Agreement;

    "FORM S-8" has the meaning ascribed thereto in Section 2.6(b);

    "GOVERNMENTAL ENTITY" means any

    (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank or Tribunal;

    (b) any subdivision, agent, commission, board, or authority of any of the foregoing; or

    (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

    "GUARANTEE" means any agreement, contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person;

    "INFORMATION" has the meaning ascribed thereto in Section 5.10(b);

    "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated with:

    (a)  all Registered Intellectual Property;

    (b) all trade secrets including, without limitation, trade secrets that are inventions (whether patentable or not) and invention disclosures and all proprietary and confidential information including, without limitation, know-how, technical data, techniques, manuals, documentation, reports, records, formulae, processes, descriptions, schematics, specifications, designs, industrial models, design criteria, architectures, schematics for hardware products, system architecture drawings, product test scripts, methodologies, algorithms, sketches, photographs, plans, drawings, samples, reports, studies, findings, inventions, prototypes and ideas, whether patentable or not, whether trade secrets or not and whether in written, graphic or oral form;

    (c) all business data and information including, without limitation, customer lists, business models, logos, product documentation and web-site materials and marketing collaterals;

    (d) all rights in the nature of copyright howsoever arising, worldwide (whether domestic or foreign) that subsist in and to any original works (including, without limitation, Software) and which have not been registered under the applicable copyright legislation;

    (e) all trade names, brand names, logos, unregistered trade-marks;

    (f) all data, databases and data collections in whatever form or media; and

    (g) all physical manifestations of any of the foregoing together with all documentation applicable thereto;

    "INTELLECTUAL PROPERTY RIGHTS" means any and all proprietary, possessory, use and ownership rights, titles and interest (whether domestic or foreign) in and to all intellectual property including issued and unissued patents, registered and unregistered copyrights, registered and unregistered industrial designs, registered and unregistered trade-marks or service marks, confidential information, trade-secrets, mask works, semi-conductor chip designs and integrated circuit topography and all other intellectual and industrial property rights whatsoever and worldwide (whether registered Xor unregistered);

    "INTERESTED PERSON" means any present or former officer, director, shareholder, employee, consultant or advisor, excluding attorneys, accountants and other third party professional advisors of Abatis in connection with this Agreement and the transactions contemplated herein, of or to Abatis or any Person with which Abatis or any of the foregoing does not deal at arm's length within the meaning of the INCOME TAX ACT (Canada) (including a spouse, parent, child or sibling of any such Person);

    "INTERIM FINANCIAL STATEMENTS" means the unaudited financial statements of Abatis as at May 31, 2000, consisting of the balance sheet of Abatis as at May 31, 2000 and the accompanying statement of operations and deficit and statement of cash flows for the period from the Financial Year End to and including May 31, 2000;

    "INTERIM ORDER" means the interim order of the Court, as the same may be amended, granted pursuant to Section 192 of the CBCA in respect of the Arrangement, as contemplated by Section 2.3;

    "INVESTMENT BUSINESS" has the meaning ascribed thereto in Section 3.2.12;

    "KEY EMPLOYEES" means those Persons designated as "Key Employees" in the Abatis Disclosure Schedule;

    "KEY EMPLOYEE EMPLOYMENT AGREEMENTS" means the employment agreements between Abatis and each of the Key Employees, including non-competition covenants, copies of which are attached to the Abatis Disclosure Schedule;

    "LAWS" means all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or licence of any court, Governmental Entity, statutory body or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

    "LEASED PROPERTY" means all the right, title and interest of Abatis in and to the subject matter (whether realty or personalty) of the Leases;

    "LEASES" means the real or personal property leases or subleases, or other rights of occupancy relating to real property, which Abatis is a party to or bound by or subject to, including those set forth and described in the Abatis Disclosure Schedule;

    "LETTER OF TRANSMITTAL AND ELECTION FORM" means the letter of transmittal and election form for use by holders of Abatis Shares, in the form which will accompany the Circular;

    "LICENCES" has the meaning ascribed thereto in Section 3.1.32;

    "MATERIAL ADVERSE CHANGE", when used in connection with Redback or Abatis, means any change, effect, event or occurrence with respect to its condition

    (financial or otherwise), properties, assets, ownership, capital, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations or results of operations or those of its subsidiaries, if any, that is, or would reasonably be expected to be, material and adverse to the business, properties, assets, operations, condition (financial or otherwise) or prospects of such party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence:

    (i) relating to the Canadian or United States' economy or securities markets in general; or

    (ii) generally affecting the industry in which such party operates;

    "MATERIAL ADVERSE EFFECT", when used in connection with Redback or Abatis, means any matter or action that has an effect that is, or would reasonably be expected to be, material and adverse to the business, properties, assets, operations, condition (financial or otherwise) or prospects of such party and its subsidiaries taken as a whole, and "MATERIALLY ADVERSELY AFFECTED" shall have a corresponding meaning;

    "MATERIAL AGREEMENTS" means the agreements, indentures, contracts, leases, licences, options, instruments and other commitments set forth in the Abatis Disclosure Schedule;

    "NEWCO" means 610380 B.C. Inc., a company existing under the laws of the Province of British Columbia, and being a wholly-owned subsidiary of Redback;

    "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market;

    "NON-CORE INTELLECTUAL PROPERTY" means any and all Intellectual Property (owned or licenced by Abatis) that is necessary or incidental to or used in or useful to the Business or created or acquired by or as part of the Business (whether in existence or in development or planned) other than the Abatis Material Intellectual Property;

    "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

    "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Exhibit E hereto and any amendments or variations thereto made in accordance with Section 7.1 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

    "PRE-EFFECTIVE DATE PERIOD" means the period from and including the date hereof to and including the earlier of the Effective Time and the date of termination of this Agreement pursuant to Section 7.0;

    "PRINCIPAL SHAREHOLDERS" means those Persons designated as "Principal Shareholders" in the Abatis Disclosure Schedule;

    "PRINCIPAL SHAREHOLDER VOTING AGREEMENTS" means the agreements between Redback and each of the Principal Shareholders, each dated as of the date hereof, substantially in the form and content of Appendix F hereto, with such changes thereto as the parties hereto have approved;

    "PRODUCTS" means all products that are owned, created, designed, developed, manufactured, marketed, licensed or sold (whether in existence or in development or planned) by or on behalf of Abatis, including hardware, software, firmware, interfaces and every type of device all of which are set forth in the Abatis Disclosure Schedule, including the Core Products and Technology;

    "REDBACK COMMON SHARES" means the shares of common stock, having a par value of $0.0001 each, in the capital of Redback;

    "REDBACK PARTIES" means Redback and Exchangeco, collectively;

    "REGISTERED INTELLECTUAL PROPERTY" means all Canadian, United States and other foreign: (i) patents, patent applications (including provisional applications) all reissues, divisions, renewals, extensions, continuations and continuations in part thereof; (ii) registered trade-marks and servicemarks, applications to register trade-marks and servicemarks, intent-to-use applications, other registrations or applications to trade-marks or servicemarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; (v) registered industrial designs and all applications therefor; and (vi) domain names;

    "REGISTRATION RIGHTS AGREEMENT" has the meaning ascribed thereto in Section 2.6(d);

    "REPLACEMENT OPTION" has the meaning ascribed thereto in Section 2.4(c);

    "REPRESENTATIVES" has the meaning ascribed thereto in Section 5.10(a);

    "SEC" means the United States Securities and Exchange Commission;

    "SEC DOCUMENTS" means, with respect to any Person, each report, schedule, form, statement or other document filed with the SEC by such Person pursuant to Section 13(a) or 15(d) of the Exchange Act and all final and effective registration statements and prospectuses filed by such Person with the SEC pursuant to the Securities Act;

    "SECURITIES ACT" means the United States SECURITIES ACT OF 1933;

    "SHAREHOLDERS' AGENT" means Andrew Waitman, or such other Person as the parties hereto may approve, in his capacity as shareholders' agent under the Escrow Agreement or the Registration Rights Agreement, as the case may be, and includes any successor shareholders' agent appointed under either such agreement;

    "SHAREHOLDERS' AGREEMENT" means the shareholders' agreement among Newbridge Networks Corporation, 3494365 Canada, Inc., Adam Lorant, Paul Terry, Jim Arseneault and Abatis made effective as of September 4, 1998, as amended effective as of November 23, 1999 and April 3, 2000;

    "SHARE PROVISIONS" means the rights, privileges, restrictions and conditions to be attached to the Exchangeable Shares, which shall be substantially in the form and content of Appendix 1 to the Plan of Arrangement, with such changes thereto as the parties hereto, acting Xreasonably, may approve;

    "SOFTWARE" means all computer software including, without limitation, application software, systems software, software design tools, interfaces, object libraries, and microcode in object code or source code forms and firmware, embedded in or used to develop products, and any related documentation including, without limitation, technical documentation, system designs and specifications, flow charts, record and file layouts, memoranda, correspondence and other such documentation containing or relating to the design, structure or coding or testing of, or algorithms or routines used in, or errors discovered in or corrected in such software, user guides and manuals related thereto and any other documentations or material (in whatever form, whether human or machine readable, and in whatever media) relating to such software;

    "SOURCE MATERIALS" has the meaning ascribed thereto in Section 3.1.22(n);

    "SUBSIDIARY" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;

    "SUPERIOR PROPOSAL" means any BONA FIDE proposal by a third party directly or indirectly, to acquire all or substantially all of Abatis's total assets (which, for greater certainty, shall not include a sale of Products in the ordinary course of business or as disclosed in the Abatis Disclosure Schedule) or more than 50% of the outstanding Abatis Shares, whether by way of merger, amalgamation, arrangement, take-over bid, sale of assets or otherwise, and that in the good faith determination of the board of directors of Abatis, after consultation with financial advisors and outside legal counsel:

    (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person making such proposal; and

    (b) would, if consummated in accordance with its terms, result in a transaction (i) more favourable to the Abatis Shareholders and the Abatis

         Optionholders than the transaction contemplated by this Agreement and
         (ii) having a value per Abatis Share greater than the per share value attributable thereto under the transaction contemplated by this Agreement;

    "SUPPORT AGREEMENT" means an agreement to be made among Redback, Newco and Exchangeco, which shall be substantially in the form and content of Exhibit G hereto, with such changes thereto as the parties hereto, acting reasonably, may approve;

    "TAX" and "TAXES" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, AD VALOREM taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

    "TAX RETURNS" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

    "THIRD PARTY EXPENSES" means all legal, accounting, financial advisory, investment banking, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby;

    "THIRD PARTY SOFTWARE" means any software (including "Software") that is not owned by Abatis but is licenced to Abatis by another Person;

    "TRIBUNAL" means:

    (a) any court (including a court of equity);

    (b) any federal, provincial, state, county, municipal or other government or governmental department, ministry, commission, board, bureau, agency or instrumentality;

    (c) any securities commission, stock exchange or other regulatory or self-regulatory body;

    (d) any board of trade, chamber of commerce or other business or professional organization or association;

    (e) any arbitrator or arbitration tribunal; and

    (f) any other tribunal;

    "TRUSTEE" means Montreal Trust Company of Canada, or such other Person as the parties hereto may approve, in its capacity as trustee under the Exchange Trust Agreement, and includes any successor trustee appointed thereunder; and

    "UNITED STATES DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than United States dollars (the "FOREIGN CURRENCY AMOUNT") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on that date for that foreign currency expressed in United States dollars as reported by the Federal Reserve Bank of New York or, in the event that spot exchange rate is not available, any publicly disclosed and widely quoted exchange rate as quoted by an arm's length third party on that date for the foreign currency expressed in United States dollars as may be deemed by the board of directors of Redback, acting reasonably, to be appropriate for that purpose.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references in this Agreement to a "section" followed by a number and/or a letter refer to the specified section of this Agreement, and all references in this Agreement to an Exhibit followed by a letter refer to the specified Exhibit to this Agreement. Unless otherwise indicated, the terms "this Agreement", "hereof", "herein", "hereunder" and "hereby" and similar expressions refer to this Agreement (including the Exhibits hereto), as amended or supplemented from time to time pursuant to the applicable provisions hereof, and not to any particular section or other portion hereof.

1.3 CURRENCY. Unless otherwise indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States of America.

1.4 NUMBER, ETC. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.5 DATE FOR ANY ACTION. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6 ENTIRE AGREEMENT. This Agreement and the agreements and other documents referred to herein constitute the entire agreement between the parties with respect to the Arrangement and other transactions contemplated hereby and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect thereto, other than the Confidentiality Agreement.

1.7 ACCOUNTING MATTERS. Unless otherwise indicated, all accounting terms used in this Agreement in respect of Abatis shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of Abatis required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles and past practice. Unless otherwise indicated, all accounting terms used in this Agreement in respect of Redback shall have the meanings attributable thereto under United States generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of Redback shall be made in a manner consistent with United States generally accepted accounting principles and past practice.

1.8      CONSTRUCTION. In this Agreement, unless otherwise indicated:

    (a) the words "include", "including" or "in particular", when following any general term or statement, shall not be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

    (b) a reference to a statute means that statute, as amended and in effect as of the date of this Agreement, and includes each and every regulation and rule made thereunder and in effect as of the date hereof;

    (c) a reference to an "approval", "authorization", "consent", "designation", "notice" or "agreement" means an approval, authorization, consent, designation, notice or agreement, as the case may be, in writing, signed by an authorized representative of the party or parties thereto;

    (d) the phrase "ordinary course of business", or any variation thereof, of any Person refers to the business of such Person, carried on in the regular and ordinary course including commercially reasonable and businesslike actions that are in the regular and ordinary course of business for a company operating in the industry in which such business is conducted notwithstanding that similar actions may not have been undertaken before by such Person and may be on a scale or in a quantum greater or different than the scale or quantum of similar actions undertaken by such Person previously;

    (e) where a word, term or phrase is defined, its derivatives or other grammatical forms have a corresponding meaning;

    (f)  time is of the essence; and

    (g) references to a "party" or "parties" are references to a party or parties to this Agreement.

1.9 KNOWLEDGE. In this Agreement, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person, "of which it is aware" or any similar phrase means, unless otherwise indicated, (i) with respect to any Person who is an individual, the actual knowledge of such Person,
(ii) with respect to Abatis, the actual knowledge of John Seminerio, Adam Lorant, Paul Terry or Angela Tzanadamis, in each case after reasonable enquiry, and to the extent that such reasonable enquiry was not conducted, includes the knowledge that a reasonable Person would have had if such reasonable enquiry had been conducted, and (iii) with respect to Redback and Exchangeco, the actual knowledge of the President and Chief Executive Officer, Senior Vice-President and Chief Financial Officer,

Vice-President, Business Development or General Counsel and Assistant-Secretary, in each case after reasonable enquiry, and to the extent that such reasonable enquiry was not conducted, includes the knowledge that a reasonable Person would have had if such reasonable enquiry had been conducted.

1.10 EXHIBITS. The following Exhibits are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form an integral part hereof:

             Exhibit A         --      Affiliate's Letter
             Exhibit B         --      Appropriate Regulatory Approvals
             Exhibit C         --      Arrangement Resolution
             Exhibit D         --      Exchange Trust Agreement
             Exhibit E         --      Plan of Arrangement
             Exhibit F         --      Principal Shareholder Voting Agreement
             Exhibit G         --      Support Agreement
             Exhibit H         --      Registration Rights Agreement
             Exhibit I         --      Assumption Agreement

1.11 QUALIFICATIONS TO INTELLECTUAL PROPERTY REPRESENTATIONS. None of the representations of Abatis contained in Sections 3.1.39 and 3.1.40 shall be untrue solely by reason that the Abatis Material Intellectual Property infringes the Intellectual Property Rights of another Person unless such infringement also constitutes a breach or violation of the representation contained in Section 3.1.39(q).

2.0      THE ARRANGEMENT

2.1 IMPLEMENTATION STEPS BY ABATIS. Abatis covenants in favour of the Redback Parties that Abatis shall:

         (a) as soon as reasonably practicable, apply in a manner acceptable to the Redback Parties, acting reasonably, under Section 192 of the CBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

         (b) subject to Section 2.5, convene and hold the Abatis
             Meeting as promptly as practicable, but in any event not later than November 30, 2000, for the purpose of considering and, if deemed advisable, approving the Arrangement and the transactions contemplated thereby by way of the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

         (c) subject to obtaining the approval(s) as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

         (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party,

             (i)  execute and deliver the Escrow Agreement, and

             (ii) send to the Director, for endorsement and filing by the
                  Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

2.2 IMPLEMENTATION STEPS BY REDBACK PARTIES. The Redback Parties covenant in favour of Abatis that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each such party:

         (a) Redback, Newco and Exchangeco shall execute and deliver the Support Agreement;

         (b) Redback and Exchangeco shall execute and deliver the Exchange Trust Agreement and Escrow Agreement; and

         (c) Redback shall execute and deliver the Registration Rights
             Agreement.

2.3 INTERIM ORDER. The notice of motion for the application referred to in Section 2.1(a) shall include a request that the Interim Order provide:

         (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Abatis Meeting and for the manner in which such notice is to be provided;

         (b) that the requisite approval for the Arrangement Resolution shall be two-thirds of the votes cast on the Arrangement Resolution by the Abatis Shareholders and the Abatis Optionholders present in person or by proxy at the Abatis Meeting, voting as a single class, such that each holder of Abatis Shares is entitled to one vote for each Abatis Share held and each holder of Abatis Options is entitled to one vote for each Abatis Share such holder would have received on a valid exercise of such Abatis Options;

         (c) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Abatis, including quorum requirements and all other matters, shall apply in respect of the Abatis Meeting; and

         (d) for the grant of the Dissent Rights.

2.4 ARTICLES OF ARRANGEMENT. The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

         (a) each outstanding Abatis Share that is not held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Abatis Shares, will be transferred by the holder thereof to Exchangeco in exchange for, at the holder's election, that number of fully paid and non-assessable Exchangeable Shares, or Redback Common Shares to be issued from treasury, as the case may be, equal to the Exchange Ratio, and the name of each such holder of Abatis Shares will be removed from the register of holders of Abatis Shares and added to the register of holders of Exchangeable Shares or Redback Common Shares, as the case may be, and Exchangeco will be recorded as the registered holder of such Abatis Shares so exchanged and will be deemed to be the legal and beneficial owner thereof; provided, however, that notwithstanding the foregoing a holder of Abatis Shares who is not a resident of Canada for the purposes of the INCOME TAX
             ACT (Canada) (it being acknowledged that the parties may, for this purpose, rely upon a representation as to residency set out in the Letter of Transmittal and Election Form deposited by such holder pursuant to the Plan of Arrangement) will not be entitled to elect to receive Exchangeable Shares, and any election contrary to this restriction made by any holder of Abatis Shares shall be and be deemed to be an election to receive Redback
             Common Shares;

         (b) each outstanding Abatis Share in respect of which an election under Section 2.4(a) has not been made by the holder thereof, or in respect of which an effective election under
             Section 2.4(a) has not been made, other than Abatis Shares held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Abatis Shares, will be transferred by the holder thereof, without any act or formality on its part, to Exchangeco (or an affiliate thereof) in exchange for that number of fully paid and non-assessable Redback Common Shares equal to the Exchange Ratio, and the name of each such holder of Abatis Shares will be removed from the register of holders of Abatis Shares and added to the register of holders of Redback Common Shares and Exchangeco (or its affiliate) will be recorded as the registered holder of such Abatis Shares so exchanged and will be deemed to be the legal and beneficial owner of such Abatis Shares; and

         (c) each Abatis Option will be exchanged for an option (a "REPLACEMENT OPTION") to purchase a number (rounded down to the nearest whole number) of Redback Common Shares equal to the product obtained when the number of Abatis Voting Common Shares subject to such Abatis Option is multiplied by the Exchange Ratio, at an exercise price (rounded up to the nearest whole cent) per Redback Common Share equal to the quotient obtained when the United
             States Dollar Equivalent (immediately prior to the Effective
             Time) of the exercise price of such Abatis Option is divided by the Exchange Ratio. All of the other terms of the Replacement Options shall be the same as the terms of the Abatis Options for which they are exchanged, except the vesting or exercise provisions which shall be as set out in Appendix 3 to the Plan of Arrangement, and any document or agreement previously evidencing a Abatis Option shall be deemed to be an agreement between Redback and the holder thereof evidencing such Replacement
             Option.

2.5 ABATIS PROXY CIRCULAR. As promptly as practicable after the execution and delivery of this Agreement, Redback and Abatis shall jointly prepare the Circular, together with any and all other documents required by the CBCA or other applicable Laws in connection with the Arrangement. As promptly as practicable after the completion of the Circular, but in any event not later than November 6, 2000, Abatis shall cause the Circular and all other documentation required in connection with the Abatis Meeting to be sent to each Abatis Shareholder and Abatis Optionholder and to be filed as required by the Interim Order and applicable Laws.

2.6      SECURITIES COMPLIANCE.

         (a) Redback shall use all reasonable efforts to obtain all orders required from the securities authorities of the Provinces of Ontario, Alberta and British Columbia to permit the issuance of the Exchangeable Shares to be issued pursuant to the Arrangement and to permit the issuance and first resale through the facilities of a stock exchange or market in the United States or through the NNM (provided that such first resale is made in accordance with the rules of the stock exchange or market upon which the trade is made or the rules of the NNM in accordance with all laws applicable to that stock exchange or market or applicable to the
             NNM) of:

             (i) the Redback Common Shares to be issued pursuant to the Arrangement;

             (ii) the Redback Common Shares to be issued upon exchange of the Exchangeable Shares from time to time; and

             (iii) the Redback Common Shares to be issued from time to time upon the exercise of the Replacement Options,

             in each case without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" for the purposes of Canadian federal, provincial or territorial securities Laws).

         (b) As promptly as practicable after the Effective Date, but in any event within 30 days thereafter, Redback shall file with the SEC a registration statement on Form S-8 (or other applicable form) (the "FORM S-8") in order to register under the Securities Act those Redback Common Shares to be issued from time to time after the Effective Time upon exercise of the Replacement Options.

         (c) Redback will apply for a "No Action Letter" from the SEC confirming that the holding period under Rule 144(d) of the Securities Act for the Redback Common Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares will be treated as having commenced on the date on which the Exchangeable Shares were first acquired by the holders thereof.

         (d) On the Effective Date, Redback and the Shareholders' Agent, as agent for and on behalf of each of the Persons entitled to receive Exchangeable Shares pursuant to the Plan of Arrangement, will enter into a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), substantially in the form and content of Exhibit H hereto, with such changes thereto as the parties hereto, acting reasonably, may approve.

2.7      PREPARATION OF FILINGS.

         (a) Redback and Abatis shall cooperate in:

             (i) the preparation of such applications for the orders and the preparation of such required registration statements and such other documents reasonably deemed by Redback or Abatis to be necessary to discharge, in the manner contemplated by
                    Section 2.6, their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

             (ii) the taking of all such action as may be required under any applicable United States and Canadian federal, provincial, territorial or state securities Laws (including
                    "blue sky laws"), in connection with the issuance of the Exchangeable Shares and the Redback Common Shares in connection with the Arrangement or the issuance or exercise of the Replacement Options, to the extent the same is contemplated by Section 2.6; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Redback nor Abatis shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and the Redback Common Shares; and

             (iii) the taking of all such action as may be required under the CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

         (b) Each of Redback and Abatis shall, on a timely basis, furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) to effect the actions described in Sections 2.5 and 2.6 and the foregoing provisions of this Section 2.7, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished or to be used.

         (c) Each of Redback and Abatis shall promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular or an application for an order or a registration statement described in Section 2.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application or registration statement. In any such event, Redback and Abatis shall cooperate in the preparation of a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Abatis Shareholders and the Abatis Optionholders and/or filed with the relevant securities regulatory authorities.

         (d) Each of Abatis and Redback shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, shall ensure that the Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than, in the case of Abatis, with respect to any information relating to and provided by the Redback Parties and, in the case of Redback, with respect to information relating to and provided by Abatis) and shall ensure that the Circular provides Abatis Shareholders and the Abatis Optionholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Abatis Meeting.

         (e) Redback shall ensure that the Form S-8 and any Form S-3 filed with the SEC pursuant to this Agreement or the Registration Rights Agreement complies with all applicable Laws and, without limiting the generality of the foregoing, that such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Abatis or any third party that is not an affiliate of Redback for inclusion therein), and Abatis shall provide to Redback, for inclusion in the Form S-8 and Form S-3, all information regarding Abatis which is necessary for the completion and filing thereof.

     2.8 LOCK-UP OF SHARES ISSUED PURSUANT TO THE ARRANGEMENT. Notwithstanding any other provision of this Agreement or any of the documents referred to herein or contemplated hereby, none of the Persons entitled to receive Exchangeable Shares and/or Redback Common Shares to be issued pursuant to the Arrangement, the Redback Common Shares to be issued upon the exchange of the Exchangeable Shares from time to time or the Redback Common Shares to be issued from time to time upon the exercise of the Replacement Options shall, directly or indirectly, sell, offer to sell, contract to sell (including any short sale), grant any option or otherwise transfer or dispose of:

         (a) any of the shares so issued to such holder, at any time on or before the 60th day following the Effective Date; or

         (b) more than 50% of the shares so issued to such holder, at any time during the period commencing on the 60th day following the Effective Date and ending on the 90th day following the Effective Date, and each of Redback or Exchangeco may, at its discretion, cause a legend to such effect to be affixed on the certificates representing such shares and provide stop-transfer instructions to their respective transfer agents with respect such restrictions.

3.0               REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF ABATIS. Abatis hereby represents and warrants to and in favour of the Redback Parties as follows and acknowledges that the Redback Parties are relying on such representations and warranties in connection with the transactions herein contemplated:

3.1.1 INCORPORATION AND ORGANIZATION OF ABATIS. Abatis is a corporation duly incorporated under the CBCA, is validly subsisting, has full corporate and legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and conduct its business as currently conducted, is duly registered as an extra-provincial company under the Company Act, is in good standing with the Office of the Registrar of Companies for the Province of British Columbia with respect to the filing of annual reports and is in good standing with the Director with respect to the filing of annual returns. Abatis is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary. No proceedings have been instituted or are pending for the dissolution or liquidation of Abatis. True and complete copies of the Articles of Incorporation and by-laws of Abatis have been provided to Redback. Other than as set forth in the Abatis Disclosure Schedule, no Articles of Amendment have been filed or authorized by the shareholders of Abatis and no by-laws have been amended or enacted since April 15, 1999.

3.1.2 CAPITALIZATION. The authorized capital of Abatis consists of an unlimited number of Abatis Voting Common Shares and an unlimited number of Abatis Non-Voting Common Shares, of which, as of the date hereof, 9,461,793 Abatis Voting Common Shares and 951,175 Abatis Non-Voting Common Shares are issued and outstanding. No Abatis Shares are held in treasury or authorized or reserved for issuance, other than upon the exercise of the Abatis Options. The Principal Shareholders hold, in the aggregate, 9,462,618 Abatis Voting Common Shares and Abatis Non-Voting Common Shares and 1,620,000 Abatis Options, representing not less than 82% of the aggregate number of Abatis Shares and Abatis Options outstanding as of the date of this Agreement. All outstanding Abatis Shares have been duly authorized and are validly issued, and other than as set forth in the Abatis Disclosure Schedule, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon Abatis at the time at which they were issued and were issued in compliance with the articles and by-laws of Abatis and all applicable Laws. Other than as set forth in the Abatis Disclosure Schedule, there are, and have been, no preemptive rights relating to the allotment or issuance of any of the issued and outstanding Abatis Shares, other than rights under the Shareholders' Agreement, such rights having been either complied with or waived. As of the date hereof, Abatis Options for the purchase of 2,975,552 Abatis Voting Common Shares are outstanding and no Person other than (a) Redback under this Agreement, (b) certain of the Principal Shareholders under the Shareholders' Agreement, (c) the holders of Abatis Non-Voting Common Shares with respect to their right or obligation to convert such shares to Abatis Voting Common Shares in accordance with the share rights attached to the Abatis Non-Voting Common Shares, or (d) as otherwise set forth in the Abatis Disclosure Schedule, has any other agreement, option, commitment, arrangement, or any other right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment (including any such right or privilege under convertible securities, warrants or convertible obligations of any nature) for:

         (x) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares or any other securities of Abatis; or

         (y) the purchase or other acquisition from Abatis of any of its undertakings, business or assets, other than the purchase by customers of Abatis of Products in the ordinary course of Abatis's business.

There are no outstanding bonds, debentures or other evidences of indebtedness of Abatis having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Abatis Shares on any matter.

3.1.3    AUTHORITY AND NO VIOLATION.

         (a) Abatis has all requisite corporate power and authority to enter into this Agreement and the documents required to be executed by Abatis in connection with the transactions contemplated herein, to perform its obligations hereunder and, subject to obtaining the approval of the Abatis Shareholders and the Abatis Optionholders as contemplated by Section 2.0, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and such other documents by Abatis and the consummation by Abatis of the transactions contemplated by this Agreement (including the transfer of the Abatis Shares to Exchangeco) and such other documents have been duly authorized by the board of directors of Abatis and no other corporate proceedings on its part are necessary to authorize this Agreement and the Escrow Agreement or the transactions contemplated hereby or thereby, other than:

             (i) with respect to the Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the board of directors of Abatis; and

             (ii) with respect to the completion of the Arrangement, the approval of the Abatis Shareholders and the Abatis Optionholders and such other corporate proceedings of Abatis as may be required by the Interim Order.

      (b) This Agreement has been duly executed and delivered by Abatis and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity. All documents required to be executed by Abatis in connection with the transactions contemplated herein will be duly executed and delivered by Abatis and, when so executed and delivered, will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

      (c) The approval of this Agreement and the other documents required to be executed by Abatis in connection with the transactions contemplated herein, the execution and delivery by Abatis of this Agreement and such other documents, and the performance by Abatis of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

             (i) conflict with, result in a violation or breach of, constitute a default or require any consent (other than such as has already been obtained), to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

                  (A) its articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in it;

                  (B)      the Shareholders' Agreement;

                  (C) any resolutions of its board of directors (or any committee thereof) or shareholders;

                  (D) subject to obtaining the Appropriate Regulatory Approvals relating to Abatis or the transactions contemplated herein, any Laws; or

                  (E) subject to obtaining any consent, approval, permit or acknowledgement which may be required thereunder in connection with the completion of the transactions herein contemplated, details of which are set forth in the Abatis Disclosure Schedule, any licence or registration or any agreement, contract or commitment, written or oral, which Abatis is a party to or bound by or subject to;

             (ii) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

             (iii) result in the imposition of any Encumbrance upon any of its assets, or restrict, hinder, impair or limit its ability to carry on its business as and where it is now being carried on or as and where it may be carried on in the future; or

             (iv) other than as set forth in the Abatis Disclosure Schedule, result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Interested Person, or any increase in any Employee Benefits otherwise payable, or the acceleration of the time of payment, vesting or exercise of any Employee Benefits, including the vesting or time to exercise any of the Abatis Options.

      (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be obtained by Abatis in connection with the execution and delivery of this Agreement or any of the other documents contemplated hereby, or the consummation by Abatis of the transactions contemplated hereby or thereby, other than:

             (i)   any approvals required by the Interim Order;

             (ii)  the Final Order;

             (iii) filings with the Director under the CBCA;

             (iv)  the Appropriate Regulatory Approvals relating to Abatis;

             (v) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not in the aggregate have a Material Adverse Effect on Abatis;

             (vi) the waivers or approvals of ALCATEL Networks Corporation and of 3494365 Canada Inc. under the Shareholders' Agreement, which waivers or approvals have been obtained prior to the date of this Agreement and copies of which are attached to the Abatis Disclosure Schedule; and

             (vii) any other consents or approvals referred to in Section 3.1.24 and set out in the Abatis Disclosure Schedule.

3.1.4 NO DEFAULTS. Except as disclosed in the Abatis Disclosure Schedule, Abatis is not in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect on Abatis.

3.1.5 ISSUED SHARES AND OPTIONS. The Abatis Disclosure Schedule sets forth a true and complete list, as of the date hereof, of all of the issued and outstanding Abatis Shares, including the registered holders of all such shares, and all of the outstanding and unexercised Abatis Options, including the holders, dates of grant, exercise prices, expiry dates and exercise or vesting dates of such Abatis Options and the number of Abatis Shares which are the subject thereof. Except as disclosed in the Abatis Disclosure Schedule, the certificates evidencing the Abatis Shares bear no restrictive legends and none of the articles or by-laws of Abatis, the Shareholders' Agreement or any other shareholder agreement or unanimous shareholder agreement governing the affairs of Abatis or the relationship, rights and duties of shareholders contains or provides for any restrictions or restrictive legends with respect to the Abatis Shares or any of them, other than restrictions contained in the Shareholders' Agreement, which will terminate as of the Effective Time.

3.1.6 NO OTHER SHARES. Abatis does not own, beneficially, any shares in the capital of any corporation, and does not hold any securities or obligations of any kind convertible into or exchangeable for shares in the capital of any corporation. Abatis is not a party to any agreement for Abatis to acquire any shares in the capital of any corporation.

3.1.7 FINANCIAL STATEMENTS. The Financial Statements, a copy of which is included in the Abatis Disclosure Schedule, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years, the requirements of applicable Laws, are correct and complete and present fairly, in all material respects:

          (a) all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Abatis as at the Financial Year End; and

          (b) the results of operations and cash flows of Abatis for the 12-month period ended on the Financial Year End.

Since the Financial Year End, Abatis has incurred no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and has no knowledge of any potential liabilities or obligations, which individually or in the aggregate have not been reflected in the Financial Statements, other than liabilities, indebtedness and obligations incurred by Abatis in the ordinary course of business, or as contemplated in this Agreement or as disclosed in the Abatis Disclosure Schedule (including the Interim Financial Statements forming a part thereof).

3.1.8 INTERIM STATEMENTS. Except as set forth in the Abatis Disclosure Schedule, the Interim Financial Statements, a copy of which is included in the Abatis Disclosure Schedule, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years, are correct and complete and present fairly, in all material respects:

          (a) all the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Abatis as at May 31, 2000; and

          (b) the revenues, earnings, results of operations and cash flows of Abatis for the six month period ended on May 31, 2000,

provided, however, that

          (i) the Interim Financial Statements do not contain all footnotes required under generally accepted accounting principles; and

          (ii) the Interim Financial Statements are subject to adjustments for taxes (including investment tax credits), accruals for bonuses, revenue cut-off, payables cut-off and review of accounts receivable, the net effect of which would not be material to Redback in contemplating the acquisition of all of the outstanding shares of Abatis.

3.1.9 BUSINESS CARRIED ON IN ORDINARY COURSE. The Business has been carried on in the ordinary course since the Financial Year End, and since the Financial Year End:

          (a) there has been no Material Adverse Change with respect to Abatis, except any Material Adverse Change in Abatis's sales which is attributable to or results from the announcement of the transactions contemplated in this Agreement;

          (b) there has been no damage, destruction or loss of any material tangible assets (including any medium in which the Abatis Material Intellectual Property resides), whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on Abatis;

          (c) there has been no split, combination or reclassification of any of the outstanding Abatis Shares, and Abatis has not nor declared or paid any dividends on or made any other distributions (in either case, in stock or property) on or in respect of the outstanding Abatis Shares;

          (d) except as set forth in the Abatis Disclosure Schedule, Abatis has not allotted, reserved, set aside or issued, authorized or proposed the allotment, reservation, setting aside or issuance of, or purchased or redeemed or proposed the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, nor has Abatis agreed to do any of the foregoing, except for:

               (i) the issuance of Abatis Voting Common Shares pursuant to Abatis Options which are or have become fully vested;

               (ii) the grant of Abatis Options to certain officers, directors, employees, consultants and suppliers of Abatis since the Financial Year End;

               (iii)the allotment and reservation for issuance of Abatis Voting
                    Common Shares pursuant to Abatis Options granted since the Financial Year End;

               (iv) the issuance of 1,626,000 Abatis Voting Common Shares to
                    ALCATEL Networks Corporation (formerly known as Newbridge Networks

                    Corporation) pursuant to rights to maintain its pro rata interest in Abatis under the Shareholders' Agreement; and

               (v) the issuance of Abatis Voting Common Shares to employees of Abatis who have subscribed for Abatis Voting Common Shares,

               particulars of which are set forth in the Abatis Disclosure Schedule;

          (e) except as disclosed in the Abatis Disclosure Schedule, there has been no increase in the salary or other cash compensation payable or to become payable by Abatis to any of its officers, directors, employees or advisors, other than in the ordinary course of business, and there has been no declaration, payment or commitment or obligation of any kind for the payment or granting by Abatis of a bonus, stock option or other additional salary or compensation to any such Person, or any grant to any such Person of any increase in severance or termination pay, nor has Abatis agreed to do any of the foregoing;

          (f) except as disclosed in the Abatis Disclosure Schedule, there has been no increase in or modification of any Employee Benefits or agreement to increase or modify any Employee Benefits (including, in either case, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers, other than increases in salary or cash compensation payable or to become payable by Abatis to any of its officers or directors, provided any such increase is in the ordinary course of business of Abatis;

          (g) Abatis has not acquired or sold, pledged, leased, encumbered or otherwise disposed of any material property or assets (excluding the sale of inventory in the ordinary course of business) or incurred or committed to incur capital expenditures in excess of $1,325,000, in the aggregate, as of July 26, 2000, nor has Abatis agreed to do any of the foregoing;

          (h) except as set forth in the Abatis Disclosure Schedule, Abatis has not entered into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation and has not amended, modified, relinquished, terminated or failed to renew any Material Agreement, other than in the ordinary course of business of Abatis;

          (i) except as set forth in the Abatis Disclosure Schedule, there has been no transfer (by way of a licence or otherwise) or agreement to transfer to any Person of rights to any Abatis Material Intellectual Property, other than non-exclusive licences in the ordinary course of business;

          (j) except as set forth in the Abatis Disclosure Schedule, Abatis has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise), respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense;

          (k) Abatis has taken all commercially reasonable action required to maintain, renew or enforce any Abatis Registered Intellectual Property and to enforce any other Abatis Material Intellectual Property owned by Abatis;

          (l) there has been no notice delivered to Abatis of any claim of ownership by a third party of any of the Abatis Material Intellectual Property owned or developed by Abatis or of infringement by Abatis of any third party's Intellectual Property;

          (m) except as set forth in the Abatis Disclosure Schedule, there has been no amendment to the articles or by-laws of Abatis;

          (n) there has been no disruption in the normal work of Abatis's workforce or claim of wrongful discharge or other unlawful labour practice in respect of Abatis;

          (o) there has been no waiver by Abatis or agreement to waive, any right of substantial value and, except as set forth in the Abatis Disclosure Schedule, Abatis has not entered into any commitment or transaction not in the ordinary course of business where such right, commitment or transaction is or would be material in relation to Abatis or the Business; or

          (p) except as set forth in the Abatis Disclosure Schedule, there has been no creation, or agreement by Abatis to create any Encumbrance on any of its property or assets (except for any lien for unpaid Taxes not yet due).

3.1.10 PARTNERSHIPS OR JOINT VENTURES. Except as set forth in the Abatis Disclosure Schedule, Abatis is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other business combination of any kind and is not party to any agreement under which Abatis agrees to carry on any part of its business or any other activity in such manner or by which Abatis agrees to share any revenue or profit with any other Person other than royalty payments to its suppliers under licence agreements disclosed in the Abatis Disclosure Schedule.

3.1.11 MINUTE BOOKS AND CORPORATE RECORDS. Except as set forth in the Abatis Disclosure Schedule, the minute and record books of Abatis contain complete and accurate minutes of all meetings of, and copies of all by-laws and resolutions passed by, or consented to in writing by, the directors (and any committees thereof) and shareholders of Abatis since its incorporation and which are required to be maintained in such books under the CBCA; all such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share certificate books, registers of shareholders, registers of transfers, registers of directors, registers of holders of Debt Instruments and other corporate registers of Abatis comply with the provisions of all applicable Laws and, except as set forth in the Abatis Disclosure Schedule, are complete and accurate in all material respects. Except for the Shareholders' Agreement, Abatis is not a party to or bound by or subject to any shareholder agreement or unanimous shareholder agreement governing the affairs of Abatis or the relationships, rights and duties of shareholders and is not subject to a shareholder rights plan or "poison pill" or similar plan.

3.1.12 ACCURACY OF BOOKS AND RECORDS. The books and records, accounting, financial and otherwise, of Abatis fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of Abatis as at the date hereof and all material financial transactions of Abatis have been accurately recorded in such books and records on a consistent basis and in conformity with generally accepted accounting principles. Except as disclosed in the Abatis Disclosure Schedule, all records, systems, controls, data or information (including any digital, electronic, mechanical, photographic or other technological process or device whether computerized or not) required by Abatis to operate the Business are in the full possession and control of and are owned exclusively by Abatis.

3.1.13 GUARANTEES. Except as set forth and described in the Abatis Disclosure Schedule, Abatis is not a party to or bound by or subject to any Guarantee of the indebtedness of any other Person.

3.1.14         INTERESTED PERSONS.

          (a) Except as set forth and described in the Abatis Disclosure Schedule, since the Financial Year End, no payment has been made or authorized by Abatis to or for the benefit of any Interested Person, except in the ordinary course of business and at the regular rates, payable as Employee Benefits, rents, management and other fees, the reimbursement of expenses incurred on behalf of Abatis or otherwise.

          (b) Except as set forth and described in the Abatis Disclosure Schedule, since the Financial Year End the aggregate amount of Employee Benefits, rents, management and other fees, reimbursement of expenses incurred on behalf of Abatis or other payments to the Interested Persons have been paid at no greater rates than those prevailing at the Financial Year End other than increases in salary or compensation payable or to become payable by Abatis to any Interested Person who is an officer, director, employee or advisor of Abatis, in his capacity as such, provided any such increase is in the ordinary course of business of Abatis.

          (c)  Except as set forth and described in the Abatis Disclosure
               Schedule:

               (i) Abatis is not a party to or bound by or subject to any agreement, contract or commitment with any Interested Person, except for contracts of employment or contracts of service with independent contractors;

               (ii) Abatis does not have any loan or indebtedness outstanding
                    (except for obligations incurred in the ordinary course of business with respect to Employee Benefits, rents, management or other fees, the reimbursement of expenses incurred on behalf of Abatis or otherwise) to any Interested Person;

               (iii)no Interested Person owns, directly or indirectly, in whole or in part, any property that Abatis uses in the operation of its business as heretofore carried on; and

               (iv) no Interested Person has any cause of action or other claim whatsoever against, or owes any amount to, Abatis in connection with Abatis's business as heretofore carried on, except for any liability reflected in the Financial Statements or the Interim Financial Statements and claims in the ordinary course of business such as, without limitation, for accrued vacation pay and accrued benefits under the Employee Benefits.

3.1.15 DIRECTORS AND OFFICERS. The Abatis Disclosure Schedule sets forth the names and titles of all directors and officers of Abatis as at the date of this Agreement.

3.1.16         EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS.

          (a) As at July 28, 2000, Abatis had 122 full time and three part time employees, of which six and zero, respectively, are located in the United States. The names of such individuals, their years of service, their job descriptions and the Employee Benefits to which they are entitled are set forth and described in the Abatis Disclosure Schedule. To the knowledge of Abatis, without enquiry, no employee intends to terminate his employment with Abatis, whether as a result of the transactions contemplated by this Agreement or otherwise.

          (b) The Abatis Disclosure Schedule contains a complete list of individuals who are not employees of Abatis, and who supply their services to Abatis under personal services contracts (whether written, oral or otherwise, and including independent contractors, employees of agencies, secondees or leased employees and consultants), specifying location, start and end date of engagement, services supplied, supplying agency and fees and other amounts payable by Abatis. There are no complaints, claims or charges outstanding or, to the knowledge of Abatis, anticipated relating to the engagement of such individuals.

          (c) Abatis has entered into the Key Employees Employment Agreements with the Key Employees and each such agreement has been previously made available to Redback and is a legal, valid and binding obligation of Abatis, in full force and effect, unamended.

          (d) The Abatis Disclosure Schedule contains a complete list of all Employee Benefits maintained, or otherwise contributed to or required to be contributed to, by Abatis for the benefit of employees or former employees of Abatis, and sets out a description of all policies, handbooks and manuals relating to employment matters.

          (e)  Except as set forth and described in the Abatis Disclosure
               Schedule:

               (i) Abatis is not a party to or bound by or subject to any agreement or arrangement with respect to Employee Benefits and no such agreement or arrangement contains any specific provision as to notice of termination of employment or severance pay in lieu thereof;

               (ii) Abatis has no obligations to amend any Employee Benefit and no amendments will be made or promised prior to the Effective Date, except with the prior written consent of Redback;

               (iii)all obligations of Abatis as of the Financial Year End with respect to Employee Benefits are reflected in and have been fully accrued in the Financial Statements;

               (iv) Abatis is not a party to or bound by or subject to any collective bargaining agreement or other similar arrangement with any labour union or employee association nor has it made any commitment to or conducted any negotiation or discussion with any labour union or employee association with respect to any future agreement or arrangement and, to the knowledge of Abatis, there is no current application for certification or other attempt to organize or establish any labour union or employee association with respect to employees of Abatis;

               (v) Abatis has, in all material respects, complied with, and operated its business in accordance with, all applicable Laws relating to employment and labour matters, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations matters; there are no current, pending or, to the knowledge of Abatis, threatened claims, complaints or proceedings of any kind involving Abatis, or to Abatis's knowledge, any of its employees before any Tribunal with respect to any of the above matters; and there are no facts known to Abatis that could reasonably be expected to give rise to any such claim, complaint or proceeding;

               (vi) there are no existing or, to the knowledge of Abatis, threatened labour strikes, slow downs, work stoppages or other similar labour troubles affecting Abatis;

               (vii)Abatis has made no material representations or commitments to its employees with respect to future increases in wages or other compensation;

               (viii) to the actual knowledge of Abatis, without enquiry, no employee of Abatis is bound by any confidentiality, non-solicitation or non-competition agreement in favour of any Person other than Abatis which is material and relevant to the employment of such employee by Abatis and which imposes obligations on such employee greater than those owed by such employee under common law;

               (ix) no Person will, as a result of the transactions contemplated hereby, become entitled to (A) any retirement, severance, bonus or other such payment, (B) except as provided for in the Plan of Arrangement, the acceleration of the vesting or time to exercise of any outstanding stock options or other Employee Benefits (including the Abatis Options), (C) the forgiveness or postponement of payment of any indebtedness owing to Abatis, or (D) receive any additional payments or compensation under or in respect of any Employee Benefits (including a "cash-out" of the Abatis Options as provided for in the Abatis Stock Option Plan);

               (x) except as set forth in the Abatis Disclosure Schedule, Abatis is not a party to any side letter or other written or oral material commitment with any employee or contractor; and

               (xi) all accruals for unpaid vacation pay, premiums for
                    employment insurance, health premiums, Canada or Quebec Pension Plan premiums, accrued wages, salaries and commissions and other Employee Benefits have been reflected in the books and records of Abatis.

3.1.17 PENSION AND RETIREMENT PLANS. Abatis does not sponsor or participate in any pension and/or retirement plan.

3.1.18 DEBT INSTRUMENTS. Except as set forth and described in the Abatis Disclosure Schedule, Abatis is not bound by or subject to:

          (a)  any Debt Instrument; or

          (b) any agreement, contract or commitment to create, assume or issue any Debt Instrument;

and no Debt Instrument or Encumbrance which Abatis is bound by or subject to is dependent upon the Guarantee of or any security provided by any other Person.

3.1.19 REAL PROPERTY. Abatis does not own or, except for the Leases of real property set forth and described in the Abatis Disclosure Schedule, have any interest in, nor is Abatis a party to or bound by or subject to any agreement, contract or commitment, or any option to purchase, any real or immovable property.

3.1.20         LEASES AND LEASED PROPERTY.

          (a) Abatis is not a party to or bound by or subject to nor has Abatis agreed or become bound to enter into, any real or personal property lease, sublease or other right of occupancy relating to real property, whether as lessor or lessee, except for the Leases set forth and described in the Abatis Disclosure Schedule, copies of which have been provided to Redback prior to the date hereof. Abatis occupies and has the exclusive right to occupy and use all immovable Leased Property and has the exclusive right to use all movable Leased Property.

          (b) Each of the Leases is valid and subsisting and in good standing, all rental and other payments required to be paid by Abatis as lessee or sublessee and due and payable pursuant to the Leases have been duly paid to date and Abatis is not otherwise in default in meeting its obligations under any of the Leases and is entitled to all rights and benefits thereunder. No event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by Abatis or, to the knowledge of Abatis, any other party to any Lease and no party to any Lease is claiming any such default or taking any action purportedly based upon any such default. The completion of the transactions contemplated herein will not, subject to obtaining any required consents set out in the Abatis Disclosure Schedule, afford any of the parties to any Lease or any other Person the right to terminate any Lease nor will the completion of the transactions contemplated herein result in any additional or more onerous obligation on Abatis under any Lease.

3.1.21         INSURANCE.

          (a) Abatis maintains insurance covering its property, assets and personnel and protecting its business against loss or damage on a basis that is comparable to the insurance maintained by reasonable Persons operating businesses similar to its business as heretofore carried on. The Abatis Disclosure Schedule sets forth a list of all insurance policies currently maintained by Abatis, true and complete copies of which have been provided to Redback. Each of such insurance policies is valid and subsisting and in good standing, there is no default, whether as to the payment of premiums or otherwise, under any material term or condition of such insurance policies, and, to the knowledge of Abatis, each Person which is an insured party under any of such insurance policies is entitled to all rights and benefits thereunder.

          (b) The Abatis Disclosure Schedule sets forth and describes all pending claims under such insurance policies and includes true and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition or insurance value of the insured property and assets. Abatis has not failed to give any notice or present any claim under any such insurance policies in due and timely fashion. To the knowledge of Abatis, no circumstances have occurred which might entitle Abatis to make a claim under any such insurance policies or which might be required under any such insurance policies to be notified to the insurers thereunder and no material claim under any of such insurance policies has been made by Abatis since the Financial Year End.

          (c) None of such insurance policies is subject to any premium in excess of the stipulated or normal rate. No notice of cancellation of, material increase of premiums under, non-renewal with respect to, or disallowance of any claim under, any such insurance policies has been received by Abatis.

3.1.22 MATERIAL AGREEMENTS. Except for the Material Agreements disclosed in the Abatis Disclosure Schedule, as of the date of this Agreement Abatis is not a party to or bound by or subject to any of the following:

          (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

          (b) any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

          (c) any contract that expires, or may be renewed at the option of any Person other than Abatis so as to expire, more than one year after the date of this Agreement;

          (d)  any Debt Instrument;

          (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

          (f) any contract limiting the right of Abatis to engage in any line of business or to compete with any other Person;

          (g)  any confidentiality, secrecy or non-disclosure contract;

          (h) any contract pursuant to which Abatis leases any real or personal property, including the Leases;

          (i) any contract pursuant to which Abatis is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

          (j) any contract with any person with whom Abatis does not deal at arm's length within the meaning of the INCOME TAX ACT (Canada);

          (k)  any Guarantee;

          (l) any licence, sublicence or other agreement to which Abatis is a party (or by which it or any Abatis Intellectual Property is bound or subject) and pursuant to which any Person has been or may be assigned, authorized to use, or given access to any Abatis Intellectual Property;

          (m) any licence, sublicence or other agreement pursuant to which Abatis has been or may be assigned or authorized to use, or has or may have incurred any obligation in connection with, (i) any third party Intellectual Property that is incorporated in or forms a part of any current or proposed Product, service or (ii) any Abatis Material Intellectual Property;

          (n) any agreement pursuant to which Abatis has deposited or is required to deposit with an escrow holder or any other Person, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Abatis Intellectual Property ("SOURCE MATERIALS");

          (o) any employment contracts with employees and service contracts with independent contractors;

          (p) any agreement to indemnify, hold harmless or defend any other Person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof other than any license of Third Party Software that is not part of the Abatis Material Intellectual Property and which relates to software that is generally available to the public; and

          (q) any other agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment which is or would reasonably be expected to be material to the business, properties, assets, operations, condition (financial or otherwise) or prospects of Abatis;

whether written or oral, and of any nature or kind whatsoever.

3.1.23 NO BREACH OF MATERIAL CONTRACTS. Except as disclosed in the Abatis Disclosure Schedule, Abatis has performed all of the material obligations required to be performed by it, and is entitled to all benefits under, and, to the knowledge of Abatis, is not alleged to be in default in respect of, any Material Agreement. Except as disclosed in the Abatis Disclosure Schedule, each of the Material Agreements is in full force and effect, unamended, and there exists no breach thereof or default or event of default or event, occurrence, condition or act with respect to Abatis or, to Abatis's knowledge, with respect to the other contracting party or otherwise that, with or without the giving of notice, the lapse of time or the happening of any other event or conditions, would (A) become a default or event of default under any Material Agreement, or
(B) result in the loss or expiration of any right or option by Abatis (or the gain thereof by any third party) under any Material Agreement, or (C) result in the release, disclosure or delivery to any third party of any part of the Source Materials. Except as set forth in the Abatis Disclosure Schedule, Abatis has delivered a true, correct and complete copy of each of the Material Agreements to Redback.

3.1.24 THIRD PARTY CONSENTS. The Abatis Disclosure Schedule sets forth details of each of the Material Agreements which requires a consent or approval of the other party thereto to the Arrangement or other transactions contemplated hereby.

3.1.25 FINANCIAL FORECASTS. The financial forecasts previously delivered to Redback, copies of which are attached to the Abatis Disclosure Schedule, have been prepared by the management of Abatis in good faith and are based on assumptions which Abatis believes to be reasonably supported and consistent with its plans. For greater certainty, nothing in this Section 3.1.25 shall be construed as a representation or warranty that such financial forecasts will accurately reflect the future financial performance of Abatis.

3.1.26 OBLIGATIONS TO CUSTOMERS AND SUPPLIERS. Except as set forth in the Abatis Disclosure Schedule, there are no outstanding consulting contracts or other maintenance obligations with or to customers or other users of the Products and services of Abatis and Abatis is not required to provide any bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers, whether or not in the ordinary course of its business. The Abatis Disclosure Schedule sets forth full details of any and all side letters or other written or oral commitments to customers which are not contained in the applicable customer contract and which are material to such contract.

3.1.27 WARRANTIES AND INDEMNITIES. The Abatis Disclosure Schedule sets forth a complete list of all agreements containing written warranties given to purchasers of Products and services supplied by Abatis. There are no pending or, to the best of Abatis's knowledge, threatened warranty or indemnity claims against Abatis in excess of $25,000 in any individual case, or in excess of $100,000 in the aggregate, and adequate reserves for all such claims known to Abatis are reflected in the Financial Statements.

3.1.28 LEGAL PROCEEDINGS. There are no actions, suits, investigations or proceedings (whether private, governmental or otherwise, and whether or not purportedly on behalf of Abatis) in progress, pending, or to the knowledge of Abatis, threatened, against or affecting Abatis (including actions, suits, investigations or proceedings against any of Abatis's directors, officers or employees which relate to the business, affairs, assets or operations of Abatis), at law or in equity, or before or by any Tribunal. There is no judgment, decree, injunction, ruling, order or award of any Tribunal outstanding against or affecting Abatis. Except as set forth in the Abatis Disclosure Schedule, Abatis is not aware of any grounds on which any such action, suit, investigation or proceeding might be commenced with any reasonable likelihood of success, and does not have any present plans or intentions to initiate any litigation, arbitration or other proceedings against any third party.

3.1.29 BANKING INFORMATION. The Abatis Disclosure Schedule sets forth and describes:

          (a) the name and location (including municipal address) of each bank, trust company or other institution in which Abatis has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto; and

          (b) the name of each Person holding a general or special power of attorney from Abatis and a summary of the terms thereof.

3.1.30         TAX MATTERS.

          (a) Save for the requirement to file income tax returns in respect of the financial year of Abatis ended the Financial Year End (which is currently being prepared by Abatis's accountants and is expected to be filed by August 31, 2000) and in respect of the current taxation year (which return is not yet due), and any income tax return which is required to be filed as a result of or in connection with the transactions contemplated herein, Abatis has duly filed in the prescribed manner and within the prescribed time all Tax Returns required to be filed by it on or before the date hereof with any taxing or regulatory authority to which it is subject; such Tax Returns and the material accompanying such Tax Returns are accurate and complete in all material respects and Abatis has provided to Redback true and complete copies of all Tax Returns filed by Abatis.

          (b) Abatis has paid all Taxes that are due and payable, and any interest, penalties and fines in connection therewith, properly due and payable, and has paid all of same in connection with all known assessments, reassessments and adjustments.

          (c) Except as set forth in the Abatis Disclosure Schedule, the Financial Statements or the Interim Financial Statements, and except for Taxes incurred in the ordinary course of business or incurred or arising as a result of the transactions contemplated herein which Taxes are not yet due and payable, there are no Taxes or fines in respect of Taxes claimed by any Governmental Entity against Abatis or which are known to Abatis to be due and owing by Abatis and, to the knowledge of Abatis, there are no pending or threatened reassessments by any Governmental Entity in respect of Taxes owing by Abatis, and there are no matters of dispute or under discussion with any Governmental Entity relating to Taxes or fines in respect of Taxes asserted by such Governmental Entity against Abatis.

          (d) Except as set forth in the Abatis Disclosure Schedule, the Financial Statements fully reflect accrued liabilities as at the Financial Year End for all Taxes which were not yet then due and payable and for which Tax Returns were not yet then required to be filed. Except as set forth and described in the Abatis Disclosure Schedule, there are no actions, suits, investigations or proceedings and no assessment, reassessment or request for information in progress, pending or, to the knowledge of Abatis, threatened against or affecting Abatis in respect of Taxes nor are any issues under discussion with any taxing authority relating to any matters which could result in claims for additional Taxes.

          (e) There are no agreements, waivers or other arrangements made by Abatis providing for an extension of time with respect to any assessment or reassessment of Tax, the filing of any Tax Return or the payment of any Tax by Abatis.

          (f) Abatis has withheld the amount of all Taxes and other deductions required under any applicable Laws to be withheld from each payment made by it and has paid all amounts withheld which are due and payable before the date hereof and all installments of Taxes which are due and payable before the date hereof to the relevant taxing or other authority within the time prescribed under any applicable Laws.

3.1.31 ACCOUNTS RECEIVABLE. All accounts receivable of and book debts and other debts due to Abatis reflected in the Financial Statements or which have come into existence since the Financial Year End were created in the ordinary course of Abatis's business and, except to the extent that the same have been paid in the ordinary course of its business since the Financial Year End, are valid and enforceable and payable in full, without any right of set-off or counterclaim or any reduction for doubtful accounts other than as reflected in the Financial Statements and, in the case of accounts receivable which have come into existence since the Financial Year End, other than a reasonable allowance for doubtful accounts consistent with Abatis's previous practice.

3.1.32 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in the Abatis Disclosure Schedule, Abatis has conducted and is conducting its business in compliance in all material respects with all applicable Laws, in each jurisdiction in which its business is carried on, is not in material breach of any of such Laws and is duly licenced or registered in each jurisdiction in which it owns or leases its property and assets or carries on its business, so as to enable its business to be carried on as now conducted and its property and assets to be so owned or leased. The Abatis Disclosure Schedule sets out a complete and accurate list of all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or similar type) (the "LICENCES"), and there are no other licences, permits, approvals, consents, certificates, registrations, or authorizations necessary to carry on its business as presently carried on or to own or lease any of the property or the assets utilized by Abatis except where the lack of grant of such to Abatis would not have a Material Adverse Effect on Abatis. Each Licence is valid and subsisting and in good standing and there is no default or breach of any Licence and, to the best of the knowledge of Abatis, no proceeding is pending or threatened to revoke or limit any Licence. No Licence contains any burdensome term, provision, condition or limitation which has or could have a Material Adverse Effect on Abatis or the Business, and except as set forth in the Abatis Disclosure Schedule, requires the consent, approval, permit or acknowledgement of any Person in connection with the completion of the transactions herein contemplated.

3.1.33 CONSENTS AND APPROVALS. Except for the Appropriate Regulatory Approvals set out in Exhibit B, there is no requirement to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation of the transactions contemplated by this Agreement or the Plan of Arrangement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals which relate solely to the identity of Redback or which are of a purely administrative nature and could be completed or obtained without adverse effect on Abatis or its business immediately after the Effective Date.

3.1.34 NO BUSINESS RESTRICTIONS. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Abatis is party or which is otherwise binding upon Abatis which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Abatis, any acquisition of property (tangible or intangible) by Abatis or the conduct of business by Abatis, as currently conducted or proposed to be conducted by Abatis. Without limiting the foregoing, Abatis has not entered into any agreement under which Abatis is restricted from selling, licencing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.1.35 ENVIRONMENTAL MATTERS. Abatis is not in violation of any applicable Laws relating to the environment and no material expenditures are or, to the knowledge of Abatis, will be required in order to comply with such existing Laws. Abatis possesses all necessary environmental licences, permits, approvals, consents, certificates, registrations and other authorizations in order for it to conduct its business in material compliance with applicable Laws relating to the environment. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for Abatis or, to the knowledge of Abatis, by or for any other Person with respect to any Leased Property or any real property previously owned, leased, occupied or used by Abatis while Abatis has occupied such properties.

3.1.36 LIABILITIES. Except as set forth in the Abatis Disclosure Schedule, there are no material liabilities of Abatis of any kind (whether accrued, absolute, contingent or otherwise) existing on the date hereof except for:

          (a) liabilities (including liabilities for unpaid Taxes) disclosed on, reflected in or provided for in the Financial Statements or the Interim Financial Statements;

          (b) liabilities disclosed or referred to in this Agreement, including the Exhibits hereto and the Abatis Disclosure Schedule;

          (c) liabilities incurred in the ordinary course of business and attributable to the period since the Financial Year End, none of which has a Material Adverse Effect on Abatis;

          (d) liabilities incurred in connection with this Agreement or the transactions contemplated in this Agreement; and

          (e) amounts outstanding, from time to time, under the letter agreement between Abatis and ALCATEL Networks Corporation, dated October 28, 1999, which amounts shall not at any time exceed $18,000,000 in the aggregate.

3.1.37 CONDITION AND SUFFICIENCY OF ASSETS. All facilities, machinery and equipment owned or used by Abatis in connection with its business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted. Abatis owns or leases all of the property and assets (excluding Intellectual Property, which is dealt with in Section 3.1.39 below) used in or necessary for the conduct of its business as it is currently being conducted with good and marketable title to all property and assets which are owned by Abatis, free and clear of any and all Encumbrances other than as set forth in the Abatis Disclosure Schedule. Since the incorporation of Abatis there has not been any significant interruption of operations, supplies, access or services by contractors of Abatis's business as heretofore carried on due to inadequate maintenance of any of the property or assets owned and used by Abatis.

With the exception of inventory in transit, and assets which, by their nature, are portable and intended to be used in different locations (such as notebook computers), all of the tangible assets of Abatis are situate at the locations specified in the Abatis Disclosure Schedule.

3.1.38         INVENTORIES.  The inventories of Abatis:

          (a) consist solely of items of tangible personal property of the kind and quality regularly used or produced in its business;

          (b) are saleable or resaleable (or useable) in the ordinary course of Abatis's business for the purpose for which they were intended;

          (c) are at a level consistent with the requirements of potential customers of the Business, as reasonably anticipated by Abatis;

          (d)  are not obsolete; and

          (e) have been valued in the Financial Statements in accordance with generally accepted accounting principles, on a basis consistent with that of past practice.

3.1.39         INTELLECTUAL PROPERTY.

      REPRESENTATIONS WITH RESPECT TO ABATIS MATERIAL INTELLECTUAL PROPERTY

          (a)  The Abatis Disclosure Schedule includes a description of:

               (i) the Business's core Products (including all Software embedded in Products and all stand-alone Software) and core services that are, or are planned to be, manufactured, marketed, sold, licenced, used to provide services to customers or otherwise exploited by the Business (collectively, the "CORE PRODUCTS AND TECHNOLOGY");

               (ii) all Intellectual Property (including, without limitation,
                    Software) that is owned by Abatis or that is used by Abatis under a licence from another Person (together with a description of the applicable license) and is necessary for or used in designing, manufacturing or using the Core Products and Technology or that forms part of or is embedded in the Core Products and Technology.

               (iii)all Intellectual Property (including Software) that is owned by Abatis or that is used by Abatis under a licence agreement from another Person which relates to

                    (A)  the conduct of the Business; or

                    (B) the marketing, distribution, sale, licensing or other exploitation of the Core Products and Technology,

                    the failure to own or to have the right to use would have a Material Adverse Effect; and

               (iv) all Abatis Registered Intellectual Property;

               (collectively, the "ABATIS MATERIAL INTELLECTUAL PROPERTY").

          (b) The Abatis Material Intellectual Property comprises all Intellectual Property that is: (i) necessary to design, develop, manufacture or to use the Core Products and Technology; or (ii) material to the conduct of the Business, the failure to own or to have the right to use would have a Material Adverse Effect.

          (c) Except as set forth in the Abatis Disclosure Schedule, each item of Abatis Material Intellectual Property is solely and exclusively owned by Abatis free and clear of any Encumbrances or co-ownership interests or is licenced to Abatis under an existing written licence agreement that remains in force and which grants sufficient rights to permit Abatis to use such Intellectual Property in the manner necessary to carry on the Business and to design, make and use the Core Products and Technology without infringing the Intellectual Property Rights of the third party supplier of that Abatis Material Intellectual Property and which has been disclosed in the Abatis Disclosure Schedule and copies of which have been provided to Redback. None of the Abatis Material Intellectual Property consists of freeware, shareware or Software provided pursuant to any arrangement other than a licence agreement which has been disclosed in the Abatis Disclosure Schedule.

          (d) Abatis owns, solely and exclusively, any copyright that subsists in the Abatis Material Intellectual Property other than the copyright that subsists in any Third

               Party Software or other works, provided that such Third Party Software and other works are licenced to Abatis under a written licence agreement that is identified in the Abatis Disclosure Schedule and which has been provided to Redback, or are in the public domain.

          (e) To the extent that any of the Abatis Material Intellectual Property that is licenced by Abatis is incorporated in or embedded in the Core Products and Technology, Abatis has complied with all of the material terms and conditions contained in the licence agreements applicable to such Abatis Material Intellectual Property and Abatis has not received notice of and is not aware of any material breaches, claims or disputes under such agreements. Abatis is not aware of nor has it received notice of any breach by any customer or end-user under any agreement applicable to the use of the Abatis Material Intellectual Property.

          (f) The Abatis Material Intellectual Property that has been developed by or on behalf of Abatis has been created or developed:

               (i) by employees or former employees of Abatis, all of whom signed employment agreements or other agreements with Abatis whereby they assigned to Abatis all Intellectual Property created by them during the course of their employment and waived their moral rights therein. All such employees work or access to the Abatis Material Intellectual Property occurred within the scope and in the regular course of their employment. To the best of Abatis's knowledge, none of its employees conceived or created any portion of the Abatis Material Intellectual Property during their employment with another Person; or

               (ii) by independent contractors or former independent contractors all of whom Abatis has, directly or indirectly, paid for such development or creations, and in respect of which Abatis has an executed written agreement with such Person whereby such Person assigned to Abatis all rights, title and interest in such Intellectual Property and waived their moral rights therein (to the extent applicable).

               All of the agreements referred to subsections (i) and (ii) above constitute Material Agreements and have been listed in the Abatis Disclosure Schedule and copies thereof have been provided to Redback. Abatis has not received any notice of and is not aware of any material claims or disputes under such agreements. Except as set out in the Abatis Disclosure Statement there are no royalty or other obligations owing to any other Person in respect thereof.

          (g) Except as set forth in the Abatis Disclosure Schedule, Abatis has not transferred or assigned ownership of or granted any licence or right to any Person to copy, make, use, exploit, or authorize the retention of any rights to copy, make, use or exploit any Abatis Material Intellectual Property other than to customers acquiring a non-exclusive licence to use the Core Products and Technology (only in object code version and as end-users) which licences are made in the ordinary course of the Business, and to independent contractors, suppliers and employees, who are subject to written confidentiality and non-disclosure agreements, and who are using the Abatis Material Intellectual Property in the course of performing services for Abatis. Abatis has not subjected the Abatis Material Intellectual Property to any Encumbrance.

          (h) The Material Agreements set out in the Abatis Disclosure Schedule include all contracts, licences and agreements to which Abatis is a party with respect to any of the Abatis Material Intellectual Property.

          (i) Each item of Abatis Registered Intellectual Property is, to the knowledge of Abatis, valid and subsisting. All necessary registration, maintenance, renewal fees, annuity fees and Taxes in connection with the Abatis Registered Intellectual Property have been paid and all necessary documents and certificates in connection with the Abatis Registered Intellectual Property have been filed with the relevant patent, copyright, trade-mark or other authorities in the jurisdictions in which such Registered Intellectual Property is registered, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Other than the Abatis Registered Intellectual Property, no registrations or filings with any Governmental Entity have been made by or on behalf of Abatis with respect to the Abatis Material Intellectual Property.

          (j) Except as set forth in the Abatis Disclosure Schedule, no royalty or other fee in respect of the Abatis Material Intellectual Property is required to be paid by Abatis to any other Person in relation to the sale or licensing of any of the Abatis Material Intellectual Property. Except as set out in the Abatis Disclosure Schedule and the third party supplier licence agreements disclosed in the Abatis Disclosure Schedule all of which have been provided to Redback, no royalty or fee in respect of Abatis's use of the Abatis Material Intellectual Property is required to be paid by Abatis to any other Person.

          (k) Except as set forth in the Abatis Disclosure Schedule, prior to the Effective Time, Abatis has not and will not provide, directly or indirectly, the source code for any of the Software that is included in the Abatis Material Intellectual Property to any other Person or by licence, transfer, sale, escrow or otherwise permit any other Person to reverse engineer, disassemble or decompile any such Software to create such source code.

          (l) Except as set forth in the Abatis Disclosure Schedule, all Third Party Software that is included in the Abatis Material Intellectual Property could be reasonably replaced by a suitable alternative if the supplier of such Software were to cease operations, terminate the applicable license or not provide support services. Except as set forth in the Abatis Disclosure Schedule, current copies of source code for all Software that is included in the Abatis Material Intellectual Property that is owned by Abatis has been appropriately recorded on machine readable media, clearly identified and stored by Abatis in an appropriate secure, fire-proof storage location, physically separated from the systems area but within the same premises and such source code together with the applicable documentation is accurate and contains sufficient detail and content to allow the full and proper use for which intended and the understanding, modification and correction of the Software by an experienced programmer having skills and experience in computer programming and being reasonably skilled in the relevant programming language(s) and the associated telecommunications technology but not being familiar with such Software, without reliance on the special knowledge or memory of other Persons. A current and accurate list identifying the location of all copies of source code for all Software that is included in the Abatis Material Intellectual Property that is owned by Abatis is set forth in the Abatis Disclosure Schedule. The Abatis Disclosure Schedule identifies the written source code escrow agreements that Abatis has with the licensors or suppliers of Third Party Software that is included in the Abatis Material Intellectual Property and copies of such source code escrow agreements have been provided to Redback.

          (m) Abatis owns, or has been granted rights to use (without any condition, payment or fee except as set out in the Abatis Disclosure Schedule or in any third party supplier licence agreement listed therein), the Software that is included in the Abatis Material Intellectual Property and, except as set out in the Abatis

               Disclosure Schedule, the consummation of the transaction contemplated herein shall not cause any such rights to be amended, modified or terminated.

          (n) The Core Products and Technology including the Software that is included in the Abatis Material Intellectual Property perform and function in substantial compliance with the applicable end-user documentation and specifications delivered to Redback. Abatis is not aware of and has not received notice from any Person that the Core Products and Technology or the Software included in the Abatis Material Intellectual Property contain material defects in design or workmanship.

     GENERAL REPRESENTATIONS WITH RESPECT TO INTELLECTUAL PROPERTY

          (o) To the knowledge of Abatis, Abatis owns or has the valid right to use all trade-marks, service marks, and trade names used by Abatis (including those described as Abatis Registered Intellectual Property) in connection with the Business including the sale of any of the Products or the provision of any services or technology related thereto by Abatis.

          (p) The Abatis Disclosure Schedule sets out all contracts, licences and agreements between Abatis and any other Person wherein or whereby Abatis has or may have agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Abatis or such other Person of any intellectual property rights owned by any Person other than Abatis (and copies of substantially all of same have been provided to Redback) other than any licence of Third Party Software that is not part of the Abatis Material Intellectual Property and which is granted for software that is generally available to the public.

          (q) To the knowledge of Abatis, the operation of the Business including, without limitation, the manufacture, sale, use or other exploitation (as applicable) of the Abatis Material Intellectual Property and the manufacture, sale, use and other exploitation of the Products has not and does not infringe or misappropriate the Intellectual Property Rights of any Person, violate the rights of any Person (including rights to privacy or publicity) or constitute unfair competition or trade practices under the Laws of any jurisdiction in which Abatis carries on business. Abatis has not received any notice, complaint, or claim nor is Abatis aware of any threat from any Person claiming that the manufacture, sale, use or other exploitation of the Abatis Material Intellectual Property, the Non-Core Intellectual Property or the manufacture, sale, use or other exploitation of the Products infringes or misappropriates the Intellectual Property Rights of any other Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction nor is Abatis aware of any basis therefor.

          (r) All Non-Core Intellectual Property that has been developed or created by or for Abatis has been developed or created:

               (i) by employees or former employees of Abatis, all of whom signed employment agreements or other agreements with Abatis whereby they assigned to Abatis all Intellectual Property created by them during the course of their employment and waived their moral rights therein. All such employees work or access to the such Intellectual Property occurred within the scope and in the regular course of their employment. To the best of Abatis's knowledge, none of its employees conceived or created any portion of such Intellectual Property during their employment with another Person; or

               (ii) by independent contractors or former independent contractors all of whom Abatis has, directly or indirectly, paid for such development or creations, and in respect of which Abatis has an executed written agreement with such Person whereby such Person assigned to Abatis all rights, title and interest in such Intellectual Property and waived their moral rights therein (to the extent applicable).

               Abatis has not received any notice of and is not aware of any material claims or disputes under such agreements and licences.

          (s) Abatis has not subjected the Non-Core Intellectual Property to any Encumbrance.

          (t) Abatis has not transferred or assigned ownership of or granted any licence or right to any Person to copy, make, use, exploit, or authorize the retention of any rights to copy, make, use or exploit any Non-Core Intellectual Property other than to customers acquiring a non-exclusive licence to use the Products (only in object code and as end-users) which licences are made in the ordinary course of the Business, and to independent contractors and employees, who are subject to written confidentiality and non-disclosure agreements, and who are using the Non-Core Intellectual Property in the course of performing services for Abatis.

          (u) Except as set forth in the Abatis Disclosure Schedule, no Person other than Abatis has any ownership rights to any improvements made by Abatis in Intellectual Property which has been licenced to Abatis.

          (v) To the best of the knowledge of Abatis, except as set forth in the Abatis Disclosure Schedule, there are no contracts, licences or agreements between Abatis and any other Person with respect to Abatis Material Intellectual Property or Non-Core Intellectual Property under which there is any material dispute known to Abatis regarding the scope of such contract, licence or agreement, or performance under such contract, licence or agreement, including with respect to any payments to be made or received by Abatis thereunder.

          (w) To the best of Abatis's knowledge, no Person is infringing or misappropriating any Abatis Material Intellectual Property or Non-Core Intellectual Property provided that in the case of Third Party Software and Non-Core Intellectual Property Abatis represents only that it has not received notice of and is not actually aware of any claims or threatened claims that such Third Party Software or Non-Core Intellectual Property is being infringed or has been misappropriated. Subject to the foregoing proviso, Abatis has no knowledge of any past infringement or misappropriation of any Abatis Material Intellectual Property or any Non-Core Intellectual Property.

          (x) Abatis has taken commercially reasonable steps to protect and maintain the confidentiality of the trade secrets and other confidential information in the Abatis Material Intellectual Property and the Non-Core Intellectual Property and in any Intellectual Property provided by any other Person to Abatis. Without limiting the generality of the foregoing, each employee, consultant and contractor of Abatis has executed and delivered to Abatis a proprietary information, confidentiality and assignment agreement substantially in the form(s) provided to Redback. To the best of Abatis's knowledge, none of the Abatis Material Intellectual Property or the Non-Core Intellectual Property has been copied, published, released or distributed to any Person or removed from Abatis's premises, except by employees and independent contractors who are subject to a written confidentiality and non-disclosure agreement and who are acting in the scope of their employment or engagement, or to customers acquiring Products (as end-users) in the ordinary course of the Business (and under written obligations of confidentiality and non-disclosure) and only to such other Persons as necessary for the development or exploitation of such Intellectual Property and who have executed in favour of Abatis written agreements containing obligations of confidentiality with respect thereto.

          (y) To the best of Abatis's knowledge, none of the Abatis Material Intellectual Property or the Non-Core Intellectual Property is subject to any actions or proceedings (whether pending or threatened) or any outstanding decree, order or judgment that restricts in any manner the use, transfer or licencing thereof by Abatis or that may affect the validity, use or enforceability of the same, provided that in the case of Third Party Software Abatis represents only that it has not received notice of, and is not actually aware of any such proceeding, outstanding decree, order or judgment.

3.1.40         INFORMATION TECHNOLOGY.

          (a) The computer systems of Abatis contain, at a minimum, North American industry standard anti-virus software and Abatis will continue to take steps and implement procedures in accordance with industry standards to, so far as reasonably possible, ensure that such systems are free from viruses and will remain so until the Effective Time.

          (b) Subject to Subsection (c) below, the Core Products and Technology and the Software included in the Abatis Material Intellectual Property are free of any disabling codes or instructions (in this Section, a "DISABLING CODE"), and any virus or other contaminant (in this Section, a "CONTAMINANT"), that may, or may be used to, access, modify, delete, damage, disable, interrupt, interfere with or hinder the operation of such Software, the Core Products and Technology or any system that operates the same.

          (c) Third Party Software and other components supplied by third parties to Abatis and which are included in the Abatis Material Intellectual Property are, to the knowledge of Abatis, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage, disable, interrupt, interfere with or hinder the operation of such Software, the Core Products and Technology or any system that operates the same.


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


          (d) Abatis has taken reasonable steps and implemented reasonable procedures to ensure that its internal operating business systems are free from Disabling Codes and Contaminants.

          (e) Abatis has in place the disaster recovery plans, procedures and facilities set out in the Abatis Disclosure Schedule and has taken commercially reasonable steps to safeguard Abatis's internal operating systems and to restrict unauthorized access thereto. Abatis believes that such plans, procedures, facilities and steps are adequate given the size and nature of Abatis and the Business.

3.1.41 COMMITMENTS FOR PURCHASES OR SALES AT LOSSES. Abatis does not have any agreement, contract or commitment for purchases or sales of its Products, technology or services at prices involving material prospective losses.

3.1.42 SIGNIFICANT CUSTOMERS. The Abatis Disclosure Schedule sets forth a list of all customers for the Products and services of Abatis.

3.1.43 SIGNIFICANT SUPPLIERS. Except as set out in the Abatis Disclosure Schedule and subject to the qualification set out in Section 3.1.39(l), none of the suppliers of Abatis is a sole supplier and the products and services provided by each such supplier are available from other suppliers.

3.1.44 GOVERNMENT PROGRAMS. Except as set out in the Abatis Disclosure Schedule, no agreements, loans, funding arrangements or assistance programs are outstanding in favour of Abatis from any Governmental Entity, and, to the knowledge of Abatis, no basis exists for any Governmental Entity to seek payment or repayment from Abatis of any amount or benefit received, or to seek performance of any obligation of Abatis, under any such program.

3.1.45 PRODUCT LIABILITY. The Abatis Disclosure Schedule identifies, and Abatis has provided copies to Redback of, all contracts in which warranties are made by Abatis to any Person acquiring its Products, technology or services. There is no existing claim, lawsuit, recall or proceeding against Abatis, or to the knowledge of Abatis, threatened or anticipated claim, lawsuit, recall or proceeding against Abatis, with respect to the performance of, defects under, or breach of, any express or implied warranty for any Product or service sold by Abatis prior to the date hereof.

3.1.46 GST REGISTRATION. Abatis is a registrant for the purposes of the EXCISE TAX ACT (Canada).


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


3.1.47 ADVISORY FEES. Except as set forth in the Abatis Disclosure Schedule, and except for the accountants and lawyers of Abatis retained to negotiate, advance, carry out and complete the transactions contemplated herein, there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Abatis or any of its directors, officers or shareholders who might be entitled to any fee, commission or reimbursement of expenses from Abatis upon consummation of the transactions contemplated by this Agreement.

3.1.48         OTHER NEGOTIATIONS; BROKERS; THIRD PARTY EXPENSES. None of
Abatis or, to the knowledge of Abatis, any of its directors, officers or shareholders (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Abatis or at Abatis's direction) (a) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement (except the Shareholders' Agreement, which the parties thereto have agreed to terminate as of the Effective Time and in respect of which all consents required under such agreement in respect of this Agreement and the transactions contemplated herein have been obtained), or
(b) except as set forth in the Abatis Disclosure Schedule or referred to in
Section 8.7, has entered into any agreement or had any discussions with any Person regarding any transaction involving Abatis which could reasonably be expected to result in any of the Redback Parties, Abatis or any of the officers, directors, employees, agents or shareholders of any of them being subject to any claim for liability to such Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. The Abatis Disclosure Schedule sets forth the principal terms and conditions of any agreement (other than any agreement with any of the Redback Parties or any of their respective affiliates) with respect to, and a reasonable estimate of, all Third Party Expenses which are reasonably expected to be incurred by Abatis in connection with the negotiation and implementation of the terms and conditions of this Agreement and the transactions contemplated hereby.

3.1.49         This section intentionally deleted.

3.1.50 DISCLOSURE. As of the date hereof, the representations and warranties of Abatis contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement, including the Abatis Disclosure Schedule, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to the Redback Parties.

3.1.51            APPROVAL OF ARRANGEMENT.

         (a)      The board of directors of Abatis has determined unanimously:

                  (i) that the Arrangement is fair to and in the best interests of the Abatis Shareholders and the Abatis Optionholders and is in the best interests of Abatis; and

                  (ii) to recommend that the Abatis Shareholders and the Abatis Optionholders vote in favour of the Arrangement.

         (b) All of Abatis's directors have advised Abatis that they intend to vote the Abatis Shares and Abatis Options held by them in favour of the Arrangement and will, accordingly, so represent in the Circular.

3.1.52 Agreements with Certain Shareholders. Abatis has entered into agreements with ALCATEL Networks Corporation providing for the termination of the Newbridge Services Agreement between Abatis and Newbridge Networks Corporation dated as of September 4, 1998 and the repayment of the aggregate indebtedness owed by Abatis to ALCATEL Networks Corporation under the letter agreement between such parties dated October 28, 1999, both as of the Effective Date, copies of which are attached to the Abatis Disclosure Schedule, and each such agreement is a legal valid and binding, both as of the Effective Date, obligation of Abatis, in full force and effect, unamended. Abatis has entered into a Supplementary Conveyance Agreement with 3494365 Canada Inc. dated as of November 30, 1999 providing for the transfer of certain technology to Abatis, a copy of which is attached to the Abatis Disclosure Schedule, and such agreement is a legal, valid and binding obligation of Abatis in full force and effect, unamended.

3.2 REPRESENTATIONS AND WARRANTIES OF REDBACK. Redback represents and warrants to and in favour of Abatis as follows and acknowledges that Abatis is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

3.2.1 INCORPORATION AND ORGANIZATION. Each of the Redback Parties and Newco has been duly incorporated or formed under the laws of its jurisdiction of incorporation, is validly subsisting, has full corporate or legal power and authority to own, lease and operate the properties currently owned, leased and operated by it and conduct its businesses as currently conducted, and is in good standing with the appropriate Governmental Entity in its jurisdiction of incorporation with respect to the filing of annual returns or equivalent documents. Each of the

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

Redback Parties is duly qualified or licenced to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned, leased or operated or the nature of the business conducted by it would make such qualification or licencing necessary. No proceedings have been instituted or are pending for the dissolution or liquidation of any of the Redback Parties or Newco.

3.2.2 CAPITALIZATION. The authorized capital of Redback consists of 750,000,000 Redback Common Shares and 10,000,000 shares of preferred stock, having a par value of $0.0001 each, of which, as of June 30, 2000, 148,618,192 Redback Common Shares and no shares of preferred stock are issued and outstanding. Except for (a) $500 million aggregate principal amount of 5% Convertible Subordinated Notes due April 1, 2007 (the "CONVERTIBLE NOTES"), (b) warrants to purchase 692,472 Redback Common Shares, and (c) employee stock options granted by Redback pursuant to employment compensation plans, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating Redback to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares of Redback. No Redback Common Shares and no shares of preferred stock of Redback are held in treasury or authorized or reserved for issuance, other than upon the exercise of the warrants and options referred to above. All outstanding Redback Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares. Other than the Convertible Notes, there are no outstanding bonds, debentures or other evidences of indebtedness of Redback or Exchangeco having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Redback Common Shares on any matter. As of the Effective Date, all of the Replacement Options will be outstanding as duly authorized and validly existing options to acquire Redback Common Shares, which will not be issued in violation of the terms of any agreement or other understanding binding upon Redback at the time at which they are issued and will be issued in compliance with the constating documents of Redback and all applicable Laws and, upon exercise in accordance with the terms and conditions of such Replacement Options and payment of the exercise price therefor, will result in the issuance of Redback Common Shares which will be duly authorized and validly issued, which are fully paid and non-assessable and which will not be issued in violation of the terms of any agreement or other understanding binding upon Redback at the time at which they are issued and will be issued in compliance with the constating documents of Redback and all applicable Laws.

3.2.3             AUTHORITY AND NO VIOLATION.

         (a) Each of the Redback Parties and Newco has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements, as

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

                  applicable, to perform its obligations hereunder and thereunder, and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and each of the Ancillary Agreements, as applicable, by each of the Redback Parties and Newco and the consummation by each of the Redback Parties and Newco of the transactions contemplated by this Agreement and each of the Ancillary Agreements, as applicable, have been duly authorized by its respective board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement and each of the Ancillary Agreements, as applicable, or the transactions contemplated hereby or thereby other than the approval by its board of directors of, in the case of Exchangeco, the amendment of its memorandum and articles to create the Exchangeable Shares (which amendment must also be approved by the shareholders of Exchangeco) and, in the case of Redback, other matters (if any) relating solely to the implementation of the Arrangement.

         (b) This Agreement has been duly executed and delivered by each of the Redback Parties and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity. Each of the Ancillary Agreements, as applicable, will be duly executed and delivered by each of the Redback Parties and Newco, as applicable, and, when so executed and delivered, will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

         (c) The approval of this Agreement and each of the Ancillary Agreements, as applicable, the execution and delivery by each of the Redback Parties and Newco of this Agreement and each of the Ancillary Agreements, as applicable, and the performance by it of its obligations hereunder and thereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

                  (i) conflict with, result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights or payment obligation under any provision of:

                           (A)      its certificate of incorporation,
                                    memorandum, articles, by-laws or other
                                    charter documents, as applicable, including any unanimous

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

                                    shareholder agreement or any other agreement or understanding with any Person holding an ownership interest in it;

                           (B) subject to obtaining the Appropriate Regulatory Approvals relating to the Redback Parties or the transactions contemplated herein, any Laws, regulation, order, judgment or decree; or

                           (C) any material contract, agreement, licence, franchise or permit to which it is party or by which it is bound;

                  (ii) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

                  (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Redback Parties and Newco, as a whole, result in the imposition of any Encumbrance upon any of its assets, or restrict, hinder, impair or limit its ability to carry on its business as and where it is now being carried on or as and where it may be carried on in the future.

         (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required to be obtained by any of the Redback Parties or Newco in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements, as applicable, or the consummation by any of the Redback Parties or Newco of the transactions contemplated hereby or thereby other than:

                  (i) the Appropriate Regulatory Approvals relating to the Redback Parties or the transactions contemplated herein;

                  (ii) any approval required in connection with the amendment of the memorandum or articles of Exchangeco to create the Exchangeable Shares; and

                  (iii)    any other consents, approvals, orders,
                           authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not in the aggregate have a Material Adverse Effect on the Redback Parties and Newco, as a whole.

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3.2.4             NO DEFAULTS. Subject to obtaining the Appropriate Regulatory
Approvals relating to Redback, Redback is not in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect on Redback.

3.2.5             OWNERSHIP OF EXCHANGECO AND NEWCO AND BUSINESS OF EXCHANGECO.
All of the outstanding shares of capital stock of each of Exchangeco and Newco are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Redback, free and clear of all material liens, claims or encumbrances, and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in Exchangeco or Newco. Exchangeco carries on no business and has not been and is not used for any purpose other than to carry out this Agreement and the transactions contemplated herein.

3.2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in publicly available reports filed by Redback with the SEC prior to the date of this Agreement, since December 31, 1999 (and July 10, 2000 in the case of Exchangeco), each of the Redback Parties has conducted its business only in the ordinary course of business and there has not occurred:

         (a)      any Material Adverse Change in respect of the Redback Parties;
                  or

         (b) any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

3.2.7 DISCLOSURE. Redback has publicly disclosed in documents filed with the SEC, any information regarding any event, circumstance or action taken or failed to be taken which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Redback Parties.

3.2.8 SEC DOCUMENTS; REDBACK FINANCIAL STATEMENTS. Redback has furnished or made available to Abatis or its counsel true and complete copies of all SEC Documents filed by it with the SEC, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Redback complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue

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statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Redback, including the notes thereto, included in the SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Redback at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments).

3.2.9 EXCHANGEABLE SHARES. The Exchangeable Shares to be issued in connection with the Arrangement will be duly and validly issued by Exchangeco as fully paid and non-assessable shares on the Effective Date, and will not be issued in violation of the terms of any agreement or other understanding binding upon Exchangeco at the time that such shares are issued and will be issued in compliance with the memorandum and articles of Exchangeco and all applicable Laws. Other than rights under Section 41 of the Company Act, which rights will be waived with respect to the Exchangeable Shares prior to the Effective Time, there are, and will at the Effective Time be, no preemptive or other rights relating to the allotment or issuance of Exchangeable Shares in connection with the Arrangement and the transactions contemplated herein.

3.2.10 REDBACK COMMON SHARES. The Redback Common Shares to be issued pursuant to the Arrangement or upon the exchange from time to time of the Exchangeable Shares or upon the exercise from time to time of the Replacement Options will, when issued and delivered in accordance with the terms of this Agreement, be duly and validly issued by Redback on their respective dates of issue as fully paid and non-assessable shares and will not be issued in violation of the terms of any agreement or other understanding binding upon Redback at the time that such shares are issued and will be issued in compliance with the constating documents of Redback and all applicable Laws.

3.2.11 OTHER TRANSACTIONS. Redback is not aware of any transaction or proposed transaction involving Redback which, if it were to be consummated on or prior to the Effective Date, would constitute a Redback Control Transaction, Exchangeable Share Voting Event or Exempt Share Voting Event (as each of such terms is defined in the Share Provisions).

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3.2.12            EXEMPT INTEREST. The principal business of Redback is not an
"investment business", as defined for purposes of clause (b)(ii)(A) of the definition of "exempt interest" in proposed subsection 94.1(1) of the INCOME TAX ACT (Canada) as set out in the draft legislation regarding the taxation of non-resident trusts and foreign investment entities released by the Department of Finance of Canada on June 22, 2000 as amended from time to time or as enacted and in effect from time to time (an "INVESTMENT BUSINESS").

3.3 NON-WAIVER. No investigations made by or on behalf of any of the parties at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any other party herein or pursuant hereto, unless disclosure of the fact at issue is expressly made in writing to the other party prior to the execution hereof and such disclosure contains no material untrue statement.

3.4 SURVIVAL. For greater certainty, the representations and warranties of Abatis and each Redback Party contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Expiration Date.

4.0               ESCROW PROVISIONS

4.1 ESTABLISHMENT OF THE ESCROW FUND. At or promptly after the Effective Time, Exchangeco and Redback will deposit, or cause to be deposited, without any act or formality on the part of the Abatis Shareholders, the Escrow Securities in escrow with the Escrow Agent (such shares, together with any other property held by the Escrow Agent from time to time under the Escrow Agreement, being herein referred to as the "ESCROW FUND"), which shall be governed by the terms set out in the Escrow Agreement. The number of Escrow Securities to be contributed by or on behalf of each Abatis Shareholder shall be equal to 10% of each of the Redback Common Shares and Exchangeable Shares to be issued to such holder at the Effective Time pursuant to the Plan of Arrangement.

4.2 RECOURSE TO THE ESCROW FUND. The Escrow Fund shall be available to indemnify the Redback Parties, Newco and their respective officers, directors, employees or agents, for any and all Losses (as defined in the Escrow Agreement) incurred or sustained, directly or indirectly, by any of them. The Escrow Fund shall be applied against the Losses in the manner set out in the Escrow Agreement by applying Redback Common Shares and Exchangeable Shares in the same ratio as the ratio of Redback Common Shares to Exchangeable Shares contributed to the Escrow Fund pursuant to Section 4.1. Other than for fraud, the provisions of this Section 4.0 shall be the sole and exclusive remedy available to the Redback Parties, Newco and their officers, directors, employees and agents to obtain recovery from the Abatis Shareholders with

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respect to any Losses and no such party shall have recourse against the Abatis
Shareholders under this Agreement for any other Losses. Except for liability for fraud and the liability of a Abatis Shareholder with respect to the loss of his Deposited Shares (as defined in the Plan of Arrangement), and his share of any other property included in the Escrow Fund, in satisfaction of Losses in accordance with this Section 4.0 and the terms of the Escrow Agreement, no Abatis Shareholder shall have any liability to the Redback Parties, Newco or any of their respective officers, directors, stockholders, employees or agents for or in respect of any Losses or any other liabilities arising out of this Agreement or the transactions or agreements contemplated herein.

4.3 ESCROW PERIOD; DISTRIBUTION OF ESCROW FUND UPON TERMINATION OF ESCROW PERIOD. The Escrow Fund shall be established at or promptly following the Effective Time and shall be held by the Escrow Agent until 5:00 p.m. (Pacific
Time) on the Expiration Date; provided that such portion of the Escrow Fund (consisting of a ratio of Redback Common Shares to Exchangeable Shares equal to the ratio of Redback Common Shares to Exchangeable Shares contributed to the Escrow Fund pursuant to Section 4.1) which, in the opinion of Redback, acting reasonably, is necessary to satisfy any claims made to the Escrow Agent in the manner provided in the Escrow Agreement prior to the Expiration Date shall remain in the Escrow Fund until such claims have been resolved. The portion of the Escrow Fund which is not required to satisfy such claims shall, as soon as practicable after the Expiration Date, be delivered by the Escrow Agent to the Persons who contributed the Escrow Securities to the Escrow Fund ratably in proportion to their respective contributions thereto and IN SPECIE according to the nature of the Escrow Securities contributed by each such Person.

4.4 MINIMUM THRESHOLD. The Redback Parties, Newco and their respective officers, directors, employees or agents shall not be entitled to receive any Escrow Securities or other property comprising the Escrow Fund, and shall not otherwise be entitled to any indemnification under the Escrow Agreement, unless and until one or more of them have made claims for indemnification in the manner provided in the Escrow Agreement specifying Losses in an aggregate amount of not less than $250,000, in which case such Persons shall be entitled to be indemnified out of the Escrow Fund in the manner provided in the Escrow Agreement for the full amount of any and all Losses, including the initial Losses up to such $250,000 threshold.

5.0               COVENANTS
5.1 RETENTION OF GOODWILL. During the Pre-Effective Date Period, Abatis will, subject to the fact that the Arrangement and related transactions are contemplated hereby, continue to carry on the business of Abatis in the ordinary course of business, working to preserve the attendant goodwill of Abatis and to contribute to retention of that goodwill to and after the Effective Date, but subject to the following provisions of this Section 5.0. The

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following provisions of this Section 5.0 are intended to be in furtherance of this general commitment, subject to the fact that the Arrangement and related transactions are contemplated hereby.

5.2 MATERIAL COMMITMENTS. During the Pre-Effective Date Period, Abatis will consult on an ongoing basis with senior officers of Redback in order that the representatives of Redback will become more familiar with the philosophy and techniques of Abatis, as well as with its business and financial affairs and in order to provide experience as a basis for ongoing relationships after the Effective Date. These consultations will include matters involving any commitments, arrangements or transactions proposed to be entered into by Abatis that would give rise to a material liability or commitment of any kind. Abatis and Redback will develop procedures such that these consultations will be carried out quickly and effectively without detracting from the ability of Abatis to arrive at decisions in a timely manner.

5.3               COVENANTS OF ABATIS.

         (a) Abatis covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with
                  Section 7.0, except with the consent of Redback to any deviation therefrom or with respect to any matter contemplated by this Agreement or the Plan of Arrangement, Abatis will,

                  (i) carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

                  (ii) not commence to undertake a substantial or unusual expansion of its business facilities or an expansion that is out of the ordinary course of business consistent with prior practice in light of current market and economic conditions;

                  (iii) not split, combine or reclassify any of the outstanding Abatis Shares, nor declare or pay any dividends on or make any other distributions (in either case, in stock or property) on or in respect of the outstanding Abatis Shares;

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                  (iv)     not amend its articles or by-laws;

                  (v) not allot, reserve, set aside or issue, authorize or propose the allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (A) the issuance of Abatis Voting Common Shares pursuant to fully vested Abatis Options granted prior to the date hereof; (B) the issuance of Abatis Voting Common Shares to employees of Abatis who have entered into subscription agreements with Abatis prior to the date hereof, as disclosed in the Abatis Disclosure Schedule; and (C) the issuance of Abatis Voting Common Shares to holders of Abatis Non-Voting Common Shares upon the exercise by the holders thereof of the right of conversion attached to such shares; particulars of each of which are set out in the Abatis Disclosure Schedule;

                  (vi) not, whether through its board of directors or otherwise, accelerate, or permit to be accelerated, the vesting of any unvested Abatis Options or otherwise amend, vary or modify, or take any other action under the Abatis Stock Option Plan other than as contemplated herein;

                  (vii) not acquire or agree to acquire any Abatis Shares or other of its outstanding securities, whether by public or private transaction, or otherwise, except in connection with the conversion of Abatis Non-Voting Common Shares into Abatis Voting Common Shares pursuant to the right of conversion attached to the Abatis Non-Voting Common Shares;

                  (viii) not reorganize, amalgamate or merge Abatis with any other person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof;

                  (ix) not guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue or sell any debt securities; provided that Abatis may incur indebtedness of up to $18,000,000 in the aggregate (including

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                           existing indebtedness) to ALCATEL Networks
                           Corporation as provided for in the letter agreement between such parties dated October 28, 1999;

                  (x) other than in the ordinary course of business or as specifically contemplated in this Agreement, but subject to restrictions set out elsewhere in this Agreement, not enter into or modify any employment, severance, collective bargaining or other Employee Benefits, policies or arrangements with, or grant any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers, directors or employees of Abatis;

                  (xi)     not, except in the ordinary course of business:

                           (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the Financial Statements, which are, individually or in the aggregate, material; or

                           (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material;

                  (xii) use its reasonable commercial efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                  (xiii) not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

                  (xiv) not enter into any material contract, agreement, licence, franchise, lease transaction, commitment or other right or obligation (which for greater

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                           certainty shall include the proposed purchase order
                           and maintenance services agreement between Protel Systems Inc. and Abatis or any similar arrangements) or amend, modify, relinquish, terminate or fail to renew in any material respect any Material Agreement, all other than in the ordinary course of business, or amend, modify, relinquish or terminate any of the Key Employees Employment Agreements or the agreements referred to in Section 3.1.52;

                  (xv) not acquire or sell, pledge, encumber or otherwise dispose of any material property or assets (except for the sale of inventory in the ordinary course of business) and incur or commit to incur capital expenditures prior to the Effective Date, other than in the ordinary course of business, and not, in any event, exceeding $100,000 in the aggregate;

                  (xvi) not make any changes to existing accounting practices relating to Abatis, except as required by applicable Law or required by generally accepted accounting principles or make any material tax election inconsistent with past practice; and

                  (xvii) promptly advise Redback orally and, if then requested, in writing:

                           (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Abatis contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the date of this Agreement), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

                           (B) of any Material Adverse Change in respect of Abatis; and

                           (C) of any breach by Abatis of any covenant or agreement contained in this Agreement.

         (b) Abatis shall perform all obligations required or desirable to be performed by Abatis under this Agreement and shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Abatis shall:

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                  (i)      use all reasonable efforts to obtain the approvals of
                  holders of Abatis Shares to the Arrangement at the Abatis Meeting, as provided for in Section 2.3(a) and in the Interim Order, subject, however, to the exercise by the board of directors of Abatis of its fiduciary duties as provided herein;

                  (ii) apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals relating to Abatis and, in doing so, to keep Redback reasonably informed as to the status of the proceedings relating to obtaining the Appropriate Regulatory Approvals, including providing Redback with copies of all related applications and notifications, in draft form, in order for Redback to provide its reasonable comments;

                  (iii) apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

                  (iv) continue to provide Redback and its Representatives with information as reasonably requested by them from time to time concerning the business, assets, liabilities and affairs of Abatis subject to and in accordance with the Confidentiality Agreement, and with access (on a basis that does not detract unreasonably from their performance of their business responsibilities) to management and employees of Abatis;

                  (v) carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Abatis with respect to the transactions contemplated hereby and by the Arrangement;

                  (vi) defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

                  (vii) use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Abatis which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

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                  (viii)   on or before the Effective Date, effect all necessary
                           registrations, filings and submissions of information required by Governmental Entities from Abatis relating to the transactions contemplated herein;

                  (ix) in connection with the Arrangement and other transactions contemplated herein, use its reasonable efforts to obtain, before the Effective Date, all necessary waivers, consents and approvals required to be obtained by Abatis from other parties pursuant to the Material Agreements (including the consents, approvals and waivers referred to in Section 6.2(g));

                  (x) use all reasonable efforts to cause the board of directors of Abatis to resolve, on or before the Effective Time, not to permit any early vesting of or payment of cash for any Abatis Options in connection with the Change of Control (as defined in the Abatis Stock Option Plan) of Abatis resulting from the completion of the transactions contemplated by this Agreement;

                  (xi) not approve or register the transfer of any of the Abatis Shares which are subject to the provisions of the Principal Shareholder Voting Agreements, except as expressly permitted by the Principal Shareholder Voting Agreements;

                  (xii) obtain waivers from ALCATEL Networks Corporation and 3494365 Canada Inc. with respect to all preemptive rights held by such Persons to purchase Abatis Shares pursuant to the Shareholders' Agreement;

                  (xiii) use all reasonable efforts to cause each of Abatis's affiliates (for the purposes of Rule 145 under the Securities Act) to execute and deliver to Redback, on or prior to the Effective Date, an Affiliate's Letter;

                  (xiv) use all reasonable efforts to obtain, on or before the Effective Date, written resignations, effective as at the Effective Time, from such directors and officers of Abatis as Redback may request;

                  (xv) execute and deliver to Redback, on or before the Effective Date, the Assumption Agreement;

                  (xvi) use all reasonable efforts to cause the Shareholders' Agent to execute, on or before the Effective Date, the Escrow Agreement and the Registration

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                           Rights Agreement and, in the event that the
                           Shareholders' Agent named in Section 1.1 has not executed either such agreement by the Effective Date, Abatis shall identify a person who is acceptable to Redback, acting reasonably, to act as agent for and on behalf of the Abatis Shareholders under the Escrow Agreement and the Registration Rights Agreement and to cause such replacement to execute each such agreement on or before the Effective Date;

                  (xvii) deliver to Redback on or before the Effective Date evidence, in a form acceptable to Redback acting reasonably, of the termination of the Shareholders' Agreement, such termination to be effective as of the Effective Time;

                  (xviii) deliver to Redback, not less than 12 Business Days prior to the Effective Date, a certificate duly executed by two directors or senior officers of Abatis setting forth the aggregate number of Abatis Shares issued and outstanding as at the date of such certificate (which shall also be the number of such shares outstanding as at the Effective Date) and the aggregate number of Abatis Shares which are or may at any future time become issuable upon the exercise in full of all Abatis Options outstanding as at the Effective Date, including all Abatis Options which are not fully vested or immediately exercisable as at the Effective Date (which shall also be the number of such shares issuable thereunder as at the Effective
                           Date), and certifying , except as disclosed in the Abatis Disclosure Schedule, that there are no further rights, agreements or arrangements of any nature or kind then outstanding for the acquisition of further Abatis Shares, or securities convertible into or exchangeable for Abatis Shares;

                  (xix) not, notwithstanding any other provision of this Agreement (including the Exhibits hereto and the Disclosure Schedule), allot, issue or grant any Abatis Shares, Abatis Options or other securities convertible into or exchangeable for Abatis Shares, or enter into any agreements or arrangements relating thereto, to or with any Person or for any reason between the date of the certificate referred to in
                           Section 5.3(b)(xviii) and the Effective Date; and

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                  (xx)     use all reasonable efforts to assist all Abatis
                           Shareholders and Abatis Optionholders who are not residents of Canada for purposes of the INCOME TAX ACT (Canada) to obtain appropriate clearance certificates pursuant to Section 116 of such Act.

5.4 COVENANTS OF THE REDBACK PARTIES. Each of the Redback Parties hereby jointly and severally covenants and agrees:

         (a) to perform all obligations required or desirable to be performed by it under this Agreement and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

                  (i) apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals relating to Redback and the transactions contemplated in this Agreement, and, in doing so, to keep Abatis reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including providing Abatis with copies of all related applications and notifications, in draft form, in order for Abatis to provide its reasonable comments;

                  (ii) use reasonable efforts to cause to be voted in favour of the Arrangement at the Abatis Meeting all proxies granted to officers of Redback under the Principal Shareholder Voting Agreements, to the maximum extent that such officers are authorized or permitted to do so under such proxies and under applicable Law;

                  (iii) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

                  (iv) use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to any of the Redback Parties which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

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                  (v)      on or before the Effective Date, effect all necessary
                           registrations, filings and submissions of information required by Governmental Entities from Redback or its subsidiaries relating to the transactions contemplated herein;

                  (vi) on or before the Effective Date, cause the memorandum and articles of Exchangeco to be amended to create the Exchangeable Shares and the Preferred Shares (as defined in the Share Provisions);

                  (vii) execute and deliver to Abatis on or before the Effective Date, the Assumption Agreement; and

                  (viii) cause Redback to reserve a sufficient number of Redback Common Shares for issuance upon the completion of the Arrangement and the exchange from time to time of Exchangeable Shares and the exercise from time to time of Replacement Options;

         (b) carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Redback or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

         (c) in connection with the consummation of the transactions contemplated hereby and by the Arrangement, use its reasonable efforts to obtain, before the Effective Date, all necessary waivers, consents and approvals required to be obtained by Redback or its subsidiaries from other parties to loan agreements, leases or other contracts;

         (d) until the Effective Date or the earlier termination of this Agreement in accordance with Section 7.0, except (i) with the consent of Abatis to any deviation therefrom which shall not be unreasonably withheld; or (ii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, Redback will:

                  (i) not make any changes to existing accounting practices related to Redback, except as permitted or required by a change in United States generally accepted accounting practices or by applicable Law;

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                  (ii)     not reorganize, amalgamate or merge Redback with any
                           other Person, nor acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities of or substantially all of the assets of or otherwise, any business or Person which acquisition would reasonably be expected to materially delay the transactions contemplated hereby; and

                  (iii) promptly advise Abatis orally and, if then requested, in writing:

                           (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Redback contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

                           (B) of any Material Adverse Change in respect of Redback; and

                           (C) of any material breach by Redback of any covenant or agreement contained in this Agreement; and

         (e) until the Effective Date or the earlier termination of this Agreement in accordance with Section 7.0, forthwith give written notice to Abatis if Redback intends to carry on as its principal business an Investment Business or if it is reasonably anticipated that Redback would be carrying on as its principal business an Investment Business as of a specified future date, and Redback further agrees not to carry on as its principal business an Investment Business unless Redback has given prior written notice thereof to Abatis, provided that Redback shall not be required to give any notice to Abatis under this Section 5.4(e) if the giving of such notice would contravene applicable Laws including applicable securities Laws.

5.5 TAX DEFERRED STATUS. None of the parties shall, except as contemplated by this Agreement, take any action which may jeopardize the exchange of the Abatis Shares for Exchangeable Shares pursuant to the Arrangement by holders of the Abatis Shares resident in Canada for the purposes of the INCOME TAX ACT (Canada) from being treated on a tax deferred basis under the INCOME TAX ACT (Canada) for holders who are otherwise eligible for such treatment.

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5.6               APPLICATIONS FOR REGULATORY APPROVALS. Each of Abatis and the
Redback Parties covenant and agree to use all reasonable efforts required to apply for and obtain the Appropriate Regulatory Approvals, and shall proceed diligently with respect to such applications, in a coordinated and expeditious manner.

5.7 SECTION 85 ELECTIONS. Exchangeco will execute and jointly file with each Abatis Shareholder who elects to receive Exchangeable Shares pursuant to the Plan of Arrangement and who so requests an election pursuant to Section 85 of the INCOME TAX ACT (Canada) and any applicable provincial legislation in which election such Abatis Shareholder will be entitled to elect the amount which shall be such Abatis Shareholder's proceeds of disposition and Exchangeco's cost of the Abatis Shares exchanged for Exchangeable Shares, provided that (i) such amount is within the limits prescribed by Section 85 of the INCOME TAX ACT (Canada) and any applicable provincial legislation, (ii) such Abatis Shareholder provides two completed copies of the appropriate tax election form to Redback no later than 90 days after the Effective Date, and (iii) such Abatis Shareholder provides Exchangeco with a letter representing to Exchangeco that such Abatis Shareholder is a resident of Canada for purposes of the INCOME TAX ACT (Canada) and is not exempt from Tax. Upon any Abatis Shareholder complying with the foregoing conditions, Exchangeco will execute the completed election form received from such shareholder and return such form by mail to such shareholder within 30 days of its receipt thereof. The Abatis Shareholders will be solely responsible for the preparation of the foregoing election forms, and for the filing of such forms with the appropriate Tax authority. Exchangeco shall not be responsible or liable in any manner whatsoever for the proper completion and timely filing of any such forms with the appropriate Tax authority, but will cooperate reasonably with the Abatis Shareholders in completing and filing such forms in a timely manner, including providing such information within Redback's possession as is reasonably required by the Abatis Shareholders to complete such forms.

5.8               COVENANTS REGARDING NON-SOLICITATION.

         (a) Subject to Section 5.9, Abatis shall not, directly or indirectly, through any officer, director, employee, representative or agent of Abatis:

                  (i) solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal;

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                  (ii)     participate in any discussions or negotiations
                           regarding any Acquisition Proposal;

                  (iii) withdraw or modify in a manner adverse to Redback the approval of the board of directors of Abatis of the transactions contemplated hereby;

                  (iv)     approve or recommend any Acquisition Proposal; or

                  (v) enter into any agreement, arrangement or understanding related to any Acquisition Proposal.

                  Notwithstanding the preceding part of this Section 5.8(a) and any other provision of this Agreement, nothing shall prevent the board of directors of Abatis prior to the issuance of the Final Order from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to Section 5.8(c), regarding an unsolicited BONA FIDE written Acquisition Proposal that did not otherwise result from a breach of this
                  Section 5.8 and that the board of directors of Abatis determines in good faith, after consultation with financial advisors and outside legal counsel, is reasonably likely to result in a Superior Proposal; provided, however, that prior to taking such action, the board of directors must receive an opinion of outside legal counsel that it is appropriate that the board of directors of Abatis take such action in order to discharge properly its fiduciary duties. Abatis shall not consider, negotiate, accept or recommend an Acquisition Proposal after the date of the issuance of the Final Order. Abatis shall, and shall cause its officers, directors and employees and any financial advisors or other advisors, representatives or agents retained by it to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

         (b) Abatis shall promptly notify Redback, at first orally and then in writing, of any Acquisition Proposal and any enquiry that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Abatis in connection with an Acquisition Proposal or for access to the properties, books or records of Abatis by any Person that informs Abatis that it is considering making, or has made, a proposal that constitutes, or may reasonably be expected to lead to an Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal, the identity of

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                  the Person making such proposal, enquiry or contact and
                  provide such other details of the proposal, enquiry or contact as Redback may reasonably request. Abatis shall:

                  (i) keep Redback fully informed of the status including any change to the material terms of any such Acquisition Proposal or enquiry; and

                  (ii) provide to Redback as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Abatis from any Person in connection with any Acquisition Proposal or sent or provided by Abatis to any Person in connection with any Acquisition Proposal.

         (c) If Abatis receives a request for material non-public information from a Person who has made an unsolicited BONA FIDE written Acquisition Proposal and Abatis is permitted, as contemplated under the second sentence of Section 5.8(a), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the board of directors of Abatis may, subject to the execution by such Person of a confidentiality agreement on terms substantially similar to the Confidentiality Agreement, provide such Person with access to information regarding Abatis; provided, however, that the Person making the Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Acquisition Proposal (but not any material amendment thereto) and provided further that Abatis sends a copy of any such confidentiality agreement to Redback promptly upon its execution and concurrently provides Redback with a list of or copies of the information provided to such Person and access to similar information to which such Person was provided.

         (d) Abatis shall ensure that its officers, directors and employees and any financial advisors or other advisors, representatives or agents retained by it are aware of the provisions of this
                  Section 5.8, and it shall be responsible for any breach of this Section 5.8 by any such Person.

5.9               NOTICE BY ABATIS OF SUPERIOR PROPOSAL DETERMINATION.
Notwithstanding Sections 5.8(a), (b) and (d), Abatis may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal if, and only if:

         (a) it has provided Redback with a copy of the Superior Proposal document;

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         (b)      five Business Days shall have elapsed from the later of the date Redback received written notice advising Redback that Abatis's board of directors has resolved, subject only to compliance with this Section 5.9 and termination of this Agreement, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and the date Redback received a copy of such Superior Proposal; and

         (c)      it has previously or concurrently will have:

                  (i)      paid to Redback the break fee, if any, payable under
                           Section 7.4; and

                  (ii)     terminated this Agreement pursuant to Section 7.3.

         Any information provided by Abatis to Redback pursuant to this Section
5.9 or pursuant to Section 5.8 shall constitute "Information" under Section 5.10(b).

         During such five Business Day period, Abatis agrees that Redback shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The board of directors of Abatis will review any offer by Redback to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Redback's offer upon acceptance by Abatis would result in such Superior Proposal ceasing to be a Superior Proposal. If the board of directors of Abatis so determines, it will enter into an amended agreement with Redback reflecting Redback's amended proposal. If the board of directors of Abatis continues to believe, in good faith and after consultation with financial advisors and outside legal counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Redback's amended proposal, Abatis may terminate this Agreement pursuant to
Section 7.3(c)(iv); provided, however, that Abatis must concurrently therewith pay to Redback the break fee, if any, payable to Redback under Section 7.4 and must concurrently with such termination enter into a definitive agreement with respect to such Acquisition Proposal. Abatis acknowledges and agrees that payment of the break fee, if any, payable under Section 7.4 is a condition to valid termination of this Agreement under Section 7.3(c)(iv) and this Section 5.9.

         Abatis also acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of this Section 5.9 to initiate an additional five Business Day notice period.

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5.10              ACCESS TO INFORMATION.

         (a) Subject to Sections 5.10(b) and (c) and applicable Laws, upon reasonable notice, Abatis shall afford Redback's officers, employees, counsel, accountants and other authorized representatives and advisors ("REPRESENTATIVES") access, during normal business hours in the Pre-Effective Date Period, but without unreasonably interfering with the operation of the business of Abatis, to such properties, books, contracts and records and other documents, information or data relating to Abatis which Redback or its Representatives deem necessary or advisable to review in making an examination of Abatis and its business, as well as to its management personnel, and, during such period, Abatis shall furnish promptly to Redback all information concerning Abatis's business, properties and personnel as Redback or its Representatives may reasonably request. Subject to Sections 5.10(b) and (c) and applicable laws, upon reasonable notice, Redback shall afford Abatis's Representatives access, during normal business hours in the Pre-Effective Date Period, but without unreasonably interfering with the operation of the business of Redback, to such of Redback's management personnel as Redback may determine, acting reasonably, and, during such period, Redback shall furnish promptly to Abatis all information respecting material changes in Redback's business, properties and personnel as Abatis may reasonably request. At the request of Redback, Abatis will execute or cause to be executed such consents, authorizations and directions as may be necessary to enable Redback or its Representatives to obtain full access to all files and records relating to Abatis or its assets maintained by any Governmental Entity.

         (b) In accordance with the Confidentiality Agreement, each of Redback and Abatis acknowledges that certain information to be provided to it under Section 5.10(a) above, or provided to it prior to the execution of this Agreement, will be non-public and/or proprietary in nature (the "INFORMATION"). Except as permitted below, each of Redback and Abatis will keep the Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other Person, and will not use it for any purpose other than to evaluate the transactions contemplated by this Agreement. Each of Redback and Abatis will make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the Representatives of each of Redback and Abatis who require access to the same to assist it in proceeding in

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                  good faith with the transactions contemplated by this
                  Agreement, and whose assistance is required for such purposes, provided that it has first informed such Representatives to whom Information is provided that the Representative has the same obligations, including as to confidentiality, restricted use and otherwise, that it has with respect to such Information. This provision shall not apply to such portions of the Information that:

                  (i) are or become generally available to the public otherwise than as a result of disclosure by a party or its Representatives; or

                  (ii) become available to a party on a non-confidential basis from a source other than, directly or indirectly, the other party or its Representatives, provided that such source is not, to the knowledge of the first party, upon reasonable enquiry, prohibited from transmitting the Information by a contractual, legal or fiduciary obligation; or

                  (iii) were known to a party or were in its possession on a non-confidential basis prior to being disclosed to it by the other party or by someone on its behalf; or

                  (iv) are required by applicable Laws or court order to be disclosed, provided that if a party or any of its representatives (the "Compelled Party") is required to disclose any such information, the Compelled Party gives the other parties (the "Other Parties") prior written notice of such disclosure as soon as practicable, so that the Other Parties will have an opportunity to seek a protective order or to take other appropriate action.

                  The provisions of this Section 5.10(b) shall survive the termination of this Agreement.

         (c) The parties acknowledge that certain Information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of:

                  (i) preparing submissions or applications in order to obtain the Appropriate Regulatory Approvals;

                  (ii)     preparing the Circular; and

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                  (iii)    integrating the operations of Redback and Abatis.

5.11 COVENANT REGARDING REPRESENTATIONS AND WARRANTIES. Each of Abatis and the Redback Parties covenants that it will use all reasonable efforts to ensure that the representations and warranties given by it and contained in
Section 3.0 are true and correct on and as at the Effective Date (except as affected by transactions contemplated or permitted by this Agreement or otherwise consented to by the other parties hereto) or if not true, do not have a Material Adverse Effect on such party (other than, in the case of Abatis, as a result of a Material Adverse Change in Abatis's sales which is attributable to or results from the announcement of the transactions contemplated in this Agreement).

5.12 CLOSING MATTERS. Each of the Redback Parties and Abatis shall deliver, at the closing of the Arrangement and other transactions contemplated hereby, such customary certificates (including "bring-down" certificates), resolutions, opinions and other closing documents as may be required by the other party, acting reasonably. The closing of the Arrangement and the transactions contemplated hereby will take place at 11:00 a.m. (Pacific Time) on the Effective Date at the offices of Fraser Milner Casgrain, Suite 1500, 1040 West Georgia Street, Vancouver, British Columbia.

5.13              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Redback agrees that all rights to indemnification or exculpation now existing in favour of the directors or officers of Abatis, as provided in its articles of incorporation or by-laws, a copy of which has been provided to Redback prior to the date of the execution of this Agreement, in effect on the date hereof, or as provided in any agreements between Abatis and its directors and officers set out in the Abatis Disclosure Schedule, shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Time.

         (b) Redback agrees that from the Effective Date until the sixth anniversary thereof it will maintain, or cause Abatis to maintain, the current directors' and officers' insurance policy of Abatis, or another policy for the benefit of, and in the names of, the directors and officers of Abatis or "discovery" endorsement, on terms and conditions which, to the extent reasonably practicable, are no less advantageous to the directors and officers of Abatis and which provide no less coverage to them

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                  than Abatis's existing directors' and officers' insurance, for all present directors and officers of Abatis, covering claims made within such period of time.

5.14 EMPLOYMENT AND RELATED MATTERS. Redback covenants and agrees that from and after the Effective Time it will cause Abatis, for a period of one year, to deal with any employees of Abatis whose employment is terminated after the Effective Date in a fair and equitable manner consistent with the existing termination policies of Abatis as set out in the Abatis Disclosure Schedule.

                  Nothing herein shall be construed as (i) requiring Redback or Abatis to continue the employment of any employee of Abatis following the Effective Time, (ii) limiting Redback's or Abatis's ability to amend, modify or terminate any Employee Benefit or arrangement of Abatis, Redback or any of Redback's subsidiaries, or (iii) requiring Redback or Abatis to maintain any particular level of Employee Benefits for any employee of Abatis following the Effective Time, except as otherwise provided in the Key Employee Employment Agreements.

5.15 PROHIBITION ON VOLUNTARY LIQUIDATION. The Redback Parties shall not, and agree to cause Newco to not, take any action relating to a voluntary liquidation, dissolution or winding-up of Exchangeco or Newco, as the case may be, prior to the Redemption Date (as defined in the Plan of Arrangement).

6.0               CONDITIONS
6.1 MUTUAL CONDITIONS PRECEDENT. The respective obligations of the parties to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of Redback and Abatis:

         (a) the Arrangement shall have been approved at the Abatis Meeting by not less than two-thirds of the votes cast by the Abatis Shareholders and the Abatis Optionholders who are represented in person or by proxy thereat, in the manner contemplated by
                  Section 2.0;

         (b) the Arrangement shall have been approved at the Abatis Meeting in accordance with any conditions in addition to those set out in Section 6.1(a) which may be imposed by the CBCA or the Interim Order;

         (c) the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of Abatis and Redback, acting reasonably, and shall not

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                  have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

         (d) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Appropriate Regulatory Approvals which have been obtained;

         (e)      this Agreement shall not have been terminated pursuant to
                  Section 7.0;

         (f) the Redback Common Shares issuable (i) pursuant to the Arrangement, (ii) upon exchange of the Exchangeable Shares from time to time, and (iii) upon exercise of the Replacement Options from time to time, shall have been authorized for listing on the NNM, subject to official notice of issuance; and

         (g) all consents, waivers, permits, orders and approvals of any Governmental Entity (including the Appropriate Regulatory Approvals), and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would constitute a criminal offense, or would have a Material Adverse Effect on Redback or Abatis, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on Redback and/or Abatis and there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success,

                  (i) seeking to prohibit or restrict the acquisition by Redback or any of its subsidiaries of any Abatis Shares, seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from Abatis or Redback any damages that are material in relation to Abatis;

                  (ii) seeking to prohibit or materially limit the ownership or operation by Redback or any of its subsidiaries of any material portion of the business or assets of Abatis or to compel Redback or any of its subsidiaries to

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                           dispose of or hold separate any material portion of
                           the business or assets of Abatis;

                  (iii) seeking to impose limitations on the ability of Redback or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any Abatis Shares, including the right to vote the Abatis Shares on all matters properly presented to the shareholders of Abatis;

                  (iv) seeking to prohibit Redback or any of its subsidiaries from effectively controlling in any material respect the business or operations of Abatis; or

                  (v) which otherwise is reasonably likely to have a Material Adverse Effect on Abatis.

6.2 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE REDBACK PARTIES. The obligations of the Redback Parties to complete the transactions contemplated by this Agreement shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for the Redback Parties' exclusive benefit and may be waived by the Redback Parties and any one or more of which, if not satisfied or waived, will relieve the Redback Parties of any obligation under this Agreement):

         (a) all covenants and agreements of Abatis under this Agreement to be performed or observed on or before the Effective Date shall have been duly performed and observed by Abatis in all material respects;

         (b) the representations and warranties of Abatis contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date, or except as affected by transactions contemplated or permitted by this Agreement or otherwise consented to by Redback) and Redback shall have received a certificate of Abatis addressed to Redback and dated the Effective Date, signed on behalf of Abatis by two senior executive officers of Abatis, confirming the same as at the Effective Date;

         (c) between the date hereof and the Effective Date, there shall not have occurred, in the judgment of Redback, acting reasonably, a Material Adverse Change to

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                  Abatis, other than a Material Adverse Change in Abatis's sales which is attributable to or results from the announcement of the transactions contemplated in this Agreement;

         (d) the board of directors of Abatis shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Abatis, to permit the consummation of the Arrangement;

         (e) the board of directors of Abatis shall have made and shall not have withdrawn or modified or amended, in any material respect, prior to the Abatis Meeting, an affirmative recommendation that the Abatis Shareholders and the Abatis Optionholders approve the Arrangement;

         (f) holders of more than 5% of the issued and outstanding Abatis Shares shall not have exercised the Dissent Rights in respect of the Arrangement;

         (g) all consents, approvals, authorizations and waivers of any Persons (other than Governmental Entities) which are required, necessary or desirable for the completion of the Arrangement and other transactions contemplated hereby (including all those consents, approvals, authorizations and waivers required under the Material Agreements and referred to in the Abatis Disclosure Schedule), and for the subsequent transfer, assignment or licencing of any of the Material Agreements by Abatis to Redback or its affiliates, shall have been obtained or received on terms which are acceptable to Redback, acting reasonably;

         (h) each of the Principal Shareholder Voting Agreements, the Key Employee Employment Agreements and the agreements referred to in Section 3.1.52 shall be and remain in full force and effect, unamended, and each of the parties thereto (other than Redback) shall be, in all material respects, in full compliance with their respective obligations thereunder;

         (i) Redback shall have received from Abatis evidence, in form and content acceptable to Redback, acting reasonably, of the termination of the Shareholders' Agreement, such termination to be effective as at the Effective Time; and

         (j) the board of directors of Abatis shall have passed the resolution referred to in Section 5.3(b)(x) and none of the Abatis Options shall have been "cashed out" as provided for in the Abatis Stock Option Plan, nor shall the vesting or time to

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                  exercise of any of such options have been accelerated, by
                  reason of the transactions contemplated by this Agreement or otherwise, other than as provided in the Plan of Arrangement.

The Redback Parties may not rely on the failure to satisfy any of the above conditions precedent as a basis for a non-compliance by them with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by the Redback Parties in complying with their obligations hereunder.

6.3               ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ABATIS.
The obligations of Abatis to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of Abatis and may be waived by Abatis and any one or more of which, if not satisfied or waived, will relieve Abatis of any obligation under this Agreement):

         (a) all covenants of the Redback Parties under this Agreement to be performed on or before the Effective Date shall have been duly performed by the Redback Parties in all material respects;

         (b) all representations and warranties of the Redback Parties contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date which is earlier than the date of this Agreement, in which event such representations and warranties shall be true and correct in all material respects as of such earlier specified date, or except as affected by transactions contemplated or permitted by this Agreement) and Abatis shall have received a certificate of each of the Redback Parties addressed to Abatis and dated the Effective Date, signed on behalf of each of the Redback Parties by two senior executive officers of the relevant Redback Party, confirming the same as at the Effective Date;

         (c) between the date hereof and the Effective Date, there shall not have occurred, in the judgment of Abatis, acting reasonably, a Material Adverse Change to Redback; provided that a reduction in the market price or value of the Redback Common Shares on the NNM or any other stock exchange or quotation system on which the Redback Common Shares may be listed or posted for trading shall not, in and of itself, constitute such a Material Adverse Change; and

         (d) the board of directors of each of the Redback Parties and Newco shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Redback Parties to permit the consummation of the Arrangement and the issue of the Exchangeable Shares contemplated thereby and the issue of Redback Common Shares pursuant to the Arrangement and upon the exchange from time to time of the Exchangeable Shares and the issuance and exercise from time to time of the Replacement Options and the issue from time to time of Redback Common Shares on the exercise of the Replacement Options.

Abatis may not rely on the failure to satisfy any of the above conditions precedent as a basis for noncompliance by Abatis with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by Abatis in complying with its obligations hereunder.

6.4 NOTICE AND CURE PROVISIONS. The Redback Parties and Abatis will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

         (a) cause any of the representations or warranties of the other contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

         (b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

Neither the Redback Parties nor Abatis may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 6.1, 6.2 and 6.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Final Order for acceptance by the Director, the Redback Parties or Abatis, as the case may be, have delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Redback Parties or Abatis, as the case may be, are asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that the Redback Parties or Abatis, as the case may be, are proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement until the later of November 30, 2000 and the expiration of a period of

30 days from such notice. If such notice has been delivered prior to the date of the Abatis Meeting, such meeting shall be postponed until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated.

6.5 SATISFACTION OF CONDITIONS. The conditions precedent set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released when, with the approval of Redback and Abatis, a certificate of arrangement in respect of the Arrangement is issued by the Director.

7.0      AMENDMENT AND TERMINATION

7.1 AMENDMENT. This Agreement may, at any time and from time to time before or after the holding of the Abatis Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

         (a) change the time for performance of any of the obligations or acts of the parties;

         (b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

         (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

         (d) waive compliance with or modify any conditions precedent herein contained,

provided, however, that any such change, waiver or modification does not invalidate any required approval of the Abatis Shareholders and the Abatis Optionholders to the Arrangement.

7.2               MUTUAL UNDERSTANDING REGARDING AMENDMENTS.

         (a) The parties will continue, from and after the date hereof and through and including the Effective Date, to use their respective reasonable efforts to maximize present and future financial and tax planning opportunities for the holders of Abatis Shares, and for Redback and for Abatis, as and to the extent that the same shall not prejudice any party or its security holders. The parties will ensure that such planning activities do not impede the progress or timing of the Arrangement in any material way.

         (b) The parties agree that if the Redback Parties or Abatis, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its security holders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the Redback Parties or Abatis, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

7.3               TERMINATION.

         (a) If any condition contained in Sections 6.1 or 6.2 is not satisfied on or before the Effective Date, to the satisfaction of the Redback Parties, then Redback on behalf of the Redback Parties may by notice to Abatis terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of the Redback Parties arising from any breach by Abatis but for which the condition would have been satisfied.

         (b) If any condition contained in Sections 6.1 or 6.3 is not satisfied on or before the Effective Date to the satisfaction of Abatis, then Abatis may by notice to Redback on behalf of the Redback Parties terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of Abatis arising from any breach by the Redback Parties but for which the condition would have been satisfied.

         (c) This Agreement may, at any time before or after the holding of the Abatis Meeting but not later than the Effective
                  Date:

                  (i) be terminated by the mutual agreement of Abatis and Redback on behalf of the Redback Parties (without further action on the part of the Abatis Shareholders and the Abatis Optionholders if terminated after the holding of the Abatis Meeting);

                  (ii) be terminated by either Abatis or Redback on behalf of the Redback Parties, if there shall be passed any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if any injunction, order or decree enjoining the Redback Parties or Abatis from consummating the transactions contemplated by this Agreement is entered and such injunction, order or decree shall become final and non-appealable;

                  (iii) be terminated by Redback on behalf of the Redback Parties if

                           (A)      the board of directors of Abatis
                                    shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Redback its approval or recommendation of this Agreement or the Arrangement or shall have recommended or approved an Acquisition Proposal; or

                           (B)      through no fault of the Redback
                                    Parties, the Arrangement shall not have been submitted for the approval of the Abatis Shareholders and the Abatis Optionholders at the Abatis Meeting, on or before November 30, 2000, in the manner provided for in
                                    Section 2.0 and in the Interim Order;

                  (iv) be terminated by Abatis in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with Section
                           5.8 and the payment of the fee required to be paid pursuant to Section 7.4(a); or

                  (v) be terminated by either Abatis or Redback on behalf of the Redback Parties if the Arrangement, through no fault of the Redback Parties, shall not have been approved by the Abatis Shareholders and the Abatis Optionholders, on or before November 30, 2000, in the manner provided for in Section 2.0 and in the Interim Order.

         (d) Notwithstanding any other provision hereof, if the Effective Date does not occur on or prior to the Drop Dead Date, then this Agreement shall terminate.

         (e) If this Agreement is terminated in accordance with the foregoing provisions of this Section 7.3, no party shall have any further liability to perform its obligations hereunder, except as provided for in Section 7.4 or as otherwise contemplated hereby, and provided that, subject to Section 7.6, neither the termination of this Agreement nor anything contained in this Section 7.3(e) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

7.4               BREAK FEE.

         (a)      If:

                  (i)      Abatis shall terminate this Agreement pursuant to
                           Section 7.3(c)(iv);

                  (ii) the Redback Parties shall terminate this Agreement pursuant to Section 7.3(c)(iii);

                  (iii) either Abatis or the Redback Parties shall terminate this Agreement pursuant to Section 7.3(c)(v); or

                  (iv) the Redback Parties shall terminate this Agreement pursuant to Section 7.3(a) in respect of the non-satisfaction of either of the conditions contained in Sections 6.2(a) or (b), other than a termination pursuant to Section 7.3(a) in respect of the non-satisfaction of the condition contained in section 6.2(b) relating to a representation or warranty which is true and correct as of the date of this Agreement but which, through no fault of Abatis after the date of this Agreement, is not true and correct in all material respects as of the Effective Date;

                  then in any such case Abatis shall pay to Redback the sum of $24,000,000 in immediately available funds to an account designated by Redback. Such payment shall be due and payable:

                  (A) in the case of a termination specified in clause (i), prior to the termination of this Agreement;

                  (B) in the case of a termination specified in clause (ii), within five Business Days after written notice of termination by the Redback Parties;

                  (C) in the case of a termination specified in clause (iii), within five Business Days after written notice of the termination contemplated therein by either Abatis or the Redback Parties; or

                  (D) in the case of a termination specified in clause (iv), within five Business Days after written notice of termination by Redback.

                  Abatis shall not be obligated to make more than one payment pursuant to this Section 7.4(a).

         (b) If Abatis shall terminate this Agreement pursuant to Section 7.3(b) in respect of the non-satisfaction of either of the conditions contained in Section 6.3(a) or (b), other than a termination pursuant to Section 7.3(b) in respect of the non-satisfaction of the condition contained in Section 6.3(b) relating to a representation or warranty which is true and correct as of the date of this Agreement but which, through no fault of the Redback Parties, is not true and correct in all material respects as of the Effective Date after the date of this Agreement, then in any such case Redback shall pay to Abatis the sum of $24,000,000 in immediately available funds to an account designated by Abatis. Such payment shall be due and payable within five Business Days after written notice of termination by Abatis. Redback shall not be obligated to make more than one payment pursuant to this
                  Section 7.4(b).

7.5 LIQUIDATED DAMAGES. Each of the parties acknowledges that the damages set forth in this Section 7.0 are a genuine pre-estimate of the damages which the other will suffer or incur as a result of the event giving rise to those damages and are not penalties. Each of the parties irrevocably waives any right it may have to raise as a defence in any proceedings that any such damages are abusive.

7.6 REMEDIES. Subject to Section 7.7, the parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to the parties.

7.7 EFFECT OF BREAK FEE PAYMENT. For greater certainty, the parties agree that the payment of the amount pursuant to Section 7.4 is the sole monetary remedy of the party entitled to such amount as a result of the occurrence of any of the events referred to in Section 7.4(a) or (b), as the case may be.

         Subject to the immediately preceding paragraph, nothing in this Agreement shall preclude a party from seeking damages in respect of losses incurred or suffered by such party as a result of any breach of this Agreement by the other party, seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise, or seeking specific performance of any of such covenants or agreements, without the necessity of posting bond or security in connection therewith.

8.0      GENERAL

8.1 NOTICES. All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

         (a)      If to Abatis:

                  Abatis Systems Corporation
                  4190 Still Creek Drive
                  Suite 200
                  Burnaby, British Columbia  V5C 6C6

                  ATTENTION:     President and Chief Executive Officer
                  Facsimile:     (604) 918-4795

                  with a copy to:

                  McCarthy Tetrault
                  1300 - 777 Dunsmuir Street
                  P.O. Box 10424
                  Vancouver, British Columbia  V7Y 1K2

                  ATTENTION:     Ted I. Koffman
                  ---------
                  Facsimile:     (604) 622-5707

                  and to:

                  Preston Gates & Ellis LLP
                  5000 Bank of America Tower
                  701 Fifth Avenue
                  Seattle, Washington
                  98104

                  ATTENTION:     Gary J. Kocher
                  ---------
                  Facsimile:     (206) 623-7022

         (b)      If to a Redback Party:

                  Redback Networks Inc.
                  1195 Borregas Avenue
                  Sunnyvale, California
                  94089

                  ATTENTION:     General Counsel
                  Facsimile:     (408) 541-0420

                  with a copy to:

                  Gunderson Dettmer LLP
                  155 Constitution Drive
                  Menlo Park, California  94025

                  ATTENTION:     Gregory K. Miller
                  ---------
                  Facsimile:     (650) 321-2800

                  and to:

                  Fraser Milner Casgrain
                  1500 - 1040 West Georgia Street
                  Vancouver, British Columbia  V6E 4H8

                  ATTENTION:     Gary R. Sollis
                  ---------
                  Facsimile:     (604) 683-5214

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

8.2 ASSIGNMENT. No party hereto may assign its rights or obligations under this Agreement or the Arrangement.

8.3 BINDING EFFECT. This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors.

8.4 WAIVER AND MODIFICATION. Abatis and the Redback Parties may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waiver or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

8.5      NO PERSONAL LIABILITY.

         (a) No director or officer of any Redback Party shall have any personal liability whatsoever to Abatis under this Agreement, or any other document delivered in connection with the Arrangement by or on behalf of a Redback Party.

         (b) No director or officer of Abatis shall have any personal liability whatsoever to any Redback Party under this Agreement, or any other document delivered in connection with the Arrangement by or on behalf of Abatis.

8.6 FURTHER ASSURANCES. Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and things and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.7 EXPENSES. Except as provided in Section 7.4, all out-of-pocket expenses of the parties relating to the Arrangement and the transactions contemplated hereby, including all Third Party Expenses, shall be paid by the party incurring such expenses; provided, however, that if Abatis is not required to make any payment to Redback under Section 7.4, Redback shall, on or promptly after the Effective Date, pay to Abatis the sum of $200,000 in reimbursement of all of the professional fees and expenses payable by Abatis to Onabru Ltd. in connection with the financial advisory services relating to the Arrangement provided by Onabru Ltd. pursuant to the Financial Advisory Agreement dated July 12, 2000, a true and complete copy of which has been provided to Redback.

8.8 CONSULTATION. Redback and Abatis agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement.

8.9 GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

                                            REDBACK NETWORKS INC.

                                            By:
                                               ---------------------------------


                                            610381 B.C. INC.

                                            By:
                                               ---------------------------------


                                            ABATIS SYSTEMS CORPORATION

                                            By:
                                               ---------------------------------

                                    EXHIBIT A

                           FORM OF AFFILIATE'S LETTER

Dear Sirs:

         The undersigned, a holder of [CLASS A VOTING COMMON SHARES/CLASS B NON-VOTING COMMON SHARES] (the "ABATIS COMMON SHARES") in the capital of Abatis Systems Corporation, a corporation existing under the laws of Canada ("ABATIS"), is entitled to receive in connection with the arrangement pursuant to Section 192 of the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1995, c. C-44 (the "ARRANGEMENT") to be entered into pursuant to the Arrangement Agreement dated as of July 30, 2000 among Abatis, Redback Networks Inc., a corporation existing under the laws of the State of Delaware ("REDBACK") and 610381 B.C. Inc., a company existing under the laws of the Province of British Columbia ("EXCHANGECO"), either exchangeable shares (the "EXCHANGEABLE SHARES") of Exchangeco or shares of common stock of Redback. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Abatis within the meaning of Rule 145 ("RULE 145") promulgated under the U.S. SECURITIES ACT OF 1933, as amended (the "SECURITIES ACT"), by the U.S. Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact or a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate.

         If in fact the undersigned were such an affiliate, the undersigned's ability to sell, assign or transfer:

         (a) the Exchangeable Shares received by the undersigned in exchange for any Abatis Common Shares in connection with the Arrangement; and

         (b) any shares of common stock of Redback (collectively, with the Exchangeable Shares, the "SECURITIES") for which the Exchangeable Shares may be exchanged;

may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of the Securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Redback will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purpose of resale of Securities by the undersigned other than as provided in the Registration Rights Agreement.

         The undersigned hereby represents and covenants with Redback that the undersigned will not sell, assign or transfer any of the Securities received by the undersigned in exchange for Abatis Common Shares in connection with the Arrangement except:

         (a) pursuant to an effective registration statement under the Securities Act;

         (b)      in conformity with Rule 145; or

         (c) in a transaction which, in the opinion of the general counsel of Redback or other counsel reasonably satisfactory to Redback or as described in a "no-action" or interpretative letter from the staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

         In the event of a sale or other disposition by the undersigned of Securities pursuant to Rule 145, the undersigned will supply Redback with evidence of compliance with such Rule, in the form of a letter substantially in the form of Annex I hereto.

         Redback covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Securities by the undersigned under Rule 145 in accordance with the terms thereof.

         The undersigned also understands that there will be placed on any certificates for the Securities issued to the undersigned a legend stating in substance:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND REDBACK NETWORKS INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF REDBACK NETWORKS INC."

         The undersigned also understands that unless a sale or transfer by the undersigned of the undersigned's Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Redback reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Securities Act or (ii) Redback has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Redback, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         The undersigned acknowledges that:

         (a) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Securities; and

         (b) the receipt by Redback and Exchangeco of this letter is an inducement to Redback and Exchangeco to consummate the Arrangement.

                                            Very truly yours,


                  DATED:
                        ---------------------

                  Accepted and agreed to this

                                            REDBACK NETWORKS INC.

                                            By:
                                               ---------------------------

                                     ANNEX I

[NAME]

         On o, the undersigned sold the securities below (the "SECURITIES").
The Securities were received by the undersigned in connection with the arrangement pursuant to section 192 of the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1995, c. C-44 entered into pursuant to the Arrangement Agreement dated as of July 30, 2000 among Abatis Systems Corporation, a corporation existing under the laws of Canada, Redback Networks Inc., a corporation existing under the laws of the State of Delaware ("REDBACK") and 610381 B.C. Inc., a company existing under the laws of the Province of British Columbia.

         The undersigned hereby represents to Redback that the sale of the Securities was made in compliance with Rule 145 promulgated under the U.S. SECURITIES ACT OF 1933, as amended.

                                            Very truly yours,

[SPACE TO BE PROVIDED FOR DESCRIPTION OF THE SECURITIES SOLD]

                                    EXHIBIT B

                        APPROPRIATE REGULATORY APPROVALS

TO BE OBTAINED OR FILED BY REDBACK NETWORKS INC.

     o notice of the Arrangement to be filed with the Director of Investments pursuant to Section 12 of the INVESTMENT CANADA ACT within 30 days of the Effective Date.

     o exemption orders from the Ontario Securities Commission and the British Columbia Securities Commission from the registration and prospectus requirements with respect to the Exchangeable Share structure as described in Section 2.6(a).

     o expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     o authorization for listing of the Redback Common Shares issuable in connection with the Arrangement and upon exercise of the Exchangeable Shares and the Replacement Options on the NNM, subject to the official notice of issuance.

         Such other material authorizations, orders or consents of or, registration, declaration or filing with, any Governmental Entities as required by or with respect to the Redback Parties in connection with the execution and delivery by the Redback Parties of this Agreement or the Arrangement or any other documents and agreements to be delivered under this Agreement, or consummation by the Redback Parties of the transactions contemplated by this Agreement or the Arrangement.

TO BE OBTAINED OR FILED BY ABATIS SYSTEMS CORPORATION

     o notice to the Director under the CBCA with respect to the Interim Order and the Final Order.

     o filing of the Articles of Arrangement with the Director under the CBCA upon receipt of the Final Order.

         Such other material authorizations, orders or consents of or, registration, declaration or filing with, any Governmental Entities as required by or with respect to Abatis in connection with the execution and delivery by Abatis of this Agreement or the Arrangement or any other documents and agreements to be delivered under this Agreement, or consummation by Abatis of the transactions contemplated by this Agreement or the Arrangement.

                                    EXHIBIT C

                             ARRANGEMENT RESOLUTION

                              SPECIAL RESOLUTION OF

                 THE ABATIS SYSTEMS CORPORATION SECURITYHOLDERS

BE IT RESOLVED THAT:

1. The arrangement (the "ARRANGEMENT") under Section 192 of the CANADA BUSINESS CORPORATIONS ACT (the "CBCA") involving Abatis Systems Corporation ("ABATIS"), as more particularly described and set forth in the Management Proxy Circular (the "CIRCULAR") of Abatis accompanying the notice of this meeting (as the Arrangement may be modified or amended), is hereby authorized, approved and adopted.

2. The Plan of Arrangement (the "PLAN OF ARRANGEMENT") involving Abatis, the full text of which is set out as Exhibit E to the Arrangement Agreement made as of July 30, 2000 between Redback Networks Inc., 610381 B.C. Inc. and Abatis (the "ARRANGEMENT Agreement") (as the Plan of Arrangement may be or may have been amended), is hereby approved and adopted.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders and optionholders of Abatis or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of Abatis are hereby authorized and empowered (i) to amend the Arrangement Agreement, or the Plan of Arrangement to the extent permitted by the Arrangement Agreement, and (ii) not to proceed with the Arrangement without further approval of the shareholders and optionholders of Abatis, but only if the Arrangement Agreement is terminated in accordance with Article 7 thereof.

4. Any officer or director of Abatis is hereby authorized and directed for and on behalf of Abatis to execute, under the seal of Abatis or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Arrangement Agreement for filing.

5. Any officer or director of Abatis is hereby authorized and directed for and on behalf of Abatis to execute or cause to be executed, under the seal of Abatis or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such termination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                                    EXHIBIT D

                            EXCHANGE TRUST AGREEMENT

         MEMORANDUM OF AGREEMENT made as of the o day of o, 2000.

AMONG:

                  610381 B.C. INC., a company existing under the laws of Province of British Columbia


                  (hereinafter referred to as "EXCHANGECO")

AND:

                  REDBACK NETWORKS INC., a corporation existing under the laws of the State of Delaware


                  (hereinafter referred to as "REDBACK")

AND:

                  MONTREAL TRUST COMPANY OF CANADA, a trust company existing under the federal laws of Canada

                  (hereinafter referred to as the "TRUSTEE")


         WHEREAS:

A. Pursuant to an arrangement agreement (the "ARRANGEMENT AGREEMENT") dated as of July 30, 2000 among Redback, Exchangeco and Abatis Systems Corporation ("ABATIS"), Exchangeco is to issue exchangeable shares (the "EXCHANGEABLE SHARES") to certain holders of Class A Voting Common Shares and Class B Non-Voting Common Shares of Abatis pursuant to the plan of arrangement (the "PLAN OF ARRANGEMENT") contemplated by the Arrangement Agreement;

B. Pursuant to the Arrangement Agreement, Redback and Exchangeco have agreed to execute an Exchange Trust Agreement substantially in the form of this Agreement;

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.0      DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise;

                  "ARRANGEMENT" means the arrangement under Section 192 of the CANADA BUSINESS CORPORATIONS ACT involving, among others, Abatis and its shareholders and contemplated by the Plan of Arrangement;

                  "AUTHORIZED PERSON" has the meaning ascribed thereto in
                  Section 3.14;

                  "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Redback to effect the automatic exchange of Redback Common Shares for Exchangeable Shares pursuant to
                  Section 3.12;

                  "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than Redback and its Affiliates;

                  "BOARD OF DIRECTORS" means the Board of Directors of\ Exchangeco;

                  "BUSINESS DAY" means any day on which commercial banks are open for business in San Francisco, California and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in San Francisco, California under the laws of the State of California or the federal laws of the United States of America;

                  "CANADIAN DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, any publicly disclosed and widely quoted exchange rate as quoted by an arm's length third party on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors, acting reasonably, to be appropriate for such purpose;

                  "COMPANY ACT" means the COMPANY ACT, R.S.B.C. 1996, c. 62, as amended;

                  "CURRENT MARKET PRICE" means, in respect of a Redback Common Share on any date, the Canadian Dollar Equivalent of the average of the closing sale price of Redback Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the NNM, or, if the Redback Common Shares are not then quoted on the NNM, on such other stock exchange or automated quotation system on which the Redback Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors, acting reasonably, for such purpose; provided, however, that if the Redback Common Shares are not quoted on any stock exchange or automated quotation system, then the Current Market Price of a Redback Common Share shall be determined by the Board of Directors, acting reasonably, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

                  "EXCHANGE RIGHT" has the meaning ascribed thereto in
                  Section 3.1;

                  "EXCHANGEABLE SHARE" means a share in the class of non-voting exchangeable shares in the capital of Exchangeco;

                  "HOLDER" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares as shown from time to time on the register of members maintained by or on behalf of Exchangeco in respect of the Exchangeable Shares;

                  "INDEMNIFIED PARTIES" has the meaning ascribed thereto in
                  Section 6.1;

                  "INSOLVENCY EVENT" means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 20 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Share Provisions;

                  "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement;

                  "LIQUIDATION EVENT" has the meaning ascribed thereto in
                  Section 3.12(b);

                  "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in Section 3.12(c);

                  "NEWCO" means 610380 B.C. Inc., a company existing under the laws of the Province of British Columbia which is a wholly owned subsidiary of Redback;

                  "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market;

                  "OFFICER'S CERTIFICATE" means, with respect to Redback or Exchangeco, as the case may be, a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice-President, any Vice-President or any other senior officer of Redback or Exchangeco, as the case may be;

                  "PERSON" includes an individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

                  "PLAN OF ARRANGEMENT" means the plan of arrangement under
                  Section 192 of the CANADA BUSINESS CORPORATIONS ACT, substantially in the form and content of Exhibit E annexed to the Arrangement Agreement, and any amendments or modifications thereto made in accordance with Section 7.1 of the Arrangement Agreement and Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

                  "REDBACK" means Redback Networks Inc., a corporation existing under the laws of the State of Delaware, and any successor corporation thereto;

                  "REDBACK AFFILIATES" means Affiliates of Redback;

                  "REDBACK COMMON SHARE" means a share of common stock, par value US $0.0001, in the capital of Redback, and any other securities into which such share may be changed;

                  "REDBACK SUCCESSOR" has the meaning ascribed thereto in
                  Section 8.1(a);

                  "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement;

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into between Redback and Andrew Waitman, as agent for and on behalf of each of the Persons entitled to receive Exchangeable Shares pursuant to the Plan of Arrangement, substantially in the form and content of Exhibit H annexed to the Arrangement Agreement, with such changes thereto as the parties thereto, acting reasonably, may agree upon, in accordance with the terms thereof;

                  "RETRACTED SHARES" has the meaning ascribed thereto in
                  Section 3.7;

                  "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Share Provisions;

                  "SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in Appendix 1 to the Plan of Arrangement;

                  "SUPPORT AGREEMENT" means the Support Agreement among Redback, Newco and Exchangeco to be entered into in connection with the Plan of Arrangement, substantially in the form and content of Exhibit G annexed to the Arrangement Agreement, with such changes thereto as the parties thereto, acting reasonably may agree upon, in accordance with the terms thereof;

                  "TRUST" means the trust created by this Agreement;

                  "TRUST ESTATE" means the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement; and

                  "TRUSTEE" means Montreal Trust Company of Canada, a corporation organized and existing under the federal laws of Canada and authorized to carry on the business of a trust company in each of the provinces of Canada and, subject to the provisions of Section 7.0, includes any successor trustee.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS. The division of this
Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to a "section" followed by a number and/or a letter refer to the specified section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 NUMBER, GENDER AND PERSONS. In this Agreement, unless the context otherwise requires, words importing the singular number only shall include the plural and VICE VERSA and words importing any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2.0      PURPOSE OF AGREEMENT

2.1 ESTABLISHMENT OF TRUST. The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Exchange Right and the Automatic Exchange Rights to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

3.0      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

3.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. Redback hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "EXCHANGE RIGHT"), upon the occurrence and during the continuance of an Insolvency Event, to require Redback to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Redback hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Redback to the Trustee. During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

         (a)      hold the Exchange Right and the Automatic Exchange
                  Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

3.2 LEGENDED SHARE CERTIFICATES. Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

         (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

         (b)      the Automatic Exchange Rights.

3.3 GENERAL EXERCISE OF EXCHANGE RIGHT. The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 4.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Section 3.0 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

3.4 PURCHASE PRICE. The purchase price payable by Redback for each Exchangeable Share to be purchased by Redback under the Exchange Right shall be an amount per share equal to (a) the Current Market Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Redback causing to be sent to such holder one Redback Common Share, plus (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Redback issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Redback Common Share and, on the applicable payment date, a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to Section 3.13). Upon payment by Redback of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Exchangeco.

3.5 EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal corporate trust office in Vancouver, British Columbia or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Redback to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and the articles of Exchangeco and such additional documents and instruments as the Trustee, Redback or Exchangeco may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Redback to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that the Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Redback free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Redback Common Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and Redback of payment) of the taxes (if any) payable as contemplated by Section 3.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Redback under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

3.6 DELIVERY OF REDBACK COMMON SHARES; EFFECT OF EXERCISE. Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Redback to purchase under the Exchange Right, together with all documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 3.8 or evidence of such payment), duly endorsed for transfer to Redback, the Trustee shall notify Redback and Exchangeco of its receipt of the same, which notice to Redback and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Redback shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of Redback Common Shares issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of all liens, charges and encumbrances, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to Section 3.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco and Redback of the payment of) the taxes (if any) payable as contemplated by Section 3.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Redback and Exchangeco of the exercise of the Exchange Right as provided in this Section 3.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Redback all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor, unless the purchase price is not delivered by Redback to the Trustee within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until the purchase price is so delivered by Redback. Upon delivery by Redback to the Trustee of such purchase price, the Trustee shall deliver such purchase price to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Redback Common Shares delivered to it pursuant to the Exchange Right.

3.7 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Beneficiary has exercised its right under Article 6 of the Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "RETRACTED SHARES") and is notified by Exchangeco pursuant to Section 6.6 of the Share Provisions that Exchangeco will not be permitted as a result of solvency requirements or other provisions of applicable law to redeem all such Retracted Shares, and provided that Newco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to Section 6.1 of the Share Provisions, and provided further that the Trustee has received written notice of the same from Redback or Exchangeco (which, in such circumstances, Redback hereby undertakes to give or cause to be given to the Trustee), the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to Section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require Redback to purchase such shares in accordance with the provisions of this Section 3.0.

3.8 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to Redback pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Redback Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Redback, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have provided evidence to the satisfaction of the Trustee, Redback and Exchangeco that such taxes, if any, have been paid in full.

3.9 NOTICE OF INSOLVENCY EVENT. As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and Redback shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Exchangeco and Redback of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Redback, a notice of such Insolvency Event, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

3.10 QUALIFICATION OF REDBACK COMMON SHARES. Redback covenants that if any Redback Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority (i) under any Canadian provincial securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority applicable to holders who are resident in the Provinces of Alberta, Ontario or British Columbia, or (ii) under any United States federal or state securities or other law or regulation or pursuant to the rules and regulations of any United States securities or other regulatory authority before such shares (or such other shares or securities) may be issued by Redback and delivered by Redback to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter through the facilities of a stock exchange or market in the United States or through the NNM provided that such first trade is made in accordance with the rules of the stock exchange or market upon which the trade is made or the rules of the NNM in accordance with all laws applicable to that stock exchange or market or applicable to the NNM (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Redback for purposes of Canadian provincial securities law or an "affiliate" of Redback for purposes of United States federal or state securities law) Redback will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Redback Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be provided that nothing herein shall require Redback to prepare, file with the United States Securities and Exchange Commission or maintain a registration statement, prospectus or similar document with regard to such shares or otherwise qualify such shares to be freely tradeable in the United States except in accordance with the terms of the Registration Rights Agreement. Redback will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Redback Common Shares (or such other shares or securities) to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Redback Common Shares (or such other shares or securities) have been listed by Redback and remain listed and are quoted or posted for trading at such time.

3.11 REDBACK COMMON SHARES. Redback hereby represents and warrants that it has irrevocably reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Redback or its Affiliates) are outstanding keep available, free from pre-emptive and other rights, out of is authorized and unissued capital stock, such number of Redback Common Shares (or other shares or securities into which Redback Common Shares may be reclassified or changed) as are now and may hereafter be required to enable and permit

Redback to meet its obligations under this Agreement and the Support Agreement, to enable and permit Newco to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, and to enable and permit Exchangeco to meet its obligations under this Agreement and the Share Provisions.

3.12     AUTOMATIC EXCHANGE ON LIQUIDATION OF REDBACK

         (a) Redback will give the Trustee notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the board of directors of Redback to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Redback or to effect any other distribution of assets of Redback among its shareholders for the purpose of winding up its affairs, as soon as practicable and in any event at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii)     as soon as practicable following the earlier of
                           (A) receipt by Redback of notice of, and (B) Redback otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Redback or to effect any other distribution of assets of Redback among its shareholders for the purpose of winding up its affairs.

         (b) As soon as practicable following receipt by the Trustee from Redback of notice of any event (a "LIQUIDATION EVENT") contemplated by Section 3.12(a)(i) or (ii) above, the Trustee, will give notice thereof to the Beneficiaries. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Redback Common Shares provided for in
                  Section 3.12(c).

         (c) In order that the Beneficiaries will be able to participate on a PRO RATA basis with the holders of Redback Common Shares in the distribution of assets of Redback in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event all of the then outstanding Exchangeable
                  Shares shall be automatically exchanged for Redback Common
                    Shares. To effect such automatic exchange, Redback shall
                  purchase on the fifth Business Day prior to the Liquidation
                  Event Effective Date each Exchangeable Share then outstanding and held by the Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a Redback Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Redback issuing to the Beneficiary one Redback Common Share, and (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange.

         (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Redback Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Redback all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares, the related interest in the Trust Estate and any right of each such Beneficiary to receive declared and unpaid dividends from Exchangeco and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Redback shall issue to the Beneficiary the Redback Common Shares issuable upon the automatic exchange of Exchangeable Shares for Redback Common Shares, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of all liens, charges and encumbrances, and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to Section 3.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Redback Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Redback Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Redback pursuant to such automatic exchange shall thereafter be deemed to represent Redback Common Shares issued to the Beneficiary by Redback pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Redback Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Redback may reasonably require, Redback shall deliver or cause to be delivered to the Beneficiary certificates representing the Redback Common Shares of which the Beneficiary is the holder.

3.13 WITHHOLDING RIGHTS. Each of Redback, Exchangeco and the Trustee shall be entitled to deduct and withhold from any consideration payable under this Agreement to any holder of Exchangeable Shares such amounts as Redback, Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the INCOME TAX ACT (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Redback, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Redback, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Redback, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

3.14 INCUMBENCY CERTIFICATE. Each of Redback and Exchangeco shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee (each an "AUTHORIZED PERSON"), together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with Section 11.3 of this Agreement, of a change in Authorized Persons with updated specimen signatures.

4.0      CONCERNING THE TRUSTEE
4.1 POWERS AND DUTIES OF THE TRUSTEE. The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

         (a) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Redback as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (b) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Redback Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

         (c)      holding title to the Trust Estate;

         (d) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

         (e) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Redback and Exchangeco under this Agreement; and

         (f) taking such other actions and doing such other things as are specifically provided in this Agreement.

         In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

         The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

4.2 NO CONFLICT OF INTEREST. The Trustee represents to Redback and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 30 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 7.0. If, notwithstanding the foregoing provisions of this Section 4.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 4.2, any interested party may apply to the Supreme Court of British Columbia for an order that the Trustee be replaced as Trustee hereunder.

4.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. Redback and Exchangeco irrevocably authorize the Trustee, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Redback Common Shares; and

         (b)      requisition, from time to time,

                  (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement; and

                  (ii) from the transfer agent of Redback Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

Redback and Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Redback covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

4.4 BOOKS AND RECORDS. The Trustee shall keep available for inspection by Redback and Exchangeco at the Trustee's principal corporate trust office in Vancouver, British Columbia correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before March 31, 2001, and on or before March 31 in every year thereafter, until the termination of the Trust pursuant to
Section 10.0, the Trustee shall transmit to Redback and Exchangeco a brief report, dated as of the preceding December 31, with respect to:

         (a) the property and funds comprising the Trust Estate as of that date;

         (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Redback of Redback Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

         (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

4.5 INCOME TAX RETURNS AND REPORTS. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law and, in connection therewith, the Trustee may obtain the advice and assistance of such accountants, legal counsel or other experts or advisors as the Trustee may consider necessary or desirable. If requested by the Trustee, Redback shall retain such experts or advisors for purposes of providing such advice and assistance.

4.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Exchange Right pursuant to Section 3.0 and with respect to the Automatic Exchange Rights pursuant to Section 3.0, in either case subject to Section 4.15.

         None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

4.7 ACTION OF BENEFICIARIES. No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in
Section 4.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Exchange Right or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

4.8 RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 4.9, if applicable, and with any other applicable provisions of this Agreement.

4.9 EVIDENCE AND AUTHORITY TO TRUSTEE. Redback and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Redback and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Redback and/or Exchangeco promptly if and when:

         (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 4.9; or

         (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Redback and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         Such evidence shall consist of an Officer's Certificate of Redback and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

         Whenever such evidence relates to a matter other than the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Redback and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Redback and/or Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration.

         Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

         (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

         (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, Officer's Certificate, statement or opinion; and

         (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

4.10     EXPERTS, ADVISERS AND AGENTS.  The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Redback and/or Exchangeco or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance referred to above; and

         (b) retain or employ such agents, employees and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

4.11 INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee shall be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys, provided that (i) such securities are stated to mature within 180 days after their purchase by the Trustee, and (ii) the Trustee is acting at the written direction of Redback or Exchangeco. Pending the investment of any moneys as hereinbefore provided, such moneys shall be deposited in the name of the Trustee in an interest-bearing segregated trust account at any chartered bank in Canada or, at the direction of Exchangeco, in the deposit department of the Trustee at the rate of interest then current on similar deposits. Any income earned in respect of the Trust Estate which is not used by the Trustee as provided in this Agreement shall be accumulated by the Trustee and added to the capital of the Trust Estate.

4.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

4.13 TRUSTEE NOT BOUND TO ACT ON REQUEST. Except as otherwise specifically provided in this Agreement, the Trustee shall not be bound to act in accordance with any direction or request of Redback and/or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

4.14 AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to Redback and Exchangeco that, at the date of execution and delivery by it of this Agreement, it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 4.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 30 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in
Section 7.0.

4.15 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise the Exchange Right or any Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

         (b) all differences with respect to the Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

4.16 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

5.0      COMPENSATION
5.1 FEES AND EXPENSES OF THE TRUSTEE. Redback and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Redback and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently, in bad faith or with negligence, recklessness or wilful misconduct.

6.0      INDEMNIFICATION AND LIMITATION OF LIABILITY
6.1 INDEMNIFICATION OF THE TRUSTEE. Redback and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Redback or Exchangeco pursuant hereto.

         In no case shall Redback or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Redback and Exchangeco are notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties promptly after any of the Indemnified Parties has received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Redback and Exchangeco shall be entitled to participate at their own expense in the defence and, if Redback and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Redback or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and Redback or Exchangeco and the Trustee shall have been advised by counsel acceptable to Redback or Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Redback or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Redback and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

6.2 LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

7.0      CHANGE OF TRUSTEE
7.1 RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Redback and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than 60 days before such desired resignation date unless Redback and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Redback and Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the federal laws of Canada and authorized to carry on the business of a trust company in each of the Provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee of such appointment, a successor trustee may be appointed by an order of a court of competent jurisdiction upon application of one or more of the parties hereto or any Beneficiary, at the expense of Redback and Exchangeco.

7.2 REMOVAL. The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed with or without cause at any time on not less than 30 days' prior notice by written instrument executed by Redback and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

7.3 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Redback and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Redback and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Redback, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

7.4 NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein, Redback and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary. If Redback or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Redback and Exchangeco.

7.5 ASSIGNMENT TO AN AFFILIATE. Notwithstanding the foregoing provisions of this Section 7.0, the Trustee may assign all of its duties hereunder to any corporation organized and existing under the federal laws of Canada and authorized to carry on the business of a trust company in each of the Provinces of Canada which is an Affiliate of Computershare Investor Services Inc. Such assignment shall be effective upon notice by the Trustee to Redback and Exchangeco, without any further documentation or consent of the parties hereto.

8.0      REDBACK SUCCESSORS
8.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.. Redback shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

         (a) such other person or continuing corporation (herein called the "REDBACK SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Redback Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Redback Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Redback under this Agreement; and

         (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

8.2 VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of Section 8.1 have been duly observed and performed, the Trustee and, if required by Section 8.1, the Redback Successor and Exchangeco shall execute and deliver the supplemental agreement provided for in Section 9.0 and thereupon the Redback Successor shall possess and from time to time may exercise each and every right and power of Redback under this Agreement in the name of Redback or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Redback or any officers of Redback may be done and performed with like force and effect by the board of directors or officers of such Redback Successor.

8.3 WHOLLY-OWNED SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Redback with or into Redback or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Redback, other than Exchangeco or Newco, provided that all of the assets of such subsidiary are transferred to Redback or another wholly-owned direct or indirect subsidiary of Redback and any such transactions are expressly permitted by this Section 8.0.

9.0      AMENDMENTS AND SUPPLEMENTAL AGREEMENTS
9.1 AMENDMENTS, MODIFICATIONS, ETC.. This Agreement may not be amended or modified except by an agreement in writing executed by Redback, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions.

9.2 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of Section 9.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder, provided that the board of directors of each of Exchangeco and Redback is of the good faith opinion that any such additions will not be prejudicial to the rights or interests of the Beneficiaries;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Redback and Exchangeco and in the opinion of the Trustee, it may be expedient to make, provided that such boards of directors and the Trustee is of the good faith opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

         (c) making such changes in or corrections to this Agreement which, on the advice of counsel to Redback, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein; provided that the Trustee and the board of directors of each of Redback and Exchangeco is of the good faith opinion that such changes or corrections will not be prejudicial to the interests of the Beneficiaries.

9.3 MEETING TO CONSIDER AMENDMENTS. Exchangeco, at the request of Redback, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment of or modification to this Agreement requiring their approval pursuant to Section 9.1. Any such meeting or meetings shall be called and held in accordance with the articles of Exchangeco, the Share Provisions and all applicable laws.

9.4 CHANGES IN CAPITAL OF REDBACK AND EXCHANGECO. Notwithstanding Section 9.1, at all times after the occurrence of any event contemplated pursuant to
Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Redback Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which Redback Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

9.5 EXECUTION OF SUPPLEMENTAL AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. Notwithstanding Section 9.1, from time to time Exchangeco (when authorized by a resolution of its Board of

Directors), Redback (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of this Agreement, and they shall, when so directed by this Agreement, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) evidencing the succession of Redback Successors and the covenants of and obligations assumed by each such Redback Successor in accordance with the provisions of Section 8.0 and the succession of any successor trustee in accordance with the provisions of Section 7.0;

         (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation, the provisions of which apply to Redback, Exchangeco, the Trustee or this Agreement; and

         (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

10.0     TERMINATION
10.1 TERM. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

         (a)      no outstanding Exchangeable Shares are held by a Beneficiary;

         (b) each of Redback and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions; and

         (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

10.2 SURVIVAL OF AGREEMENT. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Sections 5.0 and 6.0 shall survive any such termination of this Agreement.

11.0     GENERAL
11.1 SEVERABILITY. If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

11.2 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

11.3 NOTICES TO PARTIES . All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

         (a)      to Exchangeco or Redback:

                  Redback Networks Inc.
                  1195 Borregas Avenue
                  Sunnyvale, California  94089
                  ATTENTION:     General Counsel
                  Facsimile:     (408) 571-5195
                  with a copy to:

                  Gunderson Dettmer LLP
                  155 Constitution Drive
                  Menlo Park, California  94025
                  ATTENTION:     Gregory K. Miller
                  Facsimile:     (650) 321-2800

                  and to:

                  Fraser Milner Casgrain
                  1500 - 1040 West Georgia Street
                  Vancouver, British Columbia  V6E 4H8
                  ATTENTION:     Gary R. Sollis
                  Facsimile:     (604) 683-5214

         (b)      to the Trustee:

                  Montreal Trust Company of Canada
                  3rd Floor, 510 Burrard Street
                  Vancouver, British Columbia   V6C 3B9

                  ATTENTION:     Nicole Clement
                  Facsimile:     (604) 683-4079

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

11.4 NOTICE TO BENEFICIARIES. Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of members for the Exchangeable Shares in any manner permitted by the articles of Exchangeco from time to time in force in respect of notices to the holders of such Exchangeable Shares and shall be deemed to be received (if given or sent in such manner) at the time specified in such articles, the provisions of which articles shall apply MUTATIS MUTANDIS to notices or documents as aforesaid sent to such Beneficiaries.

11.5 RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any holder by the Trustee or by such holder to the Trustee, the making of such payment or sending of such document sent through the post shall be at the risk of Redback and Exchangeco, in the case of payments made or documents sent by the Trustee, and at the risk of the holder, in the case of payments made or documents sent by the holder.

11.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

11.7 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

11.8 ATTORNMENT. Each of the Trustee, Redback and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Exchangeco at its registered office in the Province of British Columbia as attorney for service of process.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                      610381 B.C. INC.


                      Per:
                             ---------------------------------------------------
                              Authorized Signatory

                      REDBACK NETWORKS INC.

                      Per:
                             ---------------------------------------------------
                              Authorized Signatory

                      MONTREAL TRUST COMPANY OF CANADA

                      Per:
                             ---------------------------------------------------
                              Authorized Signatory

                                    EXHIBIT E

               PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA
                           BUSINESS CORPORATIONS ACT

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         (a) "ABATIS" means Abatis Systems Corporation, a corporation existing under the federal laws of Canada;

         (b) "ABATIS OPTION" means an option to purchase Class A Voting Common Shares of Abatis granted under Abatis's Key Employee Stock Option Plan and being outstanding and unexercised on the Effective Date;

         (c) "ABATIS SECURITIES" means the Abatis Shares and the Abatis Options, collectively;

         (d) "ABATIS SHARES" means the outstanding Class A Voting Common Shares and Class B Non-Voting Common Shares, all without par value, in the capital of Abatis;

         (e) "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise;

         (f) "ARRANGEMENT" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 7.1 of the

                  Arrangement Agreement or Article 6 hereof or made at the direction of the Court in the Final Order;

         (g) "ARRANGEMENT AGREEMENT" means the agreement made as of July 30, 2000 among Redback, Exchangeco and Abatis, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

         (h) "ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the Abatis Shares and Abatis Options at the Meeting;

         (i) "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Abatis in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

         (j) "BUSINESS DAY" means any day on which commercial banks are open for business in San Francisco, California and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in San Francisco, California under the laws of the State of California or the federal laws of the United States of America;

         (k) "CANADIAN RESIDENT" means a person who is not a non-resident of Canada for purposes of the ITA;

         (l) "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1995, c. C-44, as amended;

         (m) "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

         (n) "CIRCULAR" means the notice of the Meeting and accompanying management proxy circular to be sent to holders of Abatis Shares and Abatis Options in connection with the Meeting;

         (o)      "COURT" means the Supreme Court of British Columbia;

         (p) "CURRENT MARKET PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         (q) "DEPOSITARY" means Montreal Trust Company of Canada, at such offices as will be set out in the Letter of Transmittal and Election Form;

         (r)      "DEPOSITED SECURITIES" has the meaning set out in section
                  2.2(e);

         (s) "DIRECTOR" mean the Director appointed under section 260 of the CBCA;

         (t)      "DISSENT PROCEDURES" has the meaning set out in section 3.1;

         (u) "DISSENTING SHAREHOLDER" means a holder of Abatis Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

         (v)      "DIVIDEND AMOUNT" has the meaning ascribed thereto in
                  section 5.1(a);

         (w)      "EFFECTIVE DATE" means the date shown on the Certificate;

         (x)      "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date;

         (y) "ELECTION DEADLINE" means 5:00 p.m. (Pacific time) on the date which is two Business Days before the date of the Meeting;

         (z) "ESCROW AGENT" means Montreal Trust Company of Canada, in its capacity as escrow agent under the Escrow Agreement, and includes any successor escrow agent appointed thereunder;

         (aa) "ESCROW AGREEMENT" means the Escrow Agreement among Redback, Exchangeco, the Shareholders' Agent and the Escrow Agent, in the form and content of Appendix 2 hereto, as amended or supplemented from time to time in accordance with the terms thereof;

         (ab)     "ESCROW AMOUNT" means the number of Escrow Securities;

         (ac) "ESCROW SECURITIES" means, collectively, 10% of the Redback Common Shares and 10% of the Exchangeable Shares to be issued to the holders of Abatis Shares at the Effective Time pursuant to this Plan of Arrangement (all of which shall be subject to adjustment as provided for in section 2.4 hereof);

         (ad) "EXCHANGECO" means 610381 B.C. Inc., a company existing under the laws of the Province of British Columbia, which is a wholly owned subsidiary of Redback;

         (ae) "EXCHANGE RATIO" means a number equal to the quotient obtained when (A) 5,236,154 is divided by (B) the sum of (x) the aggregate number of Abatis Shares issued and outstanding as at the Effective Date and (y) the aggregate number of Abatis Shares which are or may at any future time become issuable pursuant to Abatis Options outstanding as at the Effective Date, including, without limitation, all Abatis Options which are not fully vested or immediately exercisable as at the Effective Date;

         (af) "EXCHANGE TRUST AGREEMENT" means the Exchange Trust Agreement among Redback, Exchangeco and the Trustee, to be entered into in connection with this Plan of Arrangement, substantially in the form and content of Exhibit D annexed to the Arrangement Agreement, with such changes thereto as the parties to the Arrangement Agreement, acting reasonably, may agree, in accordance with the terms thereof;

         (ag) "EXCHANGEABLE ELECTED SHARE" means any Abatis Share that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Exchangeco under the Arrangement for a fraction of an Exchangeable Share;

         (ah) "EXCHANGEABLE SHARE" means a share in the class of non-voting exchangeable shares in the capital of Exchangeco;

         (ai) "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially in the form and content of Appendix 1 hereto;

         (aj) "FINAL ORDER" means the final order of the Court approving the Arrangement, granted pursuant to section 192 of the CBCA, as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

         (ak) "HOLDER" means, when used with reference to any Abatis Securities, the holder of such Abatis Securities shown from time to time on the securities register maintained by or on behalf of Abatis in respect of such Abatis Securities and, when used with reference to any Exchangeable Shares, means the holder of such Exchangeable Shares shown from time to time on the register of members
                                       4
                  maintained by or on behalf of Exchangeco in respect of such Exchangeable Shares;

         (al) "INTERIM ORDER" means the interim order of the Court made in connection with the process for obtaining shareholder approval of the Arrangement and related matters;

         (am)     "ITA" means the INCOME TAX ACT (Canada);

         (an) "LETTER OF TRANSMITTAL AND ELECTION FORM" means the Letter of Transmittal and Election Form for use by holders of Abatis Shares, in the form which will accompany the Circular;

         (ao) "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.1(a);

         (ap)     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.1(a);

         (aq) "LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         (ar) "MEETING" means the special meeting of the holders of Abatis Securities (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider and, if deemed advisable, approve the Arrangement;

         (as)     "MEETING DATE" means the date of the Meeting;

         (at) "NEWCO" means 610380 B.C. Inc., a company existing under the laws of the Province of British Columbia, which is a wholly owned subsidiary of Redback;

         (au) "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market;

         (av) "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

         (aw) "REDBACK" means Redback Networks Inc., a corporation existing under the laws of the State of Delaware;

         (ax) "REDBACK COMMON SHARE" means a share of common stock, par value U.S. $0.0001, in the capital of Redback and any other securities into which such share may be changed;

         (ay) "REDBACK CONTROL TRANSACTION" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         (az) "REDBACK ELECTED SHARE" means any Abatis Share that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Exchangeco under the Arrangement for a fraction of a Redback Common Share, or that is deemed to be a Redback Elected Share pursuant to section 2.3(a);

         (ba) "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5.2(a);

         (bb)     "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.2(a);

         (bc) "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         (bd) "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between Redback and the Shareholders' Agent, as contemplated in section 2.6(d) of the Arrangement Agreement;

         (be)     "REPLACEMENT OPTION" has the meaning ascribed thereto in
                  section 2.2(d), and, when used in the plural in a context where the number of such options is relevant, means the number of Redback Common Shares issuable under such Replacement Option once such option has fully vested;

         (bf) "SHAREHOLDERS' AGENT" means Andrew Waitman, in his capacity as shareholders' agent under the Escrow Agreement or the Registration Rights Agreement, as the case may be, and includes any successor shareholders' agent appointed under either such agreement;

         (bg) "TRANSFER AGENT" means Montreal Trust Company of Canada or such other Person as may from time to time be appointed by Exchangeco as the registrar and transfer agent for the Exchangeable Shares;

         (bh) "TRUSTEE" means Montreal Trust Company of Canada, in its capacity as trustee under the Exchange Trust Agreement, and includes any successor trustee appointed thereunder; and

         (bi) "UNITED STATES DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than United States dollars (the "FOREIGN CURRENCY AMOUNT") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on that date for that foreign currency expressed in United States dollars as reported by the Federal Reserve Bank of New York or, in the event that spot exchange rate is not available, any publicly disclosed and widely quoted exchange rate as quoted by an arm's length third party on that date for the foreign currency expressed in United States dollars as may be deemed by the Board of Directors of Redback, acting reasonably, to be appropriate for that purpose.

1.2 SECTIONS AND HEADINGS. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3 NUMBER, GENDER AND PERSONS. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and VICE VERSA and words importing any gender include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Plan of Arrangement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                                   ARRANGEMENT

2.1 BINDING EFFECT. This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Abatis, (ii) Redback, Newco and Exchangeco, (iii) all holders of Abatis Shares, (iv) all holders and all beneficial holders of Exchangeable Shares, and (v) all holders of Abatis Options.

2.2 ARRANGEMENT. Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

         (a) each Redback Elected Share will be transferred by the holder thereof, without any act or formality on his part, to Exchangeco in exchange for that number of fully paid and non-assessable Redback Common Shares equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Abatis Shares and added to the register of holders of Redback Common Shares, and Exchangeco will be recorded as the registered holder of such Abatis Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

         (b) each Exchangeable Elected Share will be transferred by the holder thereof, without any act or formality on his part, to Exchangeco in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Abatis Shares and added to the register of holders of Exchangeable Shares, and Exchangeco will be recorded as the registered holder of such Abatis Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

         (c) each Abatis Share in respect of which no election has been made by the holder thereof, or in respect of which an effective election has not been made (other than Abatis Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Abatis Shares held by them) will be deemed to be a Redback Elected Share and will be transferred by the holder thereof, without any act or formality on his part, to Exchangeco in exchange for that number of fully paid and non-assessable Redback Common Shares equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Abatis Shares and added to the register of holders of Redback Common Shares, and Exchangeco will be recorded as the registered holder of such Abatis Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

         (d) each Abatis Option shall, without any act or formality, be exchanged by the holder thereof for an option (a "REPLACEMENT OPTION") to purchase a number of Redback Common Shares equal to the product of the Exchange Ratio multiplied by the number of Class A Voting Common Shares of Abatis subject to such

                  Abatis Option. Such Replacement Option shall provide for an exercise price per Redback Common Share equal to the United States Dollar Equivalent of the exercise price per share of such Abatis Option immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest whole cent. If the foregoing calculation results in a Replacement Option being exercisable for a fraction of a Redback Common Share, then the number of Redback Common Shares subject to such Replacement Option shall be rounded down to the next whole number of Redback Common Shares. The term to expiry, conditions to and manner of exercise, vesting schedule and other terms and conditions of each of the Replacement Options shall be the same as the terms and conditions of the Abatis Option for which it is exchanged, except that the vesting provisions applicable thereto shall be as set out in Appendix 3 hereto, and any document or agreement previously evidencing an Abatis Option shall be deemed to be an agreement between Redback and the holder thereof evidencing such Replacement Option;

         (e) each of the Persons entitled to receive Redback Common Shares and Exchangeable Shares to be issued pursuant to this Plan of Arrangement, (i) will be deemed to have irrevocably appointed and authorized the Shareholders' Agent, as the agent of such Person, to enter into and act under the Escrow Agreement on his behalf in the manner contemplated in the Escrow Agreement,
                  (ii) will be deemed to have irrevocably authorized and directed Redback and Exchangeco, and their respective representatives and agents, to deposit, or cause to be deposited, in escrow with the Escrow Agent, 10% of the Redback Common Shares and 10% of the Exchangeable Shares to be issued to such Person at the Effective Time under this Plan of Arrangement (collectively, the "DEPOSITED SECURITIES"), (iii) will be deemed to have irrevocably authorized the Escrow Agent to hold and deal with such Person's Deposited Securities in accordance with the terms of the Escrow Agreement, and (iv) will be bound by the provisions of the Escrow Agreement in respect of all of such Person's Deposited Securities; and

         (f) each of the Persons entitled to receive Exchangeable Shares to be issued pursuant to this Plan of Arrangement will be deemed to have irrevocably appointed and authorized the Shareholders' Agent, as the agent of such Person, to execute and deliver the Registration Rights Agreement.

2.3      ELECTIONS

         (a) Each Person who, at or prior to the Election Deadline, is a holder of record of Abatis Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to the Election Deadline to receive Exchangeable Shares or Redback Common Shares, or a combination thereof, in exchange for such holder's Abatis Shares, on the basis set forth herein and in the Letter of Transmittal and Election Form; provided that, notwithstanding anything to the contrary herein, a holder of Abatis Shares who is not a Canadian Resident will not be entitled to elect to receive Exchangeable Shares and any such election otherwise made by any such holder shall be deemed to be an election to receive Redback Elected Shares.

         (b) Holders of Abatis Shares who are Canadian Residents, other than any such holder who is exempt from tax under the ITA, and who have elected to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of their Abatis Shares to Exchangeco by providing two signed copies of the necessary election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA (or applicable provincial income tax law), the forms will be signed by Exchangeco and returned to such holders of Abatis Shares within 30 days after the receipt thereof by the Depositary for filing with the Canada Customs and Revenue Agency (or the applicable provincial taxing authority). Exchangeco will not be responsible for the proper completion of any election form and, except for Exchangeco's obligation to sign and return duly completed election forms which are received by the Depositary within 90 days of the Effective Date, within 30 days after the receipt thereof by the Depositary, Exchangeco will not be responsible for any taxes, interest or penalties resulting from the failure by a holder of Abatis Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation). In its sole discretion, Exchangeco may choose to sign and return an election form received by the Depositary more than 90 days following the Effective Date, but Exchangeco will have no obligation to do so.

2.4 ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Redback Common Shares or Abatis Shares), reorganization, recapitalization or other like change with respect to Redback Common Shares or

Abatis Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

                                    ARTICLE 3
                                RIGHTS OF DISSENT

3.1 RIGHTS OF DISSENT. Holders of Abatis Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (the "DISSENT PROCEDURES") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Abatis not later than 5:00 p.m. (Vancouver time) on the last Business Day preceding the Meeting Date. Holders of Abatis Shares who duly exercise such rights of dissent and who:

         (a) are ultimately entitled to be paid fair value for their Abatis Shares shall be deemed to have transferred such Abatis Shares to Exchangeco, to the extent the fair value therefor is paid by Exchangeco, and to Abatis, to the extent the fair value therefor is paid by Abatis, and, in the case of Abatis Shares so transferred to Abatis, such shares shall be cancelled on the Effective Date; or

         (b) are ultimately not entitled, for any reason, to be paid fair value for their Abatis Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Abatis Shares and shall receive Redback Common Shares on the basis determined in accordance with section 2.2(c), but in no case shall Redback, Exchangeco, Newco, Abatis or any other Person be required to recognize such holders as holders of Abatis Shares after the Effective Time, and the names of such holders of Abatis Shares shall be deleted from the registers of holders of Abatis Shares at the Effective Time.

                                    ARTICLE 4

                       CERTIFICATES AND FRACTIONAL SHARES

4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES. Where a holder has elected in accordance with Article 2 to receive Exchangeable Shares in exchange for such holder's Abatis Shares, Redback shall, as soon as practicable following the later of the Effective Date and the surrender to the Depositary for cancellation of certificates representing such holder's Abatis Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificates under the CBCA and the by-laws of Abatis and such additional documents and instruments as the Depositary may reasonably require, cause the Depositary to deliver to such holder a certificate representing 90% of that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.4) and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Abatis Shares that are Exchangeable Elected Shares which is not registered in the transfer records of Abatis, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Abatis Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer to the transferee. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented Abatis Shares that are Exchangeable Elected Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.4.

4.2 EXCHANGE OF CERTIFICATES FOR REDBACK COMMON SHARES. Where a holder has elected or is deemed to have elected in accordance with Article 2 to receive Redback Common Shares in exchange for such holder's Abatis Shares, Redback shall, as soon as practicable following the later of the Effective Date and the surrender to the Depositary for cancellation of certificates representing such holder's Abatis Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificates under the CBCA and the by-laws of Abatis and such additional documents and instruments as the Depositary may reasonably require, cause the Depositary to deliver to such holder a certificate representing 90% of that number (rounded down to the nearest whole number) of Redback Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.4) and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Abatis Shares that are or are deemed to be Redback Elected Shares which is not registered in the transfer records of Abatis, a certificate representing the proper number of Redback Common Shares may be issued to the transferee if the certificate representing such Abatis Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer to the transferee. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Abatis Shares that are or are deemed to be Redback Elected Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Redback Common Shares as contemplated by this section 4.2, and (ii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Redback Common Shares as contemplated by section 4.4.

4.3 DEPOSIT OF SECURITIES IN ESCROW. At or promptly after the Effective Time, Exchangeco shall deposit, or cause to be deposited, with the Escrow Agent share certificates representing all of the Redback Common Shares and Exchangeable Shares comprising the Deposited Securities, being in the aggregate certificates representing all of the Escrow Securities, all of which shall be held and dealt with in accordance with the terms of the Escrow Agreement.

4.4 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Redback Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Abatis Shares that were exchanged pursuant to section 2.2, unless and until the holder of record of such certificate shall surrender such certificate in accordance with section 4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate (or in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of record of the certificates representing whole Abatis Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or Redback Common Share, as the case may be, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Redback Common Share, as the case may be.

4.5 NO FRACTIONAL SHARES. No certificates or scrip representing fractional Exchangeable Shares or fractional Redback Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 and 4.2 and no dividend, stock split or other change in the capital structure of Exchangeco or Redback shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco or Redback, as the case may be. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an Exchangeable Share or to a fractional interest in a Redback Common Share will receive a cash payment from the Depositary equal to the product of such fractional interest multiplied by the Current Market Price on the Effective Date. Redback and Exchangeco shall from time to time as necessary provide the Depositary with funds sufficient to satisfy these obligations. The aggregate number of Exchangeable Shares and the aggregate number of Redback Common Shares for which no certificates are issued as a result of the foregoing provisions of this section 4.5 shall be deemed to have been surrendered by the Depositary, on behalf of the owners thereof, to Exchangeco or Redback, as the case may be, for no additional consideration at the Effective Time.

4.6 LOST CERTIFICATES. In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Abatis Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash and/or one or more certificates representing one or more Exchangeable Shares or Redback Common Shares (and any dividends or distributions with respect thereto) deliverable in accordance with such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Redback Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Exchangeco or Redback, as the case may be, and their respective transfer agents in such sum as Exchangeco or Redback, as the case may be, may direct or otherwise indemnify Exchangeco or Redback, as the case may be, in a manner satisfactory to Exchangeco or Redback, as the case may be, against any claim that may be made against Exchangeco or Redback, as the case may be, with respect to the certificate alleged to have been lost, stolen or destroyed.

4.7 EXTINCTION OF RIGHTS. Any certificate which immediately prior to the Effective Time represented outstanding Abatis Shares that were exchanged pursuant to section 2.2 and not deposited, with all other instruments required by section 4.1 or 4.2, on or prior to the third anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Exchangeco or Redback. On such date, the Exchangeable Shares or Redback Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Exchangeco or Redback, as the case may be, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder. None of Redback, Exchangeco, Newco, Abatis or the Depositary shall be liable to any person in respect of any

Redback Common Shares or Exchangeable Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.8 LOCK-UP OF SHARES ISSUED PURSUANT TO THE ARRANGEMENT. Notwithstanding any other provision of this Plan of Arrangement or any of the documents referred to herein or contemplated hereby, none of the Persons entitled to receive the Exchangeable Shares and Redback Common Shares to be issued pursuant to the Arrangement, the Redback Common Shares to be issued upon the exchange of the Exchangeable Shares from time to time or the Redback Common Shares to be issued from time to time upon the exercise of the Replacement Options shall, directly or indirectly, sell, offer to sell, contract to sell (including any short sale), grant any option or otherwise transfer or dispose of:

         (a) any of the shares so issued to such holder, at any time on or before the 60th day following the Effective Date; or

         (b) more than 50% of the shares so issued to such holder, at any time during the period commencing on the 60th day following the Effective Date and ending on the 90th day following the Effective Date;

and each of Redback or Exchangeco may, at its discretion, cause the following legend to be affixed on the certificates representing such shares:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PROVISION UNDER THE PLAN OF ARRANGEMENT UNDER
                  SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT BETWEEN ABATIS SYSTEMS CORPORATION AND ITS SHAREHOLDERS, AMONG OTHERS, PURSUANT TO WHICH THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES THAT SUCH HOLDER SHALL NOT OFFER TO SELL, CONTRACT TO SELL OR OTHERWISE SELL, DISPOSE OF OR GRANT ANY RIGHTS WITH RESPECT TO SUCH SECURITIES FOR A CERTAIN PERIOD OF TIME (NOT TO EXCEED 90 DAYS) AFTER _____________________________________ , 2000. THE FOREGOING
                  RESTRICTION PRECLUDES SUCH HOLDER FROM ENGAGING IN ANY HEDGING OR OTHER TRANSACTIONS THAT MAY LEAD TO OR RESULT IN A SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE DURING SUCH PERIOD EVEN IF SUCH SECURITIES WOULD BE SOLD BY SOMEONE OTHER THAN THE HOLDER"

and provide stop-transfer instructions to their respective transfer agents with respect such restrictions.

4.9 WITHHOLDING AND SALE RIGHTS. Each of Exchangeco, Newco, Redback and the Depositary shall be entitled to deduct and withhold from (i) any Redback Common Shares or other consideration otherwise issuable or payable pursuant to this Plan of Arrangement to any holder of Abatis Shares who is not a Canadian Resident, or (ii) any dividend or consideration otherwise payable to any holder of Abatis Shares, Redback Common Shares or Exchangeable Shares, such amounts as Exchangeco, Newco, Redback or the Depositary, respectively, is required to deduct and withhold with respect to such issuance or payment, as the case may be, under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended. To the extent that the amount so required to be deducted or withheld from the Redback Common Shares, dividends or consideration otherwise issuable or payable to a holder exceeds the cash portion of the consideration otherwise payable to such holder, each of Exchangeco, Newco, Redback and the Depositary is hereby authorized to sell or otherwise dispose of, at such times and at such prices as it determines, in its sole discretion, such portion of the Redback Common Shares or other non-cash consideration otherwise issuable or payable to such holder as is necessary to provide sufficient funds to Exchangeco, Newco, Redback or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement, and shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or disposition (after deducting applicable sale commissions and any other reasonable expenses relating thereto) in lieu of the Redback Common Shares or other consideration so sold or disposed of. To the extent that amounts are so withheld or Redback Common Shares or other consideration are so sold or disposed of, such withheld amounts, or shares or other consideration so sold or disposed of, shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction, withholding, sale or disposition was made, provided that such withheld amounts, or the net proceeds of such sale or disposition, as the case may be, are actually remitted to the appropriate taxing authority. None of Exchangeco, Newco, Redback or the Depositary shall be obligated to seek or obtain a minimum price for any of the Redback Common Shares or other consideration sold or disposed of by it hereunder, nor shall any of them be liable for any loss arising out of any such sale or disposition.

                                    ARTICLE 5
             CERTAIN RIGHTS OF NEWCO TO ACQUIRE EXCHANGEABLE SHARES

5.1       NEWCO LIQUIDATION CALL RIGHT

     (a) Newco shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an Affiliate of Redback) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Newco of an amount per share (the "LIQUIDATION CALL PURCHASE PRICE") equal to the Current Market Price of a Redback Common Share on the last Business Day prior to the Liquidation Date, which, if such right is exercised, shall be satisfied in full by Newco causing to be delivered to such holder one Redback Common Share, plus, to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by Newco (the "DIVIDEND AMOUNT"). In the event of the exercise of the Liquidation Call Right by Newco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Newco on the Liquidation Date on payment by Newco to the holder of the Liquidation Call Purchase Price for each such share, and thereafter Exchangeco shall have no obligation to redeem any Exchangeable Shares.

     (b) To exercise the Liquidation Call Right, Newco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Newco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Newco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Newco. If Newco exercises the Liquidation Call Right, then on the Liquidation Date Newco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Newco shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Redback Common Shares deliverable by Newco and a cheque or cheques of Newco payable upon presentation at any branch of the bankers of Newco representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.9 hereof. Provided that Newco has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving the Liquidation Call Purchase Price in respect of each Exchangeable Share held by such holder, payable by Newco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Redback Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Newco shall deliver to such holder, certificates representing the Redback Common Shares to which the holder is entitled and a cheque or cheques of Newco payable at par at any branch of the bankers of Newco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.9 hereof. If Newco does not exercise the Liquidation Call Right in the manner described above or if Newco exercises the Liquidation Call Right but fails to complete such transaction in accordance with the requirements set out in this section 5.1, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions.

5.2 NEWCO REDEMPTION CALL RIGHT. In addition to Newco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Newco shall have the following rights in respect of the Exchangeable Shares:

     (a) Newco shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an Affiliate of Redback) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Redback to each holder of an amount per Exchangeable Share (the "REDEMPTION CALL PURCHASE PRICE") equal to the Current Market Price of a Redback Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Newco causing to be delivered to such holder one Redback Common Share, plus the Dividend Amount. In the event of the exercise of the Redemption Call Right by Newco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Newco on the Redemption Date on payment by Newco to the holder of the Redemption Call Purchase Price for each such share, and Exchangeco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Newco.

     (b) To exercise the Redemption Call Right, Newco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Newco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Redback Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Newco shall so notify the Transfer Agent and Exchangeco on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Newco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Newco. If Newco exercises the Redemption Call Right, on the Redemption Date Newco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Newco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Redback Common Shares deliverable by Newco and a cheque or cheques of Newco payable upon presentation at any branch of the bankers of Newco representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.9 hereof. Provided that Newco has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving the Redemption Call Purchase Price in respect of each Exchangeable Share held by such holder, payable by Newco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Redback Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Newco shall deliver to such holder, certificates representing the Redback Common Shares to which the holder is entitled less any amounts withheld pursuant to section 4.9 hereof. If Newco does not exercise the Redemption Call Right in the manner described above or if Newco exercises the Redemption Call Right but fails to complete such transaction in accordance with the requirements set out in this section 5.2, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                    ARTICLE 6
                                   AMENDMENTS

6.1 Abatis reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/ or supplement must be (i) set out in writing, (ii) approved by Redback, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to holders of Abatis Shares and Abatis Options if and as required by the Court.

6.2 Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Abatis at any time prior to the Meeting (provided that Redback shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

6.3 Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if
(i) it is consented to by each of Abatis and Redback, and (ii) if required by the Court, it is consented to by holders of the Abatis Shares or Abatis Options voting in the manner directed by the Court.

6.4 Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Redback, provided that it concerns a matter which, in the reasonable opinion of Redback, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Abatis Shares or Abatis Options.


                                    ARTICLE 7
                               FURTHER ASSURANCES

7.1 Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done or executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX 1

                           PROVISIONS ATTACHING TO THE
                     EXCHANGEABLE SHARES OF 610381 B.C. INC.

          The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:


                                    ARTICLE 1
                                 INTERPRETATION

1.1       For the purposes of these share provisions:

          "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control of, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise;

          "ARRANGEMENT AGREEMENT" means the agreement made as of July 30, 2000 among Redback, Exchangeco and Abatis Systems Corporation, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Plan of Arrangement;

          "BOARD OF DIRECTORS" means the board of directors of Exchangeco;

          "BUSINESS DAY" means any day on which commercial banks are open for business in San Francisco, California and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in San Francisco, California under the laws of the State of California or the federal laws of the United States of America;

          "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying the Foreign Currency Amount by the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, any publicly disclosed and widely quoted exchange rate as quoted by an arm's length third party on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors, acting reasonably, to be appropriate for such purpose;

          "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, as amended;

          "COMMON SHARES" means the common shares in the capital of Exchangeco;

          "COMPANY ACT" means the COMPANY ACT, R.S.B.C. 1996, c. 62, as amended;

          "CURRENT MARKET PRICE" means, in respect of a Redback Common Share on any date, the Canadian Dollar Equivalent of the average of the closing sale price of Redback Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the NNM, or, if Redback Common Shares are not then quoted on the NNM, on such other stock exchange or automated quotation system on which Redback Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors, acting reasonably, for such purpose; provided, however, that if the Redback Common Shares are not quoted on any stock exchange or automated quotation system, then the Current Market Price of a Redback Common Share shall be determined by the Board of Directors, acting reasonably, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

          "DIVIDEND AMOUNT" means an amount equal to and in satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such shares by Newco from such holder;

          "EXCHANGECO" means 610381 B.C. Inc., a company existing under the laws of the Province of British Columbia;

          "EXCHANGE TRUST AGREEMENT" means the Exchange Trust Agreement among Redback, Exchangeco and the Trustee, to be entered into in connection with the Plan of Arrangement substantially in the form and content of Exhibit D annexed to the Arrangement Agreement, with such changes thereto as the parties to the

          Arrangement Agreement, acting reasonably, may agree, in accordance with the terms thereof;

          "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled, pursuant to the Company Act or other applicable law, to vote as shareholders of Exchangeco, other than an Exempt Exchangeable Share Voting Event and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or to instruct the Trustee to vote) in their capacity as Beneficiaries under (and as such term is defined in) the Exchange Trust Agreement;

          "EXCHANGEABLE SHARES" mean the non-voting exchangeable shares in the capital of Exchangeco having the rights, privileges, restrictions and conditions set forth herein;

          "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Exchangeco in order to approve or disapprove, as applicable, any change to the rights attached to, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and Redback Common Shares;

          "FINAL ORDER" has the meaning ascribed thereto in the Plan of Arrangement;

          "HOLDER" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares as shown from time to time on the register of members maintained by or on behalf of Exchangeco in respect of the Exchangeable Shares;

          "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 5.1 of these share provisions;

          "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement;

          "LIQUIDATION DATE" has the meaning ascribed thereto in section 5.1 of these share provisions;

          "NEWCO" means 610380 B.C. Inc., a corporation existing under laws of the Province of British Columbia and being a wholly-owned subsidiary of Redback;

          "NEWCO CALL NOTICE" has the meaning ascribed thereto in section 6.3 of these share provisions;

          "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market;

          "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, company, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

          "PLAN OF ARRANGEMENT" means the plan of arrangement under section 192 of the CBCA, substantially in the form and content of Exhibit E annexed to the Arrangement Agreement and any amendments or variations thereto made in accordance with section 7.1 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

          "PREFERRED SHARES" means the preferred shares in the capital of Exchangeco;

          "PURCHASE PRICE" has the meaning ascribed thereto in section 6.3 of these share provisions;

          "REDBACK" means Redback Networks Inc., a corporation existing under the laws of the State of Delaware, and any successor corporation thereto;

          "REDBACK COMMON SHARE" mean a share of common stock, par value U.S. $0.0001, in the capital of Redback, and any other securities into which such share may be changed;

          "REDBACK CONTROL TRANSACTION" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Redback, or any proposal to do so;

          "REDBACK DIVIDEND DECLARATION DATE" means the date on which the board of directors of Redback declares any dividend on Redback Common Shares;

          "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement;

          "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement;

          "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by Exchangeco of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than January 31, 2010, unless:

          (a) there are outstanding fewer than 5% of the number of Exchangeable Shares originally issued and outstanding on the date of filing under the CBCA of articles of arrangement attaching to the Plan of Arrangement (other than Exchangeable Shares held by Redback and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of, or stock dividend on, the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to January 31, 2010 as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares;

          (b) a Redback Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, after considering the interests of the holders of the Exchangeable Shares as well as the interests of all other persons which the Board of Directors is required to consider, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Redback Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Redback Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to January 31, 2010 as they may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in the circumstances;

          (c) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, after considering the interests of the holders of the Exchangeable Shares as well as the interests of all other persons which the Board of Directors is required to consider, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in the circumstances; or

          (d) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

          "REDEMPTION PRICE" has the meaning ascribed thereto in section 7.1 of these share provisions;

          "RETRACTED SHARES" has the meaning ascribed thereto in section 6.1(a) of these share provisions;

          "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 6.1(c) of these share provisions;

          "RETRACTION DATE" has the meaning ascribed thereto in section 6.1(b) of these share provisions;

          "RETRACTION PRICE" has the meaning ascribed thereto in section 6.1 of these share provisions;

          "RETRACTION REQUEST" has the meaning ascribed thereto in section 6.1 of these share provisions;

          "SUPPORT AGREEMENT" means the Support Agreement among Redback, Newco and Exchangeco, to be entered into in connection with the Plan of Arrangement substantially in the form and content of Exhibit G annexed to the Arrangement Agreement, with such changes thereto as the parties thereto, acting reasonably, may agree, in accordance with the terms thereof;

          "TRANSFER AGENT" means Montreal Trust Company of Canada or such other Person as may from time to time be appointed by Exchangeco as the registrar and transfer agent for the Exchangeable Shares;

          "TRANSFER AGENT'S OFFICE" means the Transfer Agent's principal corporate office in the City of Vancouver or such other office of the Transfer Agent as may be specified, from time to time, by Exchangeco by notice to the holders of Exchangeable Shares; and

          "TRUSTEE" means the trustee chosen by Redback and Abatis Systems Corporation, acting reasonably, to act as trustee under the Exchange Trust Agreement, being a corporation organized and existing under the federal laws of Canada and authorized to carry on the business of a trust company in each of the Provinces of Canada and any successor trustee appointed under the Exchange Trust Agreement.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, but shall rank junior to the Preferred Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Exchangeco, whether voluntary or involuntary, or any other distribution of the assets of Exchangeco among its members for the purpose of winding up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Redback Dividend Declaration Date, declare a dividend on each Exchangeable Share:

     (a) in the case of a cash dividend declared on Redback Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Redback Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Redback Common Share;

     (b) in the case of a stock dividend declared on Redback Common Shares to be paid in Redback Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Redback Common Shares to be paid on each Redback Common Share; or

     (c) in the case of a dividend declared on Redback Common Shares in property other than cash or Redback Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Redback Common Share.

Such dividends shall be paid out of money, assets or property of Exchangeco properly applicable to the payment of dividends, or out of authorized but unissued shares of Exchangeco, as applicable.

3.2 Cheques of Exchangeco payable upon presentation at any branch of the bankers of Exchangeco shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Any other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by Exchangeco in such manner as the Board of Directors shall determine and the issuance, distribution or transfer thereof by Exchangeco to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Exchangeco any cash dividend that is represented by a cheque that has not been duly presented to Exchangeco's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on Redback Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which Exchangeco shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on Exchangeco and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (a) in the case of any stock dividend or other distribution payable in Redback Common Shares, the number of such shares issued in proportion to the number of Redback Common Shares previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

     (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Redback of any class other than Redback Common Shares, any rights, options or warrants other than those referred to in section 3.5(a) above, any evidences of indebtedness of Redback or any assets of Redback), the relationship between the fair market value (as determined by the Board of Directors in the manner contemplated above) of such property to be issued or distributed with respect to each outstanding Redback Common Share and the Current Market Price;

     (d) in the case of any subdivision, redivision or change of the then outstanding Redback Common Shares into a greater number of Redback Common Shares or the reduction, combination, consolidation or change of the then outstanding Redback Common Shares into a lesser number of Redback Common Shares or any amalgamation, merger, reorganization or other transaction affecting Redback Common Shares, the effect thereof upon the then outstanding Redback Common Shares; or

     (e) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Redback Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, Exchangeco shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

     (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares; or

     (c) redeem or purchase any other shares of Exchangeco ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution.

The restrictions in sections 4.1(a), (b) and (c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on Redback Common Shares shall have been declared and paid on the Exchangeable Shares.


                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its members for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Exchangeco in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of Exchangeco among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Redback Common Share on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT"), which shall be satisfied in full by Exchangeco causing to be delivered to such holder one Redback Common Share, together with the Dividend Amount.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Newco of the Liquidation Call Right, Exchangeco shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and the articles of Exchangeco and such additional documents and instruments as the Transfer Agent and Exchangeco may reasonably require, at the registered office of Exchangeco or at the Transfer Agent's Office. Payment of the Liquidation Amount for each such Exchangeable Share shall be made by delivery to each holder, at the address of the holder recorded in the register of members of Exchangeco for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of Exchangeco or at the Transfer Agent's Office, on behalf of Exchangeco of certificates representing Redback Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of Exchangeco payable upon presentation at any branch of the bankers of Exchangeco in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) (without interest). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner provided above. Exchangeco shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving the Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) (without interest) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of Redback Common Shares delivered to them.

5.3 After Exchangeco has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Article 5 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of Exchangeco.

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Newco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require Exchangeco to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Redback Common Share on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by Exchangeco causing to be delivered to such holder one Redback Common Share for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of Exchangeco or at the Transfer Agent's Office the certificate or certificates representing the Exchangeable Shares which the holder desires to have Exchangeco redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and the articles of Exchangeco and such additional documents and instruments as the Transfer Agent and Exchangeco may reasonably require, together with a duly executed statement (THE "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to Exchangeco:

     (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by Exchangeco;

     (b) stating the Business Day on which the holder desires to have Exchangeco redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by Exchangeco and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th

          Business Day after the date on which the Retraction Request is received by Exchangeco; and

     (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Newco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Newco in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below.

6.2 Subject to the exercise by Newco of the Retraction Call Right, upon receipt by Exchangeco or the Transfer Agent in the manner specified in section
6.1 hereof of a certificate or certificates representing the Retracted Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and the articles of Exchangeco and such additional documents and instruments as the Transfer Agent and Exchangeco may reasonably require, together with a duly executed Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, Exchangeco shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Newco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

6.3 Upon receipt by Exchangeco of a Retraction Request, Exchangeco shall immediately notify Newco thereof. In order to exercise the Retraction Call Right, Newco must notify Exchangeco of its determination to do so (the "NEWCO CALL NOTICE") within three Business Days of notification to Newco by Exchangeco of the receipt by Exchangeco of the Retraction Request. If Newco does not so notify Exchangeco within such three Business Day period, Exchangeco will notify the holder as soon as possible thereafter that Newco will not exercise the Retraction Call Right. If Newco delivers the Newco Call Notice within such three Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Newco in accordance with the Retraction Call Right. In such event, Exchangeco shall not redeem the Retracted Shares and Newco shall purchase from such holder and such holder shall sell to Newco on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price per share, plus, on the designated payment date therefor, to the extent not paid by Exchangeco on the designated payment date therefor, any Dividend Amount. For the purposes of completing a purchase pursuant to the Retraction Call Right, Newco shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Redback Common Shares and a cheque or cheques of Newco payable upon presentation at any branch of the bankers of Newco representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom (without interest). Provided that Newco has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Exchangeco of such Retracted Shares shall take place on the Retraction Date. In the event that Newco does not deliver a Newco Call Notice within such three Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, Exchangeco shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 Exchangeco or Newco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the holder of the Retracted Shares, at the address of the holder recorded in the register of members of Exchangeco for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of Exchangeco or at the Transfer Agent's Office, certificates representing Redback Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable upon presentation at any branch of the bankers of Exchangeco or Newco, as applicable, representing the aggregate Dividend Amount in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom (without interest). The delivery of such certificates and cheques on behalf of Exchangeco or by Newco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority), unless such cheques are not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner provided above. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Exchangeco or purchased by Newco shall thereafter be considered and deemed for all purposes to be a holder of Redback Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, Exchangeco shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If Exchangeco believes that on any Retraction Date it would not be permitted by any of such requirements or other provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Newco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Exchangeco shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such requirements or other provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Exchangeco. In any case in which the redemption by Exchangeco of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, Exchangeco will redeem the maximum number of Exchangeable Shares which the Board of Directors determines Exchangeco is, on the Redemption Date, permitted to redeem on a PRO RATA basis (disregarding fractions) in proportion to the total number of Exchangeable Shares tendered for retraction by each holder, and Exchangeco shall issue to each holder of Retracted Shares a new certificate, at the expense of Exchangeco, representing the Retracted Shares not redeemed by Exchangeco pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7 and provided further that Newco has not exercised the Retraction Call Right with respect to the Retracted Shares, the holder of any such Retracted Shares not redeemed by Exchangeco pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Redback to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Redback to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to Exchangeco before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Newco shall be deemed to have been revoked.


                                    ARTICLE 7
                 REDEMPTION OF EXCHANGEABLE SHARES BY EXCHANGECO

7.1 Subject to applicable law, and provided Newco has not exercised the Redemption Call Right, Exchangeco shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Redback Common Share on the last Business Day prior to the Redemption Date (the "REDEMPTION PRICE"), which shall be satisfied in full by Exchangeco causing to be delivered to each holder of Exchangeable Shares one Redback Common Share for each Exchangeable Share held by such holder, together with any Dividend Amount.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, Exchangeco shall, at least 75 days before the Redemption Date (other than a Redemption Date established in connection with a Redback Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Exchangeco or the purchase by Newco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Redback Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by Exchangeco or the purchase by Newco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by Newco of the Redemption Call Right, Exchangeco shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the Dividend Amount, upon presentation and surrender at the registered office of Exchangeco or at the Transfer Agent's Office of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and the articles of Exchangeco and such additional documents and instruments as the Transfer Agent and Exchangeco may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such Dividend Amount, shall be made by delivery to each holder, at the address of the holder recorded in the register of members of Exchangeco or by holding for pick-up by the holder at the registered office of Exchangeco or at the Transfer Agent's Office, on behalf of Exchangeco of certificates representing Redback Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of Exchangeco payable upon presentation at any branch of the bankers of Exchangeco in payment of any such Dividend Amount, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom (without interest). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such Dividend Amount, unless payment of the total Redemption Price and any such Dividend Amount for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such Dividend Amount have been paid in the manner hereinbefore provided. Exchangeco shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such Dividend Amount on (except as provided in the preceding sentence) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such Dividend Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such Dividend Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of Redback Common Shares delivered to them.


                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and notwithstanding section 8.2, Exchangeco may, at any time and from time to time, purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares for consideration consisting solely of Common Shares or Preferred Shares.

8.2 Subject to applicable law and the articles of Exchangeco, Exchangeco may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding at any price per share. If in response to an invitation for tenders under the provisions of this section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to Exchangeco than Exchangeco is prepared to purchase, the Exchangeable Shares to be purchased by Exchangeco shall be purchased as nearly as may be PRO RATA according to the number of shares tendered by each holder who submits a tender to Exchangeco, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than Exchangeco is prepared to purchase after Exchangeco has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of Exchangeco.

                                    ARTICLE 9
                                  VOTING RIGHTS

9.1 Except as required by applicable law and by Article 10, section 11.1 and section 12.2 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the members of Exchangeco or to vote at any such meeting.


                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution consented to in writing by the holders of all of the Exchangeable Shares issued and outstanding or by resolution passed by not less than three-quarters of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least one-third of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least one-third of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called, notwithstanding that the holders of less than one-third of the outstanding Exchangeable Shares at that time are present or represented by proxy, and a resolution passed thereat by the affirmative vote of not less than three-quarters of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
          RECIPROCAL CHANGES, ETC. IN RESPECT OF REDBACK COMMON SHARES

11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Redback will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

     (a) issue or distribute Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares) to the holders of all or substantially all of the then outstanding Redback Common Shares by way of stock dividend or other distribution, other than an issue of Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares) to holders of Redback Common Shares who exercise an option to receive dividends in Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares) in lieu of receiving cash dividends;

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Redback Common Shares entitling them to subscribe for or to purchase Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding Redback Common Shares:

          (i) shares or securities of Redback of any class other than Redback Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Redback Common Shares);

          (ii) rights, options or warrants other than those referred to in section 11.1(b) above;

          (iii) evidences of indebtedness of Redback; or

          (iv) assets of Redback;

          unless the economic equivalent (determined by the Board of Directors in accordance with section 3.5 hereof) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty the above restrictions shall not apply to any securities issued or distributed by Redback in order to give effect to and consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Redback will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

     (a) subdivide, redivide or change the then outstanding Redback Common Shares into a greater number of Redback Common Shares;

     (b) reduce, combine, consolidate or change the then outstanding Redback Common Shares into a lesser number of Redback Common Shares; or

     (c) reclassify or otherwise change Redback Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Redback Common Shares,

unless the same or an economically equivalent (determined by the Board of Directors in accordance with section 3.5 hereof) change shall simultaneously be made to the rights attached to the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.


                                   ARTICLE 12
                  ACTIONS BY EXCHANGECO UNDER SUPPORT AGREEMENT

12.1 Exchangeco will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Redback, Newco and Exchangeco with all provisions of the Support Agreement and the Exchange Trust Agreement applicable to Redback, Newco and Exchangeco, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of Exchangeco all rights and benefits in favour of Exchangeco under or pursuant to such agreement.

12.2 Exchangeco shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of any or all of the other parties to such agreement provided that the Board of Directors is of the good faith opinion, after consultation with counsel, that any such additions will not be prejudicial to the interests of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors is of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to Exchangeco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors is of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 13
                               LEGEND; CALL RIGHTS

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Retraction Call Right, the Liquidation Call Right, the Redemption Call Right and the Exchange Trust Agreement

(including the provisions with respect to the exchange right and automatic exchange rights thereunder).

13.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Newco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of Exchangeco or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Newco as therein provided.

13.3 Each of Exchangeco, Newco, Redback and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as Exchangeco, Newco, Redback or the Transfer Agent is required to deduct and withhold with respect to such payment under the INCOME TAX ACT (Canada), the United States INTERNAL REVENUE CODE OF 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Exchangeco, Newco, Redback and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Exchangeco, Newco, Redback or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Exchangeco, Newco, Redback or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.


                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to Exchangeco by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of Exchangeco and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by Exchangeco.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to Exchangeco or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Exchangeco or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of Exchangeco or to the Transfer Agent's Office, in each case, addressed to the attention of the President of Exchangeco. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Exchangeco or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Exchangeco shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of members of Exchangeco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Exchangeco pursuant thereto.

                                   SCHEDULE A

                              NOTICE OF RETRACTION

TO:      610381 B.C. Inc. ("Exchangeco") and 610380 B.C. Inc. ("Newco")

         This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of Exchangeco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies Exchangeco that, subject to the Retraction Call Right referred to below, the undersigned desires to have Exchangeco redeem in accordance with Article 6 of the Share Provisions:

          / / all share(s) represented by this certificate; or

          / /     share(s) only.
              ---

         The undersigned hereby notifies Exchangeco that the Retraction Date shall be
         ------------------------------------------------------.

         NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Exchangeco. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Exchangeco.

         The undersigned acknowledges the overriding Retraction Call Right of Newco to purchase all but not less than all the Retracted Shares directly from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retraced Shares to Newco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to Newco, may be revoked and withdrawn by the undersigned only by notice in writing given to Exchangeco at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if Exchangeco believes that, as a result of solvency requirements or other provisions of applicable law, Exchangeco would not be permitted to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Exchange Trust Agreement) so as to require Redback to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to Newco and Exchangeco that the undersigned:

          / / is

          / / is not

         (select one)

a non-resident of Canada for purposes of the INCOME TAX ACT (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

         The undersigned hereby represents and warrants to Newco and Exchangeco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Newco or Exchangeco, as the case may be, free and clear of all liens, claims and encumbrances.


---------------------------------------
(Date)


---------------------------------------
(Signature of Shareholder)


---------------------------------------
(Guarantee of Signature)

/ / Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, the shareholder in the name which appears on the register of members of Exchangeco and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


Date:
         -----------------------------------------------------------------------

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print):
                                                         -----------------------

Street Address or P.O. Box:
                             ---------------------------------------------------

City, Province and Postal Code:
                                 -----------------------------------------------

Signature of Shareholder:
                           -----------------------------------------------------

Signature Guaranteed by:
                          ------------------------------------------------------

NOTE: If this notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Exchangeco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Exchangeco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                   APPENDIX 2

                                ESCROW AGREEMENT

         THIS AGREEMENT made as of the o day of o, 2000

AMONG:

         610381 B.C. INC., a company existing under the laws of the Province of British Columbia


         (hereinafter referred to as "EXCHANGECO")

AND:

         REDBACK NETWORKS INC., a corporation existing under the laws of the State of Delaware,


         (hereinafter referred to as "REDBACK")

AND:

         MONTREAL TRUST COMPANY OF CANADA, a trust company existing under the federal laws of Canada,

         (hereinafter referred to as the "ESCROW AGENT")

AND:

         ANDREW  WAITMAN, AS AGENT FOR AND ON BEHALF OF THE
         SHAREHOLDERS (AS DEFINED HEREIN)

         (hereinafter referred to as the "SHAREHOLDERS' AGENT")

WHEREAS:

A. Pursuant to an arrangement agreement (the "ARRANGEMENT AGREEMENT") dated as of July 30, 2000 among Redback, Exchangeco and Abatis Systems Corporation ("ABATIS"), Redback and Exchangeco are to issue certain securities to holders of certain securities of Abatis pursuant to a plan of arrangement (the "PLAN OF ARRANGEMENT");

B. Pursuant to the Arrangement Agreement and the Plan of Arrangement, an Escrow Fund (as defined herein), consisting of certain Escrow Securities (as defined in the Plan of Arrangement), is to be established to indemnify Redback, Exchangeco, 610380 B.C. Inc. and their respective officers, directors, employees or agents (collectively, the "INDEMNIFIED PARTIES") for any and all Losses (as defined herein); and

C. Pursuant to the Plan of Arrangement, each of the Persons entitled thereunder to receive Escrow Securities (collectively, the "SHAREHOLDERS") (i) are deemed to have irrevocably appointed and authorized the Shareholders' Agent as the agent of such Person, to enter into and act under this Agreement on his behalf, (ii) are deemed to have irrevocably authorized and directed Redback and Exchangeco, and their respective representatives and agents, to deposit, or cause to be deposited, the Escrow Securities with the Escrow Agent at the Effective Time under the Plan of Arrangement, (iii) are deemed to have irrevocably authorized the Escrow Agent to hold and deal with such Person's Escrow Securities in accordance with the terms of this Agreement, and (iv) will be bound by the provisions of this Agreement in respect of all of such Person's Escrow Securities.

         NOW THEREFORE in consideration of the respective covenants and agreements in this Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby covenant and agree as follows:

1.0      DEFINITIONS AND INTERPRETATION
1.1 Each term denoted in this Agreement by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Plan of Arrangement, unless the context otherwise requires.

1.2 Where used herein, the term "LOSSES" means any and all losses, liabilities, claims, damages (including incidental and consequential damages), payments, fines, fees, taxes, penalties, deficiencies or expenses (including costs of investigation and defence and reasonable legal and accounting fees and expenses), whether or not involving a Third Party Claim (as defined herein), incurred or suffered by any Indemnified Party relating to, arising, directly or indirectly, from or in connection with:

         (a) any misrepresentation or breach of any representation, warranty, obligation, covenant or agreement of Abatis contained in the Arrangement Agreement or in any other certificate, instrument, agreement or document delivered pursuant thereto; and

         (b)      any matter which is disclosed in Schedule "A" attached hereto;

after taking into account any income tax savings or recoveries or insurance proceeds realized or received in respect thereof.

1.3 The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references in this Agreement to a "section" followed by a number and/or a letter refer to the specified section of this Agreement. Unless otherwise indicated, the terms "this Agreement", "hereof", "herein", "hereunder" and "hereby" and similar expressions refer to this Agreement, as amended or supplemented from time to time pursuant to the applicable provisions hereof, and not to any particular section or other portion hereof.

1.4 Unless the context otherwise requires, words importing the singular shall include the plural and VICE VERSA and words importing any gender shall include all genders.

1.5 If any date on which any action is required to be taken hereunder is not aBusiness Day, such action shall be required to be taken on the next succeeding Business Day.

2.0      ESCROW AND ESCROW SECURITIES
2.1 At or promptly after the Effective Time, Exchangeco and Redback will deposit, or cause to be deposited, on behalf of the respective Shareholders, the Escrow Securities registered in the name of the Escrow Agent in escrow with the Escrow Agent, such Escrow Securities, together with any other property (as contemplated in section 2.2) to be held by the Escrow Agent from time to time hereunder, being referred to herein as the "ESCROW FUND". The Escrow Fund shall be held by the Escrow Agent on behalf of the respective Shareholders and distributed or dealt with by the Escrow Agent in accordance with the terms and conditions of this Agreement. For the purposes of this Agreement, the Escrow Securities deposited on behalf of and in respect of each Shareholder, and the distributions thereon and accretions thereto, shall be considered a separate pool within the Escrow Fund (each an "ESCROW POOL"), and recourse to the Escrow Fund in respect of Losses shall be PRO-RATA against each Escrow Pool in accordance with the number of Escrow Securities set out opposite each Shareholder's name in Exhibit A hereto. In the event that the terms of this Agreement are inconsistent or conflict in any way with the provisions of the Arrangement Agreement, this Agreement shall be deemed to govern.

2.2 If during the term of this Agreement, there is any subdivision, consolidation, reclassification, exchange, conversion or distribution (including cash dividends), consolidation, amalgamation, merger, liquidation or wind-up involving either Exchangeco or Redback, which results in any change in or to the Escrow Securities or distribution of property in connection with the Escrow Securities, the Escrow Fund shall be deemed to include any such securities or other property distributed in connection with the Escrow Securities and the terms of this Agreement shall be deemed to be amended to the extent necessary to recognize such distributions and to give effect to the intent of this Agreement.

3.0      RECOURSE TO THE ESCROW FUND
3.1 The Shareholders hereby jointly and severally agree to indemnify and hold harmless the Indemnified Parties against, and the Escrow Fund shall be available to indemnify the Indemnified Parties for, any and all Losses incurred or sustained, directly or indirectly, by any of them. The provisions of this Agreement shall be the sole and exclusive remedy available to the Indemnified Parties to obtain recovery from the Shareholders with respect to any Losses, except to the extent any Loss relates to, arises, directly or indirectly, from or is connected to any fraudulent act or omission of any Shareholder in which case the Indemnified Parties shall have full recourse against such Shareholder in respect of all remedies available at law or in equity.

3.2 At any time prior to 5:00 p.m. (Pacific Time) on the date which is 180 days from the Effective Date (the "EXPIRATION TIME"), Redback, on behalf of any of the Indemnified Parties, may deliver to the Escrow Agent a certificate (a "CLAIM NOTICE"):

         (a) stating that any of the Indemnified Parties has incurred a Loss or Losses, or that Redback reasonably anticipates that an Indemnified Party will incur a Loss or Losses on the basis of facts or circumstances which exist prior to the Expiration Time;

         (b) specifying in reasonable detail the individual items of Losses, the amount of such Losses, the date on which each such Loss was incurred or is reasonably anticipated to be incurred, the misrepresentation or breach of Abatis that resulted in such Loss and the basis for and facts giving rise to each such Loss, and Redback shall concurrently deliver a duplicate copy of such Claim Notice to the Shareholders' Agent.

         For a period of 20 Business Days after delivery of a Claim Notice (the "DISPUTE PERIOD"), the Shareholders' Agent shall be entitled to deliver to the Escrow Agent a notice disputing the matters set out in the Claim Notice (a "DISPUTE NOTICE"). After the expiration of the Dispute Period, unless the Shareholders' Agent shall have delivered a Dispute Notice within the Dispute Period, the Escrow Agent shall, subject to section 3.5, deliver to Redback or as Redback may direct out of the Escrow Fund, as promptly as practicable, Escrow Securities (in the same ratio as the ratio of Redback Common Shares to Exchangeco Shares as of the date the Escrow Fund was first established) or other property from each Escrow Pool comprising the Escrow Fund in accordance with the ratio set out in section 2.1 herein with an aggregate value of such Escrow Securities or other property (determined in accordance with section 13.1) equal to the Losses specified in such Claim Notice. Where the basis for a claim upon the Escrow Fund by Redback is that an Indemnified Party reasonably anticipates that it will pay or accrue a Loss, no payment will be made from the Escrow Fund for such Loss unless and until such Loss is actually incurred.

3.3 Upon receipt of a Dispute Notice within the Dispute Period, the Escrow Agent shall deliver a copy of such Dispute Notice to Redback. The Escrow Agent shall make no delivery of Escrow Securities or other property from each Escrow Pool comprising the Escrow Fund to Redback or as Redback may direct in respect of any Losses which are the subject of a Dispute Notice received by the Escrow Agent within the Dispute Period until the Escrow Agent shall have received either (i) joint written instructions signed by each of Redback and the Shareholders' Agent, giving instructions to the Escrow Agent with respect to resolution of a claim specified in a Claim Notice, which direction identifies such claim and provides specific instructions to the Escrow Agent with respect to the distribution of Escrow Securities or other property from each Escrow Pool comprising the Escrow Fund, in respect thereof or (ii) a certificate of either Redback or the Shareholders' Agent certifying that a claim specified in a Claim Notice has been resolved by a court of competent jurisdiction, for which a final, non-appealable order has been issued entitling any of the Indemnified Parties or the Shareholders, as the case may be, to the release from the Escrow Fund of Escrow Securities, or other property comprising the Escrow Fund, as specified in such order (a "DISPUTE RESOLUTION NOTICE").

         Upon receipt of such Dispute Resolution Notice, the Escrow Agent shall deliver to Redback or as Redback may direct or to the Shareholders, as the case may be, out of the Escrow Fund, as promptly as practicable, Escrow Securities or other property comprising the Escrow Fund in the amounts specified in such Dispute Resolution Notice.

3.4 As promptly as practicable after the Expiration Time, Redback shall provide the Escrow Agent written instructions to release to each Shareholder any part of his Escrow Pool which, in the opinion of Redback, acting reasonably, is not necessary to satisfy any claims in any Claim Notices outstanding as of the Expiration Time, subject to any claims for indemnification made by the Shareholders' Agent pursuant to section 6.5. If no Claim Notices are outstanding as of the Expiration Time, the Escrow Agent shall distribute the Escrow Fund pursuant to the written instructions of the Shareholders' Agent given pursuant to section 12.1(a), which may include instructions to the Escrow Agent to distribute all or any part of the Escrow Fund to the Shareholders' Agent in satisfaction of any claim for indemnification he may have pursuant to section 6.5.

3.5 The Indemnified Parties shall not be entitled to receive any Escrow Securities, or other property comprising the Escrow Fund, and shall not otherwise be entitled to any indemnification under this Agreement, unless and until they have, as a group, incurred, or reasonably anticipate incurring, one or more Losses in an aggregate amount of not less than US$250,000, in which case the Indemnified Parties shall be entitled to be indemnified out of the Escrow Fund in the manner provided in this Agreement for the full amount of any and all Losses, including the initial Losses up to such US$250,000 threshold.

3.6 Redback shall act as trustee on behalf of the Indemnified Parties and accepts such trust and shall enforce the terms of this Agreement on behalf of the Indemnified Parties.

4.0      THIRD-PARTY CLAIMS
4.1 In the event Redback becomes aware of a third party claim (a "THIRD PARTY CLAIM") prior to the Expiration Time which Redback reasonably expects may result in a Loss and a claim by an Indemnified Party against the Escrow Fund, Redback shall deliver a Claim Notice specifying such anticipated Losses to the Escrow Agent in the manner set out in section 3.0. Redback shall promptly and diligently defend any such Third Party Claim. The Shareholders' Agent, on behalf of the Shareholders, shall have the right to participate in the negotiation, settlement or defence of any Third Party Claim and to retain counsel to act on behalf of the Shareholders, provided that the fees and disbursements of such counsel will be paid by the Shareholders without recourse to the Escrow Fund. Redback shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Redback settles any Third Party Claim without the Shareholders' Agent's consent (which consent shall not be unreasonably withheld or delayed), the Shareholders' Agent shall be entitled to file with the Escrow Agent a Dispute Notice, in which case the Escrow Agent shall not release any Escrow Securities, or other property comprising the Escrow Fund, from the Escrow Fund with respect to the amount of Losses incurred by the Indemnified Party in such settlement until a Dispute Resolution Notice shall have been delivered to the Escrow Agent. In the event that the Shareholders' Agent has consented to any such settlement in writing, the Shareholders' Agent shall have no power or authority to object under any provision of section 3.0 to the amount of any claim by the Indemnified Party against the Escrow Fund with respect to the amount of Losses incurred by the Indemnified Party in such settlement.

5.0      PROTECTION OF ESCROW FUND;
         VOTING OF ESCROW SECURITIES
5.1 The Escrow Agent shall hold and safeguard the Escrow Fund from the Effective Time until the termination of this Agreement pursuant to section 12.0, shall treat such fund as an escrow fund in accordance with the terms of this Agreement and not as the property of Redback and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

5.2 The Escrow Agent, as the registered holder of the Escrow Securities will vote the Redback Common Shares held as a part of the Escrow Fund at any meeting of the holders of Redback Common Shares or of shareholders of Redback generally, in accordance with the written directions of the Shareholders' Agent and, in the absence of such directions, shall not be required to and shall not vote the Redback Common Shares held as a part of the Escrow Fund.

6.0      SHAREHOLDERS' AGENT
6.1 Pursuant to the Plan of Arrangement, the Shareholders' Agent has been appointed as agent for the Shareholders to give and receive notices and communications, to authorize delivery to Redback, or as Redback may direct, of Escrow Securities, or other property comprising the Escrow Fund, from the Escrow Fund in satisfaction of claims by the Indemnified Parties, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, and to take all actions necessary or appropriate, in the judgment of the Shareholders' Agent, for the accomplishment of the foregoing. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for his services under this Agreement.

6.2 A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all the Shareholders and shall be final, binding and conclusive upon each such Shareholder, and the Escrow Agent and Redback may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of every Shareholder and any notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders. The Escrow Agent and Redback are hereby relieved from any liability to any Person for any acts done by them in accordance with any decision, act, consent or instruction of the Shareholders' Agent.

6.3 The Shareholders may, from time to time upon not less than 20 days' prior written notice to Redback, remove the Shareholders' Agent and appoint a successor shareholders' agent provided, however, that the Shareholders' Agent may not be removed unless holders of at least a two-thirds interest in the Escrow Fund agree in writing to such removal and to the identity of the successor Shareholders' Agent. Any vacancy in the position of Shareholders' Agent under this Agreement may be filled by written approval of the holders of a simple majority in interest of the Escrow Fund. In the event of an appointment of a successor shareholders' agent, such appointment shall be confirmed to the Escrow Agent forthwith.

6.4 The Shareholders' Agent shall not be liable for any act done or omitted hereunder as agent of the Shareholders while acting in good faith, or acting on the advice of counsel. The Shareholders' Agent shall have no duty, obligation or responsibility to expend his personal funds in support of his activities as agent of the Shareholders.

6.5 The Shareholders shall jointly and severally indemnify and hold harmless the Shareholders' Agent against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Shareholders' Agent's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Shareholder's Agent, may be paid, incurred or suffered by the Shareholders' Agent by reason or as a result of the performance by the Shareholders' Agent of his obligations set out in this Agreement or in the Registration Rights Agreement.

7.0      CONCERNING THE ESCROW AGENT
7.1 The Escrow Agent shall be obligated only for the performance of the Duties (as defined below), and any additional duties as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Redback and the Shareholders' Agent and are acceptable to the Escrow Agent.

7.2 The Escrow Agent will identify in its books that the Escrow Securities, or other property comprising the Escrow Fund, held in escrow under this Agreement from time to time and ensure that the Escrow Securities and such other property are held separate and distinct from other securities or property held by it. The Escrow Agent will keep complete and accurate records regarding the Escrow Fund and will provide any party to this Agreement with full details of the management and status of the Escrow Fund within a reasonable time following receipt of a written request therefor.

7.3      The "DUTIES" shall include:

  (a) holding and safeguarding the Escrow Fund and dealing with the Escrow Fund only in accordance with the terms of this Agreement;

  (b) investing any moneys forming, from time to time, a part of the Escrow Fund as provided in this Agreement; and

  (c) taking such other actions and doing such other things as are specifically provided in this Agreement.

         In the exercise of its Duties, the Escrow Agent shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Escrow Agent, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of this Agreement. Any exercise of such discretionary rights, powers, duties and authorities by the Escrow Agent shall be final, conclusive and binding upon all Persons.

7.4 The Escrow Agent represents to the parties hereto that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Escrow Agent as fiduciary hereunder and the role of the Escrow Agent in any other capacity. The

Escrow Agent shall, within 30 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in section 10.0. If, notwithstanding the foregoing provisions of this section 7.4, the Escrow Agent has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Escrow Agent contravenes the foregoing provisions of this section 7.4, any interested party may apply to the Supreme Court of British Columbia for an order that the Escrow Agent be replaced as Escrow Agent hereunder.

7.5 The Escrow Agent is hereby expressly authorized to accept any orders given in compliance with this Agreement or orders, judgments or decrees of any court of competent jurisdiction, and is hereby expressly authorized to comply with and obey such orders, judgments or decrees, and shall not be liable to the Shareholders' Agent or to any other Person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

7.6 The Escrow Agent shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement and in exercising its rights, powers, Duties and authorities hereunder shall act honestly and in good faith and will treat the Escrow Fund with the same degree of care as if the property comprising the Escrow Fund were its own. The Escrow Agent shall be without liability to the parties hereto for any loss, damage, cost, expense (including legal fees on a solicitor and own client basis), liability or claim which does not arise from its fraud, bad faith, negligence, recklessness or wilful misconduct. The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law (except for acts of fraud, bad faith, negligence, recklessness or wilful misconduct).

7.7 The Escrow Agent will not delegate or assign any of its Duties, but may:

  (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuator, engineer or other expert, whether Escrow Agent or by Redback and/or the Shareholders' Agent or otherwise, retained by the and may employ such assistants as may be necessary to the proper discharge of its powers and Duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance referred to above; and

  (b) retain or employ such agents, employees and other assistants as it may reasonably require for the proper determination and discharge of its powers and the Duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the Duties hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Escrow Fund.

7.8 The Escrow Fund will not be subject to any right, lien or claim of any kind ("CLAIMS") in favour of the Escrow Agent or in favour of any of its creditors. The Escrow Agent will notify each of Redback and the Shareholders' Agent promptly in writing of any attempt by any person to assert any Claim against any of the Escrow Fund and will not make any admission or concession in respect of such Claim except to the extent authorized by Redback and the Shareholders' Agent.

7.9 Nothing contained in this Agreement shall constitute the Escrow Agent as trustee for any party hereto or impose on the Escrow Agent any duties or obligations other than those for which there is an express provision herein. No covenant or obligation shall be implied in this Agreement against the Escrow Agent. Except as provided herein, the Escrow Agent shall have no responsibility or liability for delivery of any Escrow Securities or other property in the Escrow Fund.

7.10 If it becomes illegal or impossible for the Escrow Agent to carry out any of the provisions hereof, the Escrow Agent shall incur no liability as a consequence of the enforceability or lack thereof of this Agreement.

7.11 The Escrow Agent shall not be liable to any party hereto in acting upon any written notice, request, waiver, consent, receipt or other paper or document reasonably believed by the Escrow Agent to be signed by the proper party or parties. Absent its actual knowledge to the contrary, the Escrow Agent will be entitled to treat as genuine and as the document it purports to be any letter, paper, facsimile or other document furnished or caused to be furnished to the Escrow Agent by the proper party or parties, and reasonably believed by the Escrow Agent to be genuine and to have been transmitted by the proper party or parties.

7.12 In the event of any disagreement between any Person or Persons named in this Agreement and any other Person resulting in any adverse claims or demands being made in connection with the Escrow Fund, the Escrow Agent shall be entitled at its option to refuse to comply with any such claims or demands, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to any Person named in this Agreement, for its refusal to comply with such conflicting or adverse demands; and the Escrow Agent shall be entitled to continue so to refrain and refuse so to act until:

  (a) the rights of the adverse claimants have been finally adjudicated in a court of competent jurisdiction; or

  (b) all differences have been resolved by agreement of the parties involved.

7.13 The Duties of the Escrow Agent under this Agreement may be altered, amended, modified or revoked only by written instrument signed by all of the parties hereto.

7.14 If the Escrow Agent reasonably requires other or further instruments in connection with performance of its Duties under this Agreement, the necessary parties hereto shall join in furnishing such instruments.

7.15 The Escrow Agent shall not be required to expend or risk its own funds or otherwise incur financial liabilities in the performance of any of its Duties hereunder, or in the exercise of any of its rights and powers hereunder.

8.0      COMPENSATION
8.1 Redback and Exchangeco jointly and severally agree to pay the Escrow Agent reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Escrow Agent for all reasonable expenses (including taxes other than taxes based on the net income of the Escrow Agent) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Escrow Agent in connection with its duties under this Agreement; provided that Redback and Exchangeco shall have no obligation to reimburse the Escrow Agent for any expenses or disbursements paid, incurred or suffered by the Escrow Agent in any suit or litigation in which the Escrow Agent is determined to have acted fraudulently, in bad faith or with negligence, recklessness or wilful misconduct.

9.0      INDEMNIFICATION AND LIMITATION OF LIABILITY
9.1 Redback shall indemnify and hold harmless the Escrow Agent and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "ESCROW AGENT INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Escrow Agent's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Escrow Agent Indemnified Party, may be paid, incurred or suffered by the Escrow Agent Indemnified Party by reason or as a result of the Escrow Agent's acceptance or administration of the Escrow Fund, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Escrow Agent by Redback or the Shareholders' Agent on behalf of the Shareholders pursuant hereto.

         In no case shall Redback be liable under this indemnity for any claim against any of the Escrow Agent Indemnified Parties unless Redback is notified by the Escrow Agent of the written assertion of a claim or of any action commenced against the Escrow Agent Indemnified Parties promptly after any of the Escrow Agent Indemnified Parties has received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Redback shall be entitled to participate at its own expense in the defence and, if Redback so elects at any time after receipt of such notice it may assume the defence of any suit brought to enforce any such claim. The Escrow Agent shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Escrow Agent unless: (i) the employment of such counsel has been authorized by Redback; or (ii) the named parties to any such suit include both the Escrow Agent and Redback and the Escrow Agent shall have been advised by counsel acceptable to Redback that there may be one or more legal defences available to the Escrow Agent that are different from or in addition to those available to Redback and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Redback shall not have the right to assume the defence of such suit on behalf of the Escrow Agent but shall be liable to pay the reasonable fees and expenses of counsel for the Escrow Agent). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

9.2 LIMITATION OF LIABILITY. The Escrow Agent shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Escrow Fund or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Escrow Agent.

10.0     RESIGNATION AND REMOVAL OF THE ESCROW AGENT
10.1 The Escrow Agent may resign as Escrow Agent at any time with or without cause by giving not less than 20 days prior written notice to Redback and the Shareholders' Agent, such resignation to be effective 20 days following the date such notice is given; provided that no such resignation shall become effective until the appointment of a successor escrow agent, to be appointed by Redback and the Shareholders' Agent by mutual agreement and Redback and the Shareholders' Agent shall use their best efforts to mutually agree upon a successor agent within 20 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Shareholders' Agent, with the consent of Redback, which shall not be unreasonably withheld, shall have the right to appoint a successor escrow agent. The successor escrow agent selected in the such manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as the Escrow Agent. If no successor escrow agent is named, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement.

11.0     ESCROW AGENT'S DEALING WITH TRANSFER AGENT
11.1 The Escrow Agent is not the transfer agent of the Escrow Securities. Redback shall deliver to the Escrow Agent a certificate setting forth the name, address, telephone number and fax number of the transfer agents for each of Redback and for Exchangeco and shall cause such transfer agent to cooperate with the Escrow Agent in the performance of its Duties under this Agreement. When Escrow Securities are required to be delivered by the Escrow Agent, the Escrow Agent shall be deemed to have completed such delivery when it has delivered certificates representing the applicable Escrow Securities to the transfer agent with instructions from the Shareholders' Agent as to how Escrow Securities should be distributed.

12.0     TERMINATION
12.1 The escrow created by this Agreement shall continue until the earliest to occur of the following events:

  (a) as promptly as practicable after the Expiration Time if there are no outstanding Claim Notices, in which case the Escrow Agent shall distribute the Escrow Fund in accordance with the written instructions of the Shareholders' Agent;

  (b) Redback and the Shareholders' Agent agree in writing to terminate such escrow, in which case the Escrow Agent shall distribute the Escrow Fund in accordance with the written instructions of Redback and the Shareholders' Agent; or

  (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of such escrow, in which case the Escrow Agent shall distribute the Escrow Fund in accordance with the written instructions of Redback.

The Shareholders' Agent may, in the written instructions given pursuant to this section 12.1, set off against any part of the Escrow Fund to be distributed to the Shareholders any amounts that may be owed to him pursuant to the provisions of section 6.5. The determination of the value of the Escrow Fund for the purposes of this right of set off in favour of the Shareholders' Agent shall be in accordance with the provisions of section 13.1.

12.2 This Agreement shall terminate upon the distribution of all of the property comprising the Escrow Fund; provided however that the provisions of sections 8.0 and 9.0 shall survive any termination of this Agreement.

13.0     GENERAL
13.1     For purposes of valuing the Escrow Fund from time to time,

  (a) a Redback Common Share or an Exchangeable Share shall have a value equal to US$148.96428; and

  (b) any other form of property (including securities other than Escrow Securities) which may, from time to time, form a part of the Escrow Fund shall have a value equal to the fair market value of such property, as determined, acting reasonably and in good faith by the board of directors of Redback.

Any selection, opinion or determination by the board of directors of Redback pursuant to this section 13.1 will be conclusive and binding on all parties.

13.2 If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

13.3 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.4 All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

  (a)    to Exchangeco or Redback:

         Redback Networks Inc.
         1195 Borregas Avenue
         Sunnyvale, CA
         94089
         ATTENTION:        General Counsel
         ---------
         Facsimile:        (408) 571-5195
         with a copy to:

         Gunderson Dettmer LLP
         155 Constitution Drive
         Menlo Park, California  94025
         ATTENTION:        Gregory K. Miller
         ---------
         Facsimile:        (650) 321-2800

         and to:

         Fraser Milner Casgrain
         1500 - 1040 West Georgia Street
         Vancouver, British Columbia  V6E 4H8
         ATTENTION:        Gary R. Sollis
         ---------
         Facsimile:        (604) 683-5214

 (b)     to the Escrow Agent:

         Montreal Trust Company of Canada
         Corporate Trust Department
         3rd Floor - 510 Burrard Street
         Vancouver, British Columbia  V6C 3B9
         ATTENTION:        Nicole Clement
         ---------
         Facsimile:        (604) 683-4079

 (c)     to the Shareholders' Agent:

         Andrew Waitman
         c/o Celtic House International Corporation
         555 Legget Drive, Suite 211
         Kanata, Ontario
         K2K 2X3
         ATTENTION:        General Counsel
         ---------
         Facsimile:        (613) 271-2025

         with a copy to:

         McCarthy Tetrault
         1300 - 777 Dunsmuir Street
         P.O. Box 10424
         Vancouver, British Columbia  V7Y 1K2
         ATTENTION:        Ted I. Koffman
         ---------
         Facsimile:        (604) 622-5707

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.5 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.6 This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

13.7 The Escrow Agent may assign all of its duties hereunder to any corporation organized and existing under the federal laws of Canada and authorized to carry on the business of a trust company in each of the Provinces of Canada which is affiliated with Computershare Investor Services Inc. Such assignment shall be effective upon notice by the Escrow Agent to Redback and Exchangeco, without any further documentation or consent of the parties hereto.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        610381 B.C. INC.


                                        Per:
                                               ---------------------------------
                                               Authorized Signatory


                                        REDBACK NETWORK INC.


                                        Per:
                                               ---------------------------------
                                               Authorized Signatory

                                        MONTREAL TRUST COMPANY
                                        OF CANADA


                                        Per:
                                               ---------------------------------
                                               Authorized Signatory




                                              ----------------------------------
                                              ANDREW WAITMAN, AS AGENT
                                              FOR AND ON BEHALF OF THE
                                              SHAREHOLDERS

                                  SCHEDULE "A"

          ADDITIONAL MATTERS TO BE INCLUDED IN THE DEFINITION OF LOSSES

All Schedule numbers referred to in this Schedule "A" refer to Schedules of the Abatis Disclosure Schedule (as such term is defined in the Arrangement Agreement).

1.       All matters disclosed in item 2 of Schedule 3.1.4, item 4 of
         Schedule 3.1.5, item 5 of Schedule 3.1.8, item 8 of Schedule 3.1.9(d), item 1 of Schedule 3.1.23, item 1 of Schedule 3.1.28, item 3 of Schedule 3.1.36, item 2 of Schedule 3.1.48 and item 1 of Schedule 5.3(b)(xviii).

2.       All matters disclosed in item 2 of Schedule 3.1.2, item 4 of
         Schedule 3.1.4, item 1 of Schedule 3.1.5, item 5 of Schedule 3.1.7, item 7 of Schedule 3.1.8, item 3 of Schedule 3.1.23, item 2 of Schedule 3.1.28, item 5 of 3.1.36 and item 3 of
         Schedule 5.3(b)(xviii).

3.       All matters disclosed in item 4 of Schedule 3.1.4, item 2 of
         Schedule 3.1.5, item 5 of Schedule 3.1.7, item 7 of Schedule 3.1.8, item 3 of Schedule 3.1.23, item 3 of Schedule 3.1.28, item 5 of 3.1.36 and item 3 of Schedule 5.3(b)(xviii).

4.       All matters disclosed in item 1 of Schedule 3.1.2, item 7 of
         Schedule 3.1.9(d) and item 2 of Schedule 3.1.11.

5.       All matters disclosed in item 1 of Schedule 3.1.48.

                                   APPENDIX 3

                         EXERCISE OF REPLACEMENT OPTIONS

A.       OPTIONS WITH SPECIAL EXERCISE TERMS

  o Each Replacement Option issued in exchange for a Abatis Option containing exercise terms different from those set out in Section 7, 12, 13 and 14 of the Abatis Key Employees Stock Option Plan, (before giving effect to the Plan of Arrangement) shall become exercisable at the times and subject to the vesting and exercise conditions specified in such Abatis Option for, at each time specified therein, the number of Redback Common Shares which is equal to the product (rounded to the nearest lower whole number) obtained when the number of Abatis Shares for which such Abatis Option would have, but for the Arrangement, been exercisable at such time is multiplied by the Exchange Ratio.

B.       OTHER OPTIONS

         Subject to paragraph C below, each Replacement Option other than the Replacement Options referred to above will become exercisable as follows:

  o With respect to the first 25% of the Redback Common Shares subject thereto, when the holder thereof has completed 12 months of continuous service with Abatis and/or Redback from the later of the date of grant of the Abatis Option for which such Replacement Option is to be exchanged and the date of commencement of such service.

  o With respect to an additional 1/48th of the Redback Common Shares subject thereto, when the holder thereof has completed each month of continuous service with Abatis and/or Redback after the first anniversary of the later of date of grant of the Abatis Option for which such Replacement Option is to be exchanged and the date of commencement of such service.

C.       CLARIFICATION WITH RESPECT TO FULLY OR PARTIALLY EXERCISABLE OPTIONS

  o For greater certainty, and in addition to paragraph A or B above, each Replacement Option issued in exchange for a Abatis Option which is fully or partially exercisable as at the Effective Date shall be immediately exercisable for the number of Redback Common Shares which is equal to the product (rounded to the nearest lower whole number) obtained when the number of Abatis Shares for which such Abatis Option is exercisable as at the Effective Date is multiplied by the Exchange Ratio.

D.       CONTINUED APPLICATION OF OTHER TERMS

  o For greater certainty, except as provided in the Plan of Arrangement (including this Appendix 3), all of the other terms and conditions of each Replacement Option shall be the same as the terms and conditions of the Abatis Option for which it is exchanged, including, without limitation, the terms contained in sections 12, 13 and 14 of the Abatis Key Employees Stock Option Plan.

                                    EXHIBIT F

                     PRINCIPAL SHAREHOLDER VOTING AGREEMENT


         THIS AGREEMENT made the 30th day of July, 2000

BETWEEN:

         REDBACK NETWORKS INC., a corporation incorporated under the laws of the State of Delaware

         ("Parentco")

AND:

         THE UNDERSIGNED SHAREHOLDER OF ABATIS SYSTEMS CORPORATION

         (the "Holder")

AND:

         610381 B.C. INC., a corporation incorporated under the laws of the Province of British Columbia

         ("Exchangeco")


         WHEREAS:

A. Concurrently herewith, Parentco, Abatis Systems Corporation (the "Target") and Exchangeco have entered into an Arrangement Agreement of even date herewith (as such agreement may hereafter be amended or modified from time to time, the "Arrangement Agreement"), pursuant to which Parentco, Target and Exchangeco have agreed, subject to certain conditions, to enter into a Plan of Arrangement (as such plan may hereafter be amended or modified from time to time, the "Plan of Arrangement"), under which the shares of the Target (the "Target Shares") will be exchanged by the current holders thereof with Exchangeco, a newly incorporated wholly-owned subsidiary of Parentco, for exchangeable shares of Exchangeco or shares of common stock of Parentco, at the election of such holders;

B. The Holder beneficially owns or holds the number of shares in the capital of Target, and options to acquire such shares, if any, set forth on the signature page of this Agreement;

C. The Holder is a party to a letter agreement (the "Alcatel Letter Agreement") between the Holder and other major shareholders of the Target, and Alcatel Networks Corporation ("Alcatel"), pursuant to which the Holder and Celtic House International Corporation (collectively "Celtic House") agree to make a payment to Alcatel or Alcatel agrees to transfer shares in the Target to Celtic House, as the case may be, upon the occurrence of certain events based on the price of common shares of Parentco;

D. The Holder is also a party to a letter agreement (the "Celtic House Letter Agreement") between the Holder and other major shareholders of the Target pursuant to which the Holder and such other shareholders agree to transfer shares in the Target to each other in the event the obligations under the Alcatel Letter Agreement are triggered;

E. Parentco has required, as an inducement and a condition to entering into the Arrangement Agreement, that the Holder concurrently therewith enter into this Agreement with respect to (i) all shares of any class of the Target and all options to purchase shares of any class of the Target that are beneficially owned or held by the Holder and (ii) any and all other shares or securities of the Target issued or issuable in respect thereof on or after the date hereof (collectively, the "Subject Securities"); and

F. This Agreement sets out the terms and conditions of the agreement of the Holder to support the Arrangement (as defined in the Arrangement Agreement) and to vote the Subject Securities in favour of the Arrangement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the payment of the sum of Ten ($10.00) Dollars by Parentco to the Holder and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1.       VOTING OF EQUITY SECURITIES

    (a) The Holder hereby agrees that, during the period (the "Term") from the date of this Agreement until the Expiration Date (as defined below), at any meeting of the shareholders or optionholders of the Target, or of any class of shareholders of the Target, however called, and in any action by written consent of the shareholders or optionholders of the Target or of any class of shareholders of the Target, the Holder shall (or shall cause the holder of record to, if the Holder is the beneficial owner but not the holder of record of the Subject Securities), at the written direction of Parentco, (i) vote all of the Subject Securities in favor of the transactions contemplated by the Arrangement Agreement and Plan of Arrangement and any actions required in furtherance of the transactions contemplated thereby, (ii) vote all of the Subject Securities to oppose any action or agreement that would result in a breach of any representation, warranty, agreement, covenant or other obligation of the Target under the Arrangement Agreement or the Plan of Arrangement, and (iii) vote all of the Subject Securities to oppose any proposed action by the Target or any other party the result of which could be reasonably inferred to impede, interfere with, prevent or delay Parentco from completing the transactions contemplated by this Agreement, the Arrangement Agreement or the Plan of Arrangement, or to materially change the business, operations, capital or affairs of the Target, including, but not limited to: (A) any Opposing Proposal, as hereinafter defined, involving the Target or any of its subsidiaries; (B) any change in the management or board of directors of the Target, except (1) as otherwise agreed to in writing by Parentco, or (2) to appoint a nominee or nominees of a shareholder of the Target to the board of directors of the Target in accordance with the terms of the shareholders' agreement among Alcatel, the Holder, the Target, Adam Lorant, Paul Terry and Jim Arseneault made effective as of the 4th day of September, 1998, as amended effective as of November 23, 1999 and April 3, 2000 (the "Shareholders' Agreement"); (C) a sale, lease, transfer, exclusive licence, disposition or joint venture of or relating to any of the assets of the Target outside the ordinary course of business, or of any of the assets which are material to its business, whether or not in the ordinary course of business; (D) a reorganization, recapitalization, dissolution or liquidation of the Target; or (E) any change in the authorized capital of the Target or any amendment of the Target's articles, by-laws or other constating documents, other than in connection with the Arrangement. The Holder further agrees that, during the Term, it shall not enter into any agreement or understanding with any person the effect of which would be inconsistent or contrary to the provisions and agreements contained herein.

    (b) The Holder will, concurrently with the execution of this Agreement, complete, execute and deliver to Parentco a proxy in the form attached hereto as Exhibit A with respect to the Subject Securities (the "Proxy"), which, subject to the terms of this Agreement and the Proxy, shall be irrevocable to the fullest extent permissible by law during the Term.

    (c) The Holder hereby irrevocably constitutes and appoints Parentco the true and lawful agent, attorney and attorney in fact of the Holder with respect to the Subject Securities, with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, at any time during the Term, execute and deliver such additional instruments of proxy, authorizations or consents, and to exercise such other similar rights of the Holder, in respect of the Subject Securities at any annual, special or adjourned meeting of the shareholders or optionholders of the Target, or of any class of shareholders of the Target, and in any written consent in lieu of any such meeting, as may in the opinion of Parentco, acting reasonably, be necessary or desirable to give effect to the terms and intent of this Agreement.

    (d) The Holder hereby revokes any and all other authorities, whether as agent, attorney-in-fact, attorney, proxy (other than the Proxy contemplated herein) or otherwise, previously conferred or agreed to be conferred by the Holder at any time with respect to the Subject Securities and the matters contemplated above. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Subject Securities, in connection with the matters contemplated above, by or on behalf of the Holder during the Term, other than as provided for under this Agreement.

2.       TERM

         This Agreement shall become effective on the date hereof and shall terminate at such time (the "Expiration Date") as is the earliest of: (i) the Effective Time of the Plan of Arrangement (as such term is defined therein);
(ii) the time at which the Arrangement Agreement is terminated in accordance with its terms; (iii) December 31, 2000; or (iv) upon any amendment to or waiver by the Target of any of the provisions of the Arrangement Agreement or the Plan of Arrangement if such amendment or waiver would have a material negative effect on the consideration which the Holder is entitled to receive in exchange for the Subject Securities under the Plan of Arrangement (and, for greater certainty, any change to the Exchange Ratio (as defined in the Plan of Arrangement) shall be deemed to be material for this purpose), unless the Holder gives its prior written consent to such waiver or amendment, such consent not to be unreasonably withheld. The termination of this Agreement shall not prejudice the right of any party hereto in respect of any breach hereof by the other party or parties.

3.       NON-SOLICITATION AGREEMENT

    (a) The Holder hereby covenants and agrees not to, directly or indirectly, prior to the Expiration Date, (i) solicit, initiate or encourage, directly or indirectly, any submission of proposals or offers or engage in negotiations with any persons other than Parentco or any subsidiary thereof or take any action intended, designed or reasonably likely to facilitate the efforts of any persons, other than Parentco or any subsidiary thereof, relating to an Opposing Proposal; (ii) furnish any non-public information regarding the Target to any person in connection with or in response to an Opposing Proposal or potential Opposing Proposal;
         (iii) engage in any discussions or negotiate with any persons with respect to any Opposing Proposal; (iv) agree to, approve, endorse or recommend any Opposing Proposal; or (v) enter into any letter of intent, term sheet, memorandum of understanding or other similar document or any agreement contemplating or otherwise relating to any Opposing Proposal. The Holder shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons other than Parentco that relate to any Opposing Proposal. In the event that the Holder receives from any third party any offer or indication of interest (whether made in writing or otherwise) regarding any Opposing Proposal, then the Holder shall promptly communicate to Parentco the material terms of each such Opposing Proposal, including the identity of the third party.

    (b) For purposes of this Agreement, "Opposing Proposal" means (i) any proposal, other than a proposal by Parentco or any of its subsidiaries, for an arrangement, amalgamation, merger or other business combination involving the Target or any subsidiary thereof, (ii) any proposal or offer, other than a proposal or offer by Parentco or any of its subsidiaries, to acquire from the Target or any subsidiary thereof in any manner, directly or indirectly, including by way of joint venture or exclusive license, an equity interest in the Target or any subsidiary thereof, any voting securities of the Target or any subsidiary thereof or a material amount of assets of the Target and its subsidiaries, taken as a whole, other than the issuance of shares of the Target pursuant to conversion rights or the exercise of options, each of which are outstanding on the date hereof and disclosed in the

         Arrangement Agreement (which shares, if and when issued to the Holder, will become Subject Securities for the purposes of this Agreement), or (iii) any proposal or offer, other than a proposal or offer by Parentco or any of its subsidiaries, to acquire from the shareholders of the Target by tender offer, takeover bid, exchange offer, purchase agreement or otherwise more than 10% of the outstanding shares of any class of the Target (other than pursuant to the Alcatel Letter Agreement or the Celtic House Letter Agreement).

4.       COVENANTS OF THE HOLDER

    (a) During the period from the date of this Agreement until the Expiration Date, except in accordance with the provisions of this Agreement, the Holder agrees that it will not, directly or indirectly:

         (i) sell, transfer, pledge, encumber, hypothecate or assign, or otherwise dispose of, or enter into any contract, option, hedging arrangement or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation or assignment, or other disposition (which, for greater certainty, shall exclude the act of the exercise of an option for Target Shares) of, any Subject Securities, other than pursuant to the obligations of the Holder under the Alcatel Letter Agreement or the Celtic House Letter Agreement or as set out in paragraph (d) below;

         (ii) enter into any agreement or commitment providing for or contemplating any of the events listed in paragraph (i) above except for the Alcatel Letter Agreement and the Celtic House Letter Agreement;

         (iii) withdraw or revoke, purport or attempt to withdraw or revoke, or take any actions or steps which would have the effect, by operation of law or otherwise, of withdrawing or revoking, the Proxy at any time prior to the termination of the Proxy in accordance with its terms;

         (iv) deposit any Subject Securities into a voting trust or grant any proxies or enter into any voting agreement or arrangement with respect to any Subject
                  Securities, other than pursuant to this Agreement; or

         (v) exercise any statutory or other right of dissent or appraisal with respect to the Plan of Arrangement.

    (b) During the Term, the Holder agrees to use all reasonable efforts to complete the transactions contemplated by the Arrangement Agreement in accordance with the terms and conditions of such agreement, and, without limiting the generality of the foregoing, agrees to assist Parentco to complete the transactions contemplated by the Arrangement Agreement, including, without limitation, by co-operating with Parentco, at Parentco's expense, in obtaining all governmental, regulatory and other approvals required to permit Parentco and the Target to complete the transactions provided for therein.

    (c) The Holder will as soon as practicable after the execution hereof or, in the case of any Subject Securities issued hereafter, as soon as practicable after such issuance, cause a legend substantially in the following form to be affixed to the certificate(s) representing all of the shares of the Target included in such Subject Securities:

              "The shares represented by this certificate are subject to the provisions of a certain agreement made the 30th day of July, 2000 between Redback Networks Inc., 610381 B.C. Inc. and 3494365 Canada Inc. and such shares are not transferable, except in compliance with the terms and conditions of such agreement.";

         and will promptly thereafter provide a photocopy of such certificate(s), bearing the foregoing legend, to Parentco.

    d) Notwithstanding the restriction contained in paragraph 4(a), a Holder may transfer all or any part of the Subject Securities to an affiliate of such Holder (as such term is defined in the CANADA BUSINESS CORPORATIONS ACT) (a "Transferee"), provided that prior to any such transfer the Transferee executes and delivers to Parentco an agreement, in form and content acceptable to Parentco, acting reasonably, with respect to the transferred Subject Securities, (including, without limitation, a duly completed and executed Proxy), under which the Transferee agrees to be bound by the terms of this Agreement and further agrees that, prior to the Transferee ceasing to be an affiliate of the Holder, it will re-transfer such Subject Securities to the Holder. No such transfer shall release the Holder from liability for its obligations under this Agreement.

    (e) Immediately upon the Effective Time, the Holder will execute and deliver to Parentco, if determined to be necessary by Parentco, a customary form of letter under Rule 145 under the U.S. SECURITIES ACT OF 1933 if the Holder is an affiliate of the Target under such Act, which letter shall be substantially in the form appended to the Arrangement Agreement.

    (f) If the Holder is a party to the Shareholders' Agreement, the Holder shall, if requested by Parentco, execute and deliver at or before the Effective Date (as defined in the Arrangement Agreement) an agreement, in form and content acceptable to Parentco, acting reasonably, terminating the Shareholder's Agreement effective as at the Effective Time (as defined in the Arrangement Agreement).

5.       REPRESENTATIONS AND WARRANTIES OF THE HOLDER

         The Holder represents and warrants to Parentco as follows:

    (a) the Holder is the sole legal and beneficial owner of the Subject Securities, free and clear of any encumbrance, pledge, hypothecation, charge, lien or adverse claim, other than pursuant to the Shareholders' Agreement, and the Holder has good and marketable title to and exclusive right to vote the Target Shares comprising the Subject Securities and, in the case of any options for Target Shares which comprise a part of the Subject Securities, the Holder has good title and the exclusive right to vote such options for Target Shares to the extent that any voting rights are conferred on the holder of such options;

    (b) the only securities of the Target owned, directly or indirectly, by the Holder are the Subject Securities (as set forth on the final page of this Agreement) and the Holder will not purchase or obtain any right or agreement to purchase, any additional securities of the Target during the period from the date of this Agreement to the Expiration Date except pursuant to the exercise of options for Target Shares which comprise a part of the Subject Securities and except pursuant to the Alcatel Letter Agreement or the Celtic House Letter Agreement;

    (c) the Holder has all necessary right, power and authority to execute and deliver this Agreement and the Proxy and to perform its obligations hereunder and thereunder and, if the Holder is a corporation or other body corporate, the execution and delivery of this Agreement and the Proxy and the performance and observance of all of its obligations contained herein and therein have been duly authorized by all necessary corporate action on its part;

    (d) the execution, delivery and performance of this Agreement and the Proxy by the Holder will not require, on the part of the Holder, the consent of or filing with any other person other than the consent of each of the parties to the Shareholders' Agreement, which the Holder has obtained and will not constitute a violation of, conflict with or result in a default under (i) if the Holder is a corporation or other body corporate, the memorandum, articles, by-laws or other constating documents of the Holder, (ii) any contract, understanding or arrangement to which the Holder is a party or by which the Holder is bound, (iii) any judgment, decree or order applicable to the Holder, or (iv) any law, rule or regulation of any governmental body applicable to the Holder;

    (e) each of this Agreement and the Proxy has been duly executed and delivered by the Holder and, assuming the due authorization, execution and delivery of this Agreement by Parentco and Exchangeco, constitutes a legal, valid and binding obligation of the Holder, enforceable in accordance with its terms; and

    (f) none of the Subject Securities are subject to any voting trust, proxy or other agreement or arrangement with respect to the voting or disposition of the Subject Securities with respect to the matters referred to herein, other than (i) the Shareholders' Agreement, the applicable provisions of which have been waived by each of the parties thereto; (ii) this Agreement; and (iii) with respect to the disposition of the Subject Securities, the Alcatel Letter Agreement and the Celtic House Letter Agreement; and, there are no outstanding options, warrants or rights to purchase, acquire or convert, or agreements relating to, such Subject Securities, other than rights and agreements contained in the Shareholders' Agreement, the Alcatel Letter Agreement, the Celtic House Letter Agreement and this Agreement, none of which will impair or interfere with the Holder's ability to perform or comply with its obligations, or Parentco's ability to enforce its rights, under this Agreement.

6.       EFFECT OF REPRESENTATIONS,
         WARRANTIES AND COVENANTS OF THE HOLDER

         The Holder hereby agrees to indemnify and hold harmless Parentco from and against any and all liabilities, losses, obligations, costs or expenses (including reasonable fees and disbursements of legal counsel), arising out of, resulting from or relating to any breach by the Holder of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.       REPRESENTATIONS AND WARRANTIES OF PARENTCO AND EXCHANGECO

         Each of Parentco and Exchangeco hereby represents and warrants to the Holder as follows:

         (a) it is a corporation duly formed under the laws of the state of Delaware, in the case of Parentco, and under the laws of British Columbia, in the case of Exchangeco;

         (b) it has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and under the Arrangement Agreement;

         (c) the execution and delivery of each of this Agreement and the Arrangement Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on its part;

         (d) each of this Agreement and the Arrangement Agreement has been duly executed and delivered by it; and

         (e) assuming the due authorization, execution and delivery thereof by each of the parties hereto other than Parentco and Exchangeco, each of this Agreement and the Arrangement Agreement constitutes a legal, valid and binding agreement of each of Parentco and Exchangeco, enforceable in accordance with its terms.

8.       COVENANT OF PARENTCO

         During the Term, Parentco agrees to use, and agrees to cause Exchangeco to use, commercially reasonable efforts to complete the transactions contemplated by the Arrangement Agreement in accordance with the terms and conditions of such agreement.

9.       THIRD PARTY PROCEEDINGS

         Notwithstanding the provisions of section 1, the Holder shall not be obliged, and the holder of the Proxy shall not be entitled, to vote the Subject Securities in the manner provided therein if at the time of such vote there shall be in force any order or decree of a Governmental Entity (as defined in the Arrangement Agreement) restraining or enjoining the Holder or the holder of the Proxy from voting the Subject Securities, provided that such order or decree is not the result of any breach of representation, warranty, covenant or agreement of the

Holder in this Agreement, and provided further that the Holder has notified Parentco of such order or decree and has promptly taken, and continues to diligently take, all reasonable action to cause such order or decree to be revoked, vacated or removed.

10.      EFFECT OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENTCO AND
         EXCHANGECO

         Parentco hereby agrees to indemnify and hold harmless the Holder from and against any and all liabilities, losses, obligations, costs or expenses (including reasonable fees and disbursements of legal counsel), arising out of, resulting from or relating to any breach by Parentco or Exchangeco of any of its representations, warranties, covenants or agreements contained in this Agreement.

11.      ADJUSTMENTS

         In the event of any increase or decrease or other change in the Subject Securities by reason of stock dividend, stock split, recapitalization, combination, exchange of shares or the like, the number of Subject Securities subject to this Agreement shall be adjusted appropriately and equitably.

12.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.      FURTHER ASSURANCES

         Each party hereto will, at the request of the other party, promptly execute and deliver any and all such further documents and instruments and take or cause to be taken any and all such further actions as may reasonably be required in order to fully perform and carry out the terms and intent of this Agreement.

14.      ASSIGNMENT

         This Agreement may not be assigned by any party hereto, except that (i) Parentco may assign this Agreement to any direct or indirect subsidiary thereof, provided that no such transfer shall release Parentco from liability for its obligations under this Agreement, and (ii) the Holder may assign this Agreement to a Transferee of such Holder in accordance with paragraph 4(d) hereof.

15.      REMEDIES

         The Holder acknowledges that each of the covenants set out in sections 1, 3 and 4 of this Agreement is reasonable and valid and further acknowledges that damages for breach of any of the covenants set out in sections 1, 3 and 4 of this Agreement may be inadequate as such breach may cause Parentco irreparable harm. The Holder further acknowledges and agrees that the balance of convenience is in favour of Parentco and that Parentco shall be entitled, in addition to any other remedies or damages that may be available at law or equity or in this Agreement, to the remedy of specific performance of such covenants or other commitments and preliminary and permanent injunctive relief to restrain any breach or threatened breach of those covenants or other commitments or to otherwise enforce the provisions of this Agreement. The Holder agrees that the foregoing acknowledgements may be used by Parentco as evidence in any court application for enforcement of the covenants or other commitments referred to above by way of specific performance or injunction and hereby waives any requirement for the posting or securing of any bond or other security in connection with obtaining any such equitable remedies.

         Parentco acknowledges that the covenant set out in section 8 of this Agreement is reasonable and valid and further acknowledges that damages for breach of the covenant set out in section 8 of this Agreement may be inadequate as such breach may cause the Holder irreparable harm. Parentco further acknowledges and agrees that the balance of convenience is in favour of the Holder and that the Holder shall be entitled, in addition to any other remedies or damages that may be available at law or equity or in this Agreement, to the remedy of specific performance of such covenants or other commitments and preliminary and permanent injunctive relief to restrain any breach or threatened breach of those covenants or other commitments or to otherwise enforce the provisions of this Agreement. Parentco agrees that the foregoing acknowledgements may be used by the Holder as evidence in any court application for the enforcement of the covenants or other commitments referred to above by way of specific performance or injunction and hereby waives any requirement for the posting or securing of any bond or other security in connection with obtaining any such equitable remedies.

16.      NOTICES

         All notices or other communication required or permitted hereunder shall be in writing and shall be deemed duly given if delivered in person, by confirmed facsimile transmission or by overnight courier service, addressed as follows:

         (a)      to Parentco and to Exchangeco:

                  Redback Networks Inc.
                  1195 Borregas Avenue
                  Sunnyvale, CA
                  94089
                  Attention:        President
                  Facsimile:        (408) 571-5195

                  with a copy to:

                  Fraser Milner Casgrain
                  1500 - 1040 West Georgia Street
                  Vancouver, British Columbia  V6E 4H8
                  Attention:        Gary R. Sollis
                  Facsimile:        (604) 683-5214

                  and to:

                  Gunderson Dettmer LLP
                  155 Constitution Drive
                  Menlo Park, California  94025
                  Attention:        Gregory K. Miller
                  Facsimile:        (650) 321-2800

         (b)      to the Holder:
                  3494365 Canada Inc.
                  555 Legget Drive, Suite 211
                  Kanata, Ontario  K2K 2X3
                  Attention:        President
                  Facsimile:        (613) 271-2025

                  with a copy to:
                  Abatis Systems Corporation
                  200-4190 Still Creek Drive
                  Burnaby, British Columbia  V5C 6C6
                  Attention:        President
                  Facsimile:        (604) 918-4795
                  and to:

                  McCarthy Tetrault
                  1300 - 777 Dunsmuir Street
                  P.O. Box 10424
                  Vancouver, British Columbia  V7Y 1K2
                  Attention:        Ted I. Koffman
                  Facsimile:        (604) 622-5707

17.      SEVERABILITY

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall in such event negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under this Agreement.

18.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. A signed counterpart provided by way of facsimile shall be as binding upon the parties as an originally signed counterpart.

19.      BINDING EFFECT; BENEFITS

         This Agreement shall survive the death or incapacity of any Holder and shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

20.      NO AGENCY

         Nothing herein shall be deemed create any agency or partnership relationship between the parties hereto.

         IN WITNESS WHEREOF, the parties have cause this Agreement to be duly executed on the day and year first above written.

REDBACK NETWORKS INC.

Per:                                       3494365 CANADA INC.
    ----------------------------------     ---------------------------------
     Authorized Signatory                  Print Name of Holder


    ----------------------------------     ---------------------------------
     Print Name and Title                  Signature of Holder (or if Holder is
                                           a corporation, of an Authorized
                                           Signatory)


                                           ---------------------------------
610381 B.C. INC.                           (Print Name and Title of Authorized
                                           Signatory of Holder, if applicable)

Per:
    --------------------------------       ---------------------------------
     Authorized Signatory                  Address


    --------------------------------       ---------------------------------
     Print Name and Title                  Telephone


                                           ---------------------------------
                                           Facsimile


                                           ---------------------------------
                                           Securities beneficially owned or held
                                           by Holder:

                                           3,334,333             Class A Voting
                                           ---------------------
                                           Common Shares of the Corporation

                                                                     Class B
                                           -------------------------
                                           Non-Voting Common Shares of the
                                           Corporation

                                                                 options granted
                                           ---------------------
                                           under the Corporation's Option Plans

                              REDBACK NETWORKS INC.

                                    EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned holder of securities of Abatis Systems Corporation (the "Corporation"), a corporation incorporated pursuant to the CANADA BUSINESS CORPORATIONS ACT, hereby irrevocably (to the fullest extent permitted by law) nominates and appoints the Senior Vice-President and Chief Financial Officer of Redback Networks Inc., or, failing him or her, the General Counsel and Assistant Secretary of Redback Networks Inc., as the sole and exclusive proxy of the undersigned, with full power of substitution and resubstitution, to attend, act, vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to (i) all shares of any class of the Corporation and options to purchase shares of the Corporation that are beneficially owned by the undersigned and (ii) any and all other shares or securities of the Corporation issued or issuable in respect thereof on or after the date hereof (collectively, the "Subject Securities"), in accordance with the terms of this Proxy at any time until the Expiration Date. The Subject Securities beneficially owned by the undersigned shareholder of the Corporation as of the date of this Proxy are listed on the final page of this Proxy.

         This Proxy is irrevocable (to the fullest extent permitted by law) until the Expiration Date, is coupled with an interest and is granted pursuant to the Principal Shareholder Voting Agreement of even date herewith between Parentco, Exchangeco and the undersigned shareholder (the "Voting Agreement"). All capitalized terms used and not otherwise defined herein shall have the same meaning as assigned thereto in the Voting Agreement. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any of the Subject Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Securities for any of the matters set forth in the ensuing paragraph until the Expiration Date.

         The proxyholder appointed hereunder is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's proxy to vote the Subject Securities, and, subject to section 9 of the Voting Agreement, to exercise all voting, consent and similar rights of the undersigned with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of the shareholders or the optionholders of the Corporation or of any class of shareholders of the Corporation and in every written consent in lieu of such meeting (i) in favour of the Arrangement Agreement and Plan of Arrangement and other transactions contemplated by the Arrangement Agreement and Plan of Arrangement, (ii) against any proposed action by the Target or any other party the result of which could be reasonably inferred to prevent or delay Parentco from completing the transactions contemplated by the Arrangement Agreement or the Plan of Arrangement, or to materially change the business, operations, capital or affairs of the Target, and (iii) otherwise as contemplated by the Voting Agreement.

         The proxyholder appointed hereunder may not exercise this Proxy on any other matter except as provided above and in accordance with the Voting Agreement. The undersigned shareholder may vote and may grant proxies in respect of the Subject Securities on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the fullest extent permitted by law) until the Expiration Date. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

         This Proxy is not solicited by or on behalf of management of the Corporation.

Dated:  July 30, 2000      3494365 CANADA INC.
                           -----------------------------------------------------
                           Print Name of Shareholder


                           -----------------------------------------------------
                           Signature of Shareholder (or if Shareholder is a corporation, of an Authorized Signatory)


                           -----------------------------------------------------
                           (Print Name and Title of Authorized Signatory of Shareholder, if applicable )

                           Securities beneficially owned or held by Shareholder:

                           3,334,333   Class A Voting Common Shares of the
                           -----------
                           Corporation
                                       Class B Non-Voting Common Shares of the
                           -----------
                           Corporation

                                       options granted under the Corporation's
                           -----------
                           Option Plans

                                    EXHIBIT G

                                SUPPORT AGREEMENT

         THIS MEMORANDUM OF AGREEMENT made as of the o day of o, 2000


AMONG:

            REDBACK  NETWORKS INC., a corporation existing under the laws
            -----------------------
            of the State of Delaware

            ("REDBACK")

AND:

            610380 B.C. INC., a company existing under the laws of the
            ----------------
            Province of British Columbia

            ("NEWCO")

AND:

            610381 B.C. INC., a company  existing under the laws of the
            ----------------
            Province of British Columbia

            ("EXCHANGECO")


         WHEREAS:

A. Pursuant to an arrangement agreement (the "ARRANGEMENT AGREEMENT") dated as of July 30, 2000 among Redback, Exchangeco and Abatis Systems Corporation ("ABATIS"), Exchangeco is to issue exchangeable shares (the "EXCHANGEABLE SHARES") to certain holders of Class A Voting Common Shares and Class B Non-Voting Common Shares of Abatis pursuant to the plan of arrangement (the "PLAN OF ARRANGEMENT") contemplated by the Arrangement Agreement; and

B. Pursuant to the Arrangement Agreement Redback and Exchangeco have agreed to execute a support agreement substantially in the form of this Agreement;

         NOW THEREFORE in consideration of the respective covenants and agreements in this Agreement and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.0      DEFINITIONS AND INTERPRETATION

1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares attached as Appendix 1 to the Plan of Arrangement as set out in the Articles of Arrangement of Abatis, unless the context requires otherwise.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to a "section" followed by a number and/or a letter refer to the specified section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3 NUMBER, GENDER AND PERSONS. In this Agreement, unless the context otherwise requires, words importing the singular number only shall include the plural and VICE VERSA and words importing any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this Agreement, a "BUSINESS DAY" means any day on which commercial banks are open for business in San Francisco, California and Vancouver, British Columbia, other than a Saturday, a Sunday or a day observed as a holiday in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada or in San Francisco, California under the laws of the State of California or the federal laws of the United States of America.

2.0      COVENANTS OF REDBACK AND EXCHANGECO
2.1 COVENANTS REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares not owned by Redback or its Affiliates are outstanding, Redback will:

         (a) not declare or pay any dividend on the Redback Common Shares unless (i) Exchangeco shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in section 3.1 of the Share Provisions) on the Exchangeable Shares and (ii) Exchangeco shall have or shall be provided with sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Exchangeable Shares;

         (b) advise Exchangeco sufficiently in advance of the declaration by Redback of any dividend on the Redback Common Shares and take all such other actions as are reasonably necessary, in cooperation with Exchangeco, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Redback Common Shares;

         (c) ensure that the record date for any dividend declared on Redback Common Shares is not less than 10 Business Days after the declaration date of such dividend;

         (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Exchangeco, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered Redback Common Shares to the holders of Exchangeable Shares in accordance with the provisions of
                  Article 5, 6 or 7, as the case may be, of the Share
                  Provisions;

         (e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Newco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Newco to cause to be delivered Redback Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be;

         (f) not exercise its vote as a shareholder, nor allow any direct or indirect subsidiary to exercise its own vote as a shareholder, of Exchangeco to initiate the voluntary liquidation, dissolution or winding-up of Exchangeco nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Exchangeco;

         (g) not exercise its vote as a shareholder, nor allow any direct or indirect subsidiary of Redback to exercise its own vote as a shareholder, of Exchangeco to authorize the continuance or other transfer of the corporate existence of Exchangeco to any jurisdiction outside of Canada;

         (h) at the same time, or as near thereto as is reasonably practicable, as such materials are first sent to holders of Redback Common Shares by or on behalf of management of Redback, mail or cause to be mailed (or otherwise communicate in the same manner as Redback utilizes in communicating to holders of Redback Common Shares) to each holder of Exchangeable Shares, other than Affiliates of Redback, copies of all proxy materials (including notices of Redback shareholder meetings but excluding proxies to vote Redback Common Shares), information statements or circulars, reports (including without limitation all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Redback Common Shares;

         (i) as soon as is reasonably practicable after receipt by Redback or the shareholders of Redback (if such receipt is known by Redback) of any material sent or given to the holders of Redback Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), use reasonable efforts to obtain and deliver to each holder of Exchangeable Shares, other than Affiliates of Redback, copies of all such materials, other than proxies to vote Redback Common Shares;

         (j) not call for redemption of any Preferred Shares it holds and not allow Exchangeco to call for redemption of any of the issued and outstanding Preferred Shares;

         (k) forthwith give written notice to the holders of Exchangeable Shares if it intends to take action which would result in Exchangeco becoming any of the entities described in paragraphs (a) to (e.l), inclusive, of the definition of "specified financial institution" in subsection 248(1) of the INCOME TAX ACT (Canada); and

         (l) forthwith give written notice to the holders of Exchangeable Shares if it intends to carry on, as its principal business, an "investment business", as such term is defined for purposes of clause (b)(ii)(A) of the definition of "exempt interest" in proposed subsection 94.1(1) of the INCOME TAX ACT (Canada) as set out in the draft legislation regarding the taxation of non-resident trusts and foreign investment entities released by the Department of Finance of Canada on June 22, 2000 as amended from time to time or as enacted and in effect from time to time.

         Any written materials distributed by Redback to holders of Exchangeable Shares pursuant to this Section 2.1 shall be sent by mail (or otherwise communicated in the same manner as Redback utilizes in communications to holders of Redback Common Shares) to each holder at its respective address shown on the register of holders of Exchangeable Shares maintained by or on behalf of Exchangeco.

2.2 SEGREGATION OF FUNDS. Redback will cause Exchangeco to deposit a sufficient amount of its funds in a separate account of Exchangeco and segregate a sufficient amount of such other of its assets and property as is necessary to enable Exchangeco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3 RESERVATION OF REDBACK COMMON SHARES. Redback hereby represents, warrants and covenants in favour of Exchangeco and Newco that Redback has irrevocably reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Redback or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Redback Common Shares (or other shares or securities into which Redback Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of
(i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Redback to meet its obligations under the Exchange Trust Agreement and under any other security or commitment pursuant to which Redback may now or hereafter be required to issue Redback Common Shares, to enable and permit Newco to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Exchangeco to meet its obligations hereunder and under the Share Provisions.

2.4 NOTIFICATION OF CERTAIN EVENTS. In order to assist Redback to comply with its obligations hereunder and to permit Newco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Exchangeco will notify Redback and Newco of each of the following events at the times set forth below:

         (a) promptly, upon the earlier of (i) receipt by Exchangeco of notice of and (ii) Exchangeco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

         (b)      immediately, upon receipt by Exchangeco of a Retraction
                  Request;

         (c) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

         (d) as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding shares of any class of Abatis pursuant to the Arrangement).

2.5 DELIVERY OF REDBACK COMMON SHARES TO EXCHANGECO AND NEWCO. In furtherance of Redback's obligations under sections 2.1(d) and (e) hereof, upon notice from Exchangeco or Newco of any event that requires Exchangeco or Newco, as the case may be, to cause to be delivered Redback Common Shares to any holder of Exchangeable Shares, Redback shall forthwith issue and deliver or cause to be delivered to Exchangeco or Newco, as the case may be, the requisite number of Redback Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Exchangeco or Newco, as the case may be, shall direct. All such Redback Common Shares shall be duly authorized and validly issued as fully paid and non-assessable shares of Redback and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Redback Common Share, Exchangeco or Newco, as the case may be, shall issue to Redback, or as Redback shall direct, common or preferred shares of Exchangeco or Newco having equivalent value and Redback acknowledges and agrees that such common or preferred shares of Exchangeco or Newco shall be sufficient consideration for the issuance of the Redback Common Shares to Exchangeco or Newco, as the case may be. Redback will cause each certificate representing such Redback Common Shares issued to bear the legends as required below:

         (a)      each Redback Common Share to be issued pursuant to this
                  Section 2.5 shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH RULE 145 OF THE SECURITIES ACT OF 1933, AS AMENDED."

         (b)      each Redback Common Share to be issued pursuant to this
                  Section 2.5 prior to the 90th day following the Effective Date (as such term is defined in the Plan of Arrangement) shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PROVISION UNDER THE PLAN OF ARRANGEMENT UNDER
                  SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT BETWEEN ABATIS SYSTEMS CORPORATION AND ITS SHAREHOLDERS, AMONG OTHERS, PURSUANT TO WHICH THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES THAT SUCH HOLDER SHALL NOT OFFER TO SELL, CONTRACT TO SELL OR OTHERWISE SELL, DISPOSE OF OR GRANT ANY RIGHTS WITH RESPECT TO SUCH SECURITIES FOR A CERTAIN PERIOD OF TIME (NOT TO EXCEED 90 DAYS) AFTER _________, 2000. THE FOREGOING RESTRICTION PRECLUDES SUCH HOLDER FROM ENGAGING IN ANY HEDGING OR OTHER TRANSACTIONS THAT MAY LEAD TO OR RESULT IN A SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE DURING SUCH PERIOD EVEN IF SUCH SECURITIES WOULD BE SOLD BY SOMEONE OTHER THAN THE HOLDER."

         (c)      each Redback Common Share to be issued pursuant to this
                  Section 2.5 prior to the existence of an effective registration statement filed pursuant to the Registration Rights Agreement dated as of the date hereof between Redback and Andrew Waitman, as agent for the shareholders of Abatis, registering such Redback Common Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NEITHER THESE SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (2) THE SHARES ARE SOLD IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (3) IN THE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO REDBACK NETWORKS INC., SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT."

         (d)      each Redback Common Share to be issued pursuant to this
                  Section 2.5 in exchange for Exchangeable Shares which are Escrow Securities (as such term is defined in the Plan of Arrangement) shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO FORFEITURE AND CERTAIN OTHER RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF THE PLAN OF ARRANGEMENT UNDER SECTION 192 OF THE CANADA BUSINESS CORPORATIONS ACT BETWEEN ABATIS SYSTEMS CORPORATION AND ITS SHAREHOLDERS, AMONG OTHERS, AND THE ESCROW AGREEMENT BETWEEN REDBACK NETWORKS INC., 610381 B.C. INC., MONTREAL TRUST COMPANY OF CANADA AND ANDREW WAITMAN, AS AGENT FOR THE SHAREHOLDERS OF ABATIS SYSTEMS CORPORATION, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENTS."

2.6 QUALIFICATION OF REDBACK COMMON SHARES. If any Redback Common Shares (or other shares or securities into which Redback Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority (i) under any Canadian provincial securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority applicable to holders who are resident in the Provinces of Alberta, Ontario or British Columbia, or (ii) under any United States federal or state securities or other law or regulation or pursuant to the rules and regulations of any United States securities or other regulatory authority before such shares (or such other shares or securities) may be issued by Redback and delivered by Redback at the direction of Newco or Exchangeco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter through the facilities of a stock exchange or market in the United States or through the NNM provided that such first trade is made in accordance with the rules of the stock exchange or market upon which the trade is made or the rules of the NNM in accordance with all laws applicable to that stock exchange or market or applicable to the NNM (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Redback for purposes of Canadian provincial securities law or an "affiliate" of Redback for purposes of United States federal or state securities law), Redback will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Redback Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be, provided that nothing herein shall require Redback to prepare, file with the United States Securities and Exchange Commission or maintain a registration statement, prospectus or similar document with regard to such shares or otherwise qualify such shares to be freely tradeable in the United States except in accordance with the terms of the Registration Rights Agreement contemplated by the Arrangement Agreement. Redback will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Redback Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Redback Common Shares (or such other shares or securities) have been listed by Redback and remain listed and are quoted or posted for trading at such time.

2.7 ECONOMIC EQUIVALENCE. So long as any Exchangeable Shares not owned by Redback or its Affiliates are outstanding:

         (a) Redback will not without prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

                  (i) issue or distribute Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares) to the holders of all or substantially all of the then outstanding Redback Common Shares by way of stock dividend or other distribution, other than an issue of Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares) to holders of Redback Common Shares who exercise an option to receive dividends in Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares) in lieu of receiving cash dividends; or

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Redback Common Shares entitling them to subscribe for or to purchase Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares); or

                  (iii) issue or distribute to the holders of all or substantially all of the then outstanding Redback Common Shares (A) shares or securities of Redback of any class other than Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares),
                           (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of Redback or (D) assets of Redback,

                  unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Redback in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

         (b) Redback will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

                  (i) subdivide, redivide or change the then outstanding Redback Common Shares into a greater number of Redback Common Shares; or

                  (ii) reduce, combine, consolidate or change the then outstanding Redback Common Shares into a lesser number of Redback Common Shares; or

                  (iii) reclassify or otherwise change Redback Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Redback Common Shares,

                  unless the same or an economically equivalent change shall simultaneously be made to the rights attached to the Exchangeable Shares.

         (c) Redback will ensure that the record date for any event referred to in section 2.7(a) or (b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Redback (with contemporaneous notification thereof by Redback to Exchangeco).

         (d) The board of directors of Exchangeco shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or (b) above and each such determination shall be conclusive and binding on Redback. In making such determination, the following factors shall, without excluding other factors determined by the board of directors of Exchangeco to be relevant, be considered by the board of directors of
                  Exchangeco:

                  (i) in the case of any stock dividend or other distribution payable in Redback Common Shares, the number of such shares issued in proportion to the number of Redback Common Shares previously outstanding;

                  (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Redback Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Redback Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

                  (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Redback of any class other than Redback Common Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Redback or any assets of Redback), the relationship between the fair market value (as determined by the board of directors of Exchangeco in the manner contemplated above) of such property to be issued or distributed with respect to each outstanding Redback Common Share and the Current Market Price;

                  (iv) in the case of any subdivision, redivision or change of the then outstanding Redback Common Shares into a greater number of Redback Common Shares or the reduction, combination, consolidation or change of the then outstanding Redback Common Shares into a lesser number of Redback Common Shares or any amalgamation, merger, reorganization or other transaction affecting Redback Common Shares, the effect thereof upon the then outstanding Redback Common Shares; and

                  (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Redback Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

         (e) Exchangeco agrees that, to the extent required, upon due notice from Redback, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Redback Common Shares and Exchangeable Shares as provided for in this section 2.7.

2.8 TENDER OFFERS. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Redback Common Shares (an "OFFER") is proposed by Redback or is proposed to Redback or its shareholders and is recommended by the board of directors of Redback, or is otherwise effected or to be effected with the consent or approval of the board of directors of Redback, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by Newco pursuant to the Redemption Call Right, Redback will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Redback and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Redback Common Shares, without discrimination. Without limiting the generality of the foregoing, Redback will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer and, in such event, Newco shall be entitled to exercise the Retraction Call Right without compliance with the notice provisions thereof). Nothing herein shall affect the rights of Exchangeco to redeem (or Newco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a Redback Control Transaction.

2.9 OWNERSHIP OF OUTSTANDING SHARES. Without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, Redback covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Redback or any of its Affiliates, Redback (or any successor to Redback by way of merger, consolidation, or purchase of all or substantially all of the assets of Redback) will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Exchangeco and Newco.

2.10 REDBACK AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES. Redback covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Redback further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Company Act (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares, including without limitation any approval to be given by the holders of Exchangeable Shares pursuant to Section
10.2 of the Share Provisions.

2.11 RULE 10b-18 PURCHASES. For certainty, nothing contained in this Agreement, including without limitation the obligations of Redback contained in
Section 2.8 hereof, shall limit the ability of Redback or Exchangeco to make a "Rule 10b-18 Purchase" of Redback Common Shares pursuant to Rule 10b-18 of the United States SECURITIES EXCHANGE ACT of 1934, as amended, or any successor provisions thereof.

2.12 DUE PERFORMANCE. On and after the Effective Date, Redback shall duly and in a timely manner perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of Redback's rights under the Share Provisions.

2.13 ECONOMIC EQUIVALENCE. Redback hereby acknowledges that any determination of economic equivalence made by the Board of Directors pursuant to
Section 3.5 of the Share Provisions shall, where applicable to Redback, be conclusive and binding on it.

3.0      REDBACK SUCCESSORS
3.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.. Redback shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

         (a) such other person or continuing corporation (the "REDBACK SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Redback Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Redback Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Redback under this Agreement; and

         (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2 VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon the Redback Successor shall possess and from time to time may exercise each and every right and power of Redback under this Agreement in the name of Redback or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Redback or any officers of Redback may be done and performed with like force and effect by the directors or officers of the Redback Successor.

3.3 WHOLLY-OWNED SUBSIDIARIES. Nothing in this Agreement shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Redback with or into Redback or another wholly-owned direct or indirect subsidiary of Redback or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Redback, other than Exchangeco or Newco, provided that all of the assets of such subsidiary are transferred to Redback or another wholly-owned direct or indirect subsidiary of Redback and any such transactions are expressly permitted by this section 3.0.

4.0      GENERAL

4.1 TERM. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person or entity other than Redback and any of its Affiliates.

4.2 CHANGES IN CAPITAL OF REDBACK AND EXCHANGECO. Notwithstanding the provisions of section 4.4 hereof, at all times after the occurrence of any event contemplated by sections 2.7 and 2.8 hereof or otherwise, as a result of which either Redback Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which Redback Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

4.4 AMENDMENTS, MODIFICATIONS. This Agreement may not be amended or modified except by an agreement in writing executed by Exchangeco, Newco and Redback and approved by the holders of the Exchangeable Shares (other than Redback or any Affiliates of Redback) in accordance with section 10.2 of the Share Provisions.

4.5 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties provided that the board of directors of each of Exchangeco, Newco and Redback shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of Exchangeco, Newco and Redback, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

         (c) making such changes or corrections which, on the advice of counsel to Exchangeco, Newco and Redback, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Exchangeco, Newco and Redback shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6 MEETING TO CONSIDER AMENDMENTS. Exchangeco, at the request of Redback, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the articles of Exchangeco, the Share Provisions and all applicable laws.

4.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9 NOTICES TO PARTIES. All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following address (or at such other address for any such party as shall be specified in like notice):

                  Redback Networks Inc.
                  1195 Borregas Avenue
                  Sunnyvale, CA  94089
                  ATTENTION:     General Counsel
                  Facsimile:     (408) 571-5195

                  with a copy to:

                  Gunderson Dettmer LLP
                  155 Constitution Drive
                  Menlo Park, California  94025
                  ATTENTION:     Gregory K. Miller
                  Facsimile:     (650) 321-2800
                  and to:

                  Fraser Milner Casgrain
                  1500 - 1040 West Georgia Street
                  Vancouver, British Columbia  V6E 4H8
                  ATTENTION:     Gary R. Sollis
                  Facsimile:     (604) 683-5214

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

4.12 ATTORNMENT. Each of Redback and Newco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Exchangeco at its registered office in the Province of British Columbia as attorney for service of process.

4.13 GUARANTY AND ASSIGNMENT. Redback hereby unconditionally and irrevocably guarantees the full and punctual performance of all of Newco's obligations hereunder. Newco may assign all or any portion of its rights and obligations hereunder to Redback or any Affiliate of Redback without the consent of either of the other parties hereto, provided that Redback or such Affiliate, as the case may be, enters into a supplemental agreement reflecting such assignment, in form and content acceptable to the other parties, acting reasonably.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                          REDBACK NETWORKS INC.

                          Per:
                                 -----------------------------------------------
                                 Authorized Signatory


                          610380 B.C. INC.


                          Per:
                                 -----------------------------------------------
                                 Authorized Signatory


                          610381 B.C. INC.


                          Per:
                                 -----------------------------------------------
                                 Authorized Signatory

                                    EXHIBIT H

                          REGISTRATION RIGHTS AGREEMENT

                              REDBACK NETWORKS INC.

                                     o, 2000

                                TABLE OF CONTENTS


1.  Registration Rights........................................................1
         1.1  Definitions......................................................2
         1.2  Shelf Registration...............................................3
         1.3  Demand Registration..............................................4
         1.4  Obligations of the Company.......................................5
         1.5  Furnish Information..............................................7
         1.6  Expenses of Demand Registration..................................7
         1.7  Delay of Registration............................................7
         1.8  Indemnification..................................................7
         1.9  Reports Under Securities Exchange Act of 1934....................9
         1.10  No Assignment of Registration Rights...........................10
         1.11  Termination of Registration Rights.............................10

2.  Miscellaneous.............................................................10
         2.1  Successors and Assigns..........................................10
         2.2  Governing Law...................................................10
         2.3  Counterparts....................................................10
         2.4  Titles and Subtitles............................................10
         2.5  Notices.........................................................11
         2.6  Expenses........................................................11
         2.7  Amendments and Waivers..........................................11
         2.8  Severability....................................................12
         2.9  Aggregation of  Stock...........................................12
         2.10  Entire Agreement...............................................12

Exhibit A         Shareholder Information Questionnaire

                          REGISTRATION RIGHTS AGREEMENT



                  This REGISTRATION RIGHTS AGREEMENT is made as of o, 2000 (this "Agreement"), by and among Redback Networks Inc., a Delaware corporation (the "Company"), and Andrew Waitman acting as agent (the "Shareholders' Agent") to the shareholders (each a "Shareholder" and collectively, the "Shareholders") of Abatis Systems Corporation, a corporation existing under the federal laws of Canada ("Abatis").

                                    RECITALS

                  WHEREAS, the Company, Abatis and 610381 B.C. Inc., a company existing under the laws of the Province of British Columbia and wholly owned subsidiary of the Company ("Exchangeco"), are parties to that certain Arrangement Agreement made as of July 30, 2000 (together with all exhibits, schedules, supplements and any amendments thereto, the "Arrangement Agreement") pursuant to which the Company will acquire Abatis (the "Arrangement");

                  WHEREAS, the Company, Abatis, Exchangeco, 610380 B.C. Inc., a company existing under the laws of the Province of British Columbia and a wholly owned subsidiary of the Company ("Newco"), and the Shareholders are bound to effect the Arrangement upon the effectiveness of the related Plan of Arrangement (together with all exhibits, schedules, supplements and any amendments thereto, the "Plan of Arrangement");

                  WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Arrangement;

                  WHEREAS, the Arrangement Agreement and the Plan of Arrangement (collectively, the "Arrangement Documents") provide that, as of the Effective Date, each of the shares of Abatis held by the Shareholders will be exchanged for either (i) shares of the Common Stock of the Company or (ii) non-voting exchangeable shares of Exchangeco exchangeable into the Common Stock of the Company ("Exchangeable Shares");

                  WHEREAS, pursuant to the Plan of Arrangement, each of the Shareholders will be deemed to have irrevocably appointed the Shareholders' Agent, as the agent of each such Shareholder, to execute and deliver this Agreement; and

                  WHEREAS, the shares of Common Stock of the Company issued to the Shareholders in exchange for Exchangeable Shares will be granted registration rights as set forth herein.

                  THIS AGREEMENT WITNESSETH THAT in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each party), the parties hereby covenant and agree as follows:

                  1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

                  1.1      DEFINITIONS. For purposes of this Section 1:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) The term "No-Action Letter" shall mean a letter received from the SEC stating that the SEC would not recommend an enforcement action with respect to certain substantive issues addressed therein.

                  (e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (f) The term "Registrable Securities" means (i) the Common Stock of the Company issuable or issued to the Shareholders upon exchange of the Exchangeable Shares, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) above.

                  (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then outstanding Exchangeable Shares that are, Registrable Securities.

                  (h) The term "SEC" shall mean the Securities and Exchange Commission.

                  (i) The term "Shelf Registration" means a registration effected pursuant to Section 1.2 hereof.

                  (j) The term "Shelf Registration Statement" means a "shelf" registration statement filed under the Act providing for the registration of, and the sale on a continuous or delayed basis by the Shareholders of, all of the Registrable Securities pursuant to Rule 415 under the Act and/or any similar rule that may be adopted by the SEC, filed by the Company pursuant to the provisions of Section 1.2 of this Agreement, including the prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

                  (k) Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Arrangement Documents.

                  1.2      SHELF REGISTRATION.

                  (a) The Company shall use reasonable best efforts to prepare and file, as soon as practicable, but no later than 60 calendar days following the Effective Date, a Shelf Registration Statement on the appropriate form and any related qualification or compliance with respect to all of the Registrable Securities owned by the Shareholders so as to permit or facilitate the sale and distribution of the Shareholders' Registrable Securities. The Company shall use all reasonable best efforts to cause such Shelf Registration Statement to become effective, and, subject to the provisions below, use commercially reasonable efforts to keep such Shelf Registration Statement effective until January 31, 2003 (the "Shelf Termination Date"); provided, however, if the Company, on the Shelf Termination Date, has another effective shelf registration statement on file unrelated to the Registrable Securities, then the Company shall use all commercially reasonable efforts to extend the Shelf Termination Date to terminate concurrently with the termination date of such other effective shelf registration statement (the "Extended Shelf Termination Date"). Notwithstanding the foregoing, no Shareholder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such Shareholder shall furnish to the Company the information requested on EXHIBIT A hereto. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2:

                           (i)      for more than one year after the Effective
Date, if a No-Action Letter is obtained by the Company confirming that the holding period under Rule 144(d) for the Registrable Shares to be received on the exchange of the Exchangeable Shares will be treated as having commenced on the date on which the Exchangeable Shares were first acquired by the Shareholders;

                           (ii)     if the Company shall furnish to the
Shareholders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Shelf Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Shelf Registration Statement for a period of not more than sixty (60) days after such date, provided that such right to defer filing shall be exercised by the Company not more than once in any twelve
(12) month period; or

                           (iii)    in any jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (b) Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky (except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (c), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction) or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Shareholders.

                  (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1.2 with respect to the Registrable Securities of a Shareholder that such Shareholder shall furnish to the Company the information requested on EXHIBIT A hereto, which shall include such information regarding itself, himself or herself, the Registrable Securities held by it, him or her, and the intended method of disposition of such securities, and such other information as shall be reasonably requested by the Company and required to effect the registration of the Registrable Securities.

                  1.3      DEMAND REGISTRATION.

                  (a) Subject to the limitations of subsection 1.3(b) hereof, if the Company shall receive at any time following the later of (i) six months after the Shelf Termination Date (or, if applicable, the Extended Shelf Termination Date), or (ii) the 31st of December following the Shelf Termination Date (or, if applicable, the Extended Shelf Termination Date), a written request from the Shareholders of a majority of the Registrable Securities then outstanding (the "Initiating Shareholders") that the Company file a registration statement on Form S-3 or other form if Form S-3 is not available covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding and in no event less than an aggregate amount of Registrable Securities equal to the lesser of either (i) 500,000 shares of Registrable Securities (as adjusted from time to time for stock splits and stock dividends), or (ii) that aggregate number of shares of Registrable Securities with an anticipated aggregate offering price of at least $50,000,000, then the Company shall:

                           (i)      promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Shareholders;

                           (ii)     use all reasonable best efforts to effect,
as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Shareholders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Shareholders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.3:

                                    (1)      if the Company has, within the
twelve (12) month period preceding the date of such request, already effected one registration for the Shareholders pursuant to this Section 1.3; or

                                    (2)      in any particular jurisdiction in
which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (iii)    Subject to the foregoing, the Company shall
file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Shareholders.

                  (b) Notwithstanding the foregoing, if the Company shall furnish to Shareholders requesting a registration statement pursuant to this
Section 1.3, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not to exceed sixty (60) days in any 90-day period or an aggregate of 120 days in any 365 day period.

                  1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall:

                  (a) With respect to Section 1.2 herein, prepare and file with the SEC, a Shelf Registration Statement on the appropriate form with respect to such Registrable Securities and use all reasonable best efforts to cause such Shelf Registration Statement to become effective, and, subject to the provisions below, use reasonable best efforts to, keep such Shelf Registration Statement effective until the Shelf Termination Date, or, if applicable, the Extended Shelf Termination Date. Sixty (60) days prior to the Shelf Termination Date or, if applicable, the Extended Shelf Termination Date, the Company agrees to provide each Shareholder of Registrable Securities then outstanding written notice of the pending termination of the Shelf Registration Statement. If at any time after a Shelf Registration Statement becomes effective under Section 1.2, the Company advises the Shareholders in writing that the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus comprising a part of such Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related prospectus, the Company shall give notice to the Shareholders that the availability of the Shelf Registration Statement is suspended (which notice need not specify the nature of the event giving rise to such suspension) and the Shareholders shall suspend any further sale of Registrable Securities pursuant to the Shelf Registration Statement for a period not to exceed sixty (60) days in any 90-day period or an aggregate of 120 days in any 365 day period; provided, however, that the Company shall not be allowed to suspend the use of the Shelf Registration Statement for any period of time ending on the Shelf Termination Date unless the Shelf Registration Termination Date is extended for such period of time not to exceed sixty (60) days.

                  (b) With respect to Section 1.3, prepare and file with the SEC a registration statement on the appropriate form with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Shareholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of thirty (30) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed.

                  (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (d) Furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (e) Use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Shareholders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (f) Use reasonable best efforts to cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed and to pay for all fees associated with such listing.

                  (g) The Company shall notify each Shareholder if the SEC advises the Company that the exchange of the Exchangeable Shares for Registrable Securities is required as a condition to the filing of any registration statement under Section 1. If such exchange is required, the Company's obligation to register the Registrable Securities under Section 1 shall be conditioned upon the exchange occurring prior to the filing of the Registration Statement. If a registration statement must be withdrawn because the SEC takes the position that the exchange must be made before filing, the expenses of such prior filing shall be borne by the Company pursuant to Section 1.6 and such prior filing shall not be deemed to satisfy the Company's obligation to effect a registration under Section 1.3.

                  (h) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Shareholder thereof if the Shareholder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that such Registrable Securities may lawfully be disposed of without registration, qualification or legend and any other additional representations or certifications reasonably requested by the Company, including, if applicable, receipt of a standard broker's representation letter and other representations customarily relied upon by transfer agents in Rule 144 sales. Further, the Company shall cause its transfer agent to transfer promptly any Registrable Securities being transferred pursuant to Rule 144 upon receipt of a standard broker's representation letter and other representations customarily relied upon by transfer agents in Rule 144 sales.

                  1.5      FURNISH INFORMATION.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Shareholder that such Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Shareholder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.3 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.3(a).

                  1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 if the registration request is subsequently withdrawn at the request of the Shareholders of a majority of the Registrable Securities to be registered (in which case all participating Shareholders shall bear such expenses), unless the Shareholders of a majority of the Registrable Securities agree to forfeit their right to one such registration pursuant to Section 1.3.

                  1.7 DELAY OF REGISTRATION . No Shareholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Shareholder, any underwriter (as defined in the Act) for such Shareholder, and each person, if any, who controls such Shareholder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Shareholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Shareholder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Shareholder selling securities in such registration statement and any controlling person of any such underwriter or other Shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration; and each such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Shareholder (which consent shall not be unreasonably withheld); provided that in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the offering received by such Shareholder.

                  (c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

                  (d)      If the indemnification provided for in this Section
1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 1.8(d), no Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such holder from the Registrable Securities sold by it exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior consent, which consent shall not be unreasonably withheld or delayed.

                  (e) The obligations of the Company and Shareholders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Shareholder, so long as such Shareholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Shareholder of Rule 144 under the Act.

                  1.10 NO ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights provided hereunder are not assignable, except to a transferee upon the death of any Shareholder, a personal legal representative in the event of incapacity of any Shareholder, a trust or other estate planning entity established by any Shareholder for the benefit of the Shareholder, or otherwise by operation of law. Notwithstanding the foregoing, a Shareholder may transfer all or any part of the Registrable Securities to an affiliate of such Shareholder (as such term is defined in the CANADA BUSINESS CORPORATIONS ACT) (a "Transferee") and may transfer the registration rights provided hereunder to such Transferee, who shall be deemed a Shareholder for all purposes of this Agreement, provided that (i) such transfer is exempt from the registration and prospectus requirements of applicable Canadian provincial securities laws, and
(ii) prior to any such transfer, the Transferee executes and delivers to the Company an agreement, in form and content acceptable to the Company, acting reasonably, with respect to the transferred Registrable Securities, under which the Transferee agrees to be bound by the terms of this Agreement and further agrees that, prior to the Transferee ceasing to be an affiliate of the Shareholder, it will re-transfer such Registrable Securities to the Shareholder. No such transfer shall release the Shareholder from liability for its obligations under this Agreement.

                  1.11 TERMINATION OF REGISTRATION RIGHTS. No Shareholder shall be entitled to exercise any right provided for in this Section 1 after ten
(10) years following the Effective Date or, as to any Shareholder, such earlier time at which all Registrable Securities held by such Shareholder can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act. Upon the termination of registration rights pursuant to this Section 1.11, the Company shall have the right to withdraw any registration statement, or any portion thereof, covering the Registrable Securities.

                  2.       MISCELLANEOUS.

                  2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of California.

                  2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office or Canada Post, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  2.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  2.7 AMENDMENTS AND WAIVERS. Any term of this Agreement, except as provided in this section 2.7, may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Shareholders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Shareholder and the Company.

                  2.8      SHAREHOLDERS' AGENT.

                  (a) Pursuant to the Plan of Arrangement, the Shareholders' Agent has been appointed as agent for the Shareholders to give and receive notices and communications, and to take all actions necessary or appropriate, in the judgment of the Shareholders' Agent, for the accomplishment of the foregoing. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for his services under this Agreement.

                  (b) A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all the Shareholders and shall be final, binding and conclusive upon each such Shareholder, and the Company may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of every Shareholder and any notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders. The Company is hereby relieved from any liability to any Person for any acts done by them in accordance with any decision, act, consent or instruction of the Shareholders' Agent.

                  (c) The Shareholders may, from time to time upon not less than 20 days' prior written notice to the Company, remove the Shareholders' Agent and appoint a successor shareholders' agent; provided, however, that the Shareholders' Agent may not be removed unless holders of at least a two-thirds of the Registrable Securities then outstanding agree in writing to such removal and to the identity of the successor Shareholders' Agent. Any vacancy in the position of Shareholders' Agent under this Agreement may be filled by written approval of the holders of a simple majority of the Registrable Securities then outstanding.

                  (d) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as agent of the Shareholders while acting in good faith, or acting on the advice of counsel. The Shareholders' Agent shall have no duty, obligation or responsibility to expend his personal funds in support of his activities as agent of the Shareholders.

                  (e) The Shareholders shall jointly and severally indemnify and hold harmless the Shareholders' Agent against all claims, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Shareholders' Agent's legal counsel) which, without fraud, recklessness, willful misconduct or bad faith on the part of the Shareholders' Agent, may be paid, incurred or suffered by the Shareholders' Agent by reason of or as a result of the performance by the Shareholders' Agent of his obligations set out in this Agreement.

                  2.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  2.10 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  2.11 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.



                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    REDBACK NETWORKS INC.



                                    By:
                                       ----------------------------------------
                                    Chief Executive Officer

                           Address:

                                    By:
                                       -----------------------------------------
                                         Andrew Waitman, as agent for and
                                         on behalf of the Shareholders

                           Address:

                                    EXHIBIT A

                     SHAREHOLDER INFORMATION QUESTIONNAIRE:

All information furnished below by the undersigned for use in the Shelf Registration Statement is, and on the date such shares registered thereunder, will be true, correct, and complete in all material respects, and does not, and on the date on which the undersigned sells such shares, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. By completing and returning this information statement, the undersigned hereby consents to the use of his or her name, address, and share ownership information in the appropriate form of registration statement of Redback Networks Inc.


A. DATE.


         Fill in Date:
                                                    ----------------------------

B. NAME.                                                    Print:


         Print and sign name or names
         exactly as name or names appear on         ----------------------------
         share certificate. If certificate is held
         in more than one name, all must sign.      ----------------------------

                                                             Sign:


                                                    ----------------------------

                                                    ----------------------------

C.       ADDRESS.

         Fill in your address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

D. STOCK OWNED.

         Fill in number of shares of
         Common Stock owned of record        Of Record          Beneficially
         and beneficially.
                                       -------------------   ------------------



E. AGGREGATE NUMBER OF SHARES OF COMMON STOCK ACQUIRED IN PRIVATE PLACEMENT OF COMMON STOCK TO BE REGISTERED:



                                                         Shares
                    -------------------------------------


F. STATUS.

         The signatory hereto is an individual ( ), partnership ( ), corporation ( ), or other, as more fully described below ( ). The signatory is not acting in a fiduciary capacity or as a nominee in selling shares in the public offering, except as indicated below.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------




                                    EXHIBIT I

                              ASSUMPTION AGREEMENT

                                  STOCK OPTION
                 ASSUMPTION, AMENDING AND CONFIRMATION AGREEMENT

                 THIS AGREEMENT made as of the o day of o, 2000.

BETWEEN:

            REDBACK NETWORKS INC., a corporation existing under the laws of the State of Delaware

            (hereinafter referred to as "REDBACK")

AND:

            ABATIS SYSTEMS CORPORATION, a corporation existing under the federal laws of Canada

            (hereinafter referred to as "ABATIS")


WHEREAS:

A. Abatis has issued and outstanding options entitling directors, officers, employees and consultants of Abatis to purchase an aggregate of up to
o Class A Voting Common Shares ("ABATIS SHARES") in the capital of Abatis (collectively the "ABATIS OPTIONS") pursuant to Abatis's Key Employee Stock Option Plan (the "ABATIS STOCK OPTION PLAN");

B. Pursuant to an arrangement agreement (the "ARRANGEMENT AGREEMENT") among Redback, 610381 B.C. Inc. ("EXCHANGECO") and Abatis dated as of July 30, 2000, Exchangeco has agreed to acquire all of the issued and outstanding Abatis Shares in exchange for Shares of Common Stock of Redback ("REDBACK COMMON SHARES") and exchangeable shares of Exchangeco exchangeable for Redback Common Shares pursuant to a statutory plan of arrangement (the "PLAN OF ARRANGEMENT") under section 192 of the CANADA BUSINESS CORPORATIONS ACT;

C. Under the Plan of Arrangement, each Abatis Option will be exchanged for an option (a "REPLACEMENT OPTION") to purchase Redback Common Shares; and

D. To enable the holders of Abatis Options ("OPTIONHOLDERS") to purchase Redback Common Shares upon exercise of the Replacement Options Redback has agreed to assume Abatis's obligations under the Abatis Stock Option Plan, as amended hereby, and to exchange Abatis Options for Replacement Options on the basis set out in the Plan of Arrangement.

         NOW THEREFORE in consideration of the sum of $10.00 paid by each party to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Plan of Arrangement unless the context requires otherwise.

2. ASSUMPTION OF PLAN AND OPTIONS. In order to implement the Plan of Arrangement and enable Optionholders to purchase Redback Common Shares pursuant to the Replacement Options on the basis set out in the Plan of Arrangement, Redback shall, with effect from the Effective Time, assume, observe, perform and discharge all covenants, terms, conditions and obligations contained in the Abatis Stock Option Plan and the Abatis Options required to be observed, performed and discharged by Abatis in the place and stead of Abatis on the terms and conditions specified herein.

3. AMENDMENT OF PLAN. For greater certainty, the covenants, terms, conditions and obligations which Redback will observe, perform and discharge in respect of the Abatis Stock Option Plan shall, with effect from the Effective Time, be deemed to be those in the Abatis Stock Option Plan, subject to the amendments as follows:

         (a) each and every reference to a "Common Share" thereunder shall be deemed to be a reference to that fraction of a Redback Common Share equal to the Exchange Ratio and any reference to "Common Shares" under the Abatis Stock Option Plan shall be deemed to be reference to Redback Shares;

         (b) each and every reference to Abatis or the "Corporation" in sections 9, 10, 11 and 17 of the Abatis Stock Option Plan shall be deemed to be a reference to Redback;

         (c) the second paragraph of section 5 of the Abatis Stock Option Plan shall be deemed to be deleted in its entirety;

         (d) section 7 of the Abatis Stock Option Plan shall be deemed to be deleted in its entirety and replaced with the vesting and exercise provisions set out in Schedule "A" hereto;

         (e) section 22 of the Abatis Stock Option Plan shall be deemed to be deleted in its entirety and replaced with the following:

                  "22.     NOTICES

                  All written notices to be given by the Optionee to Abatis or to Redback shall be delivered personally or by registered mail, postage prepaid, addressed as follows:

                  Redback Networks Inc.
                  1195 Borregas Avenue
                  Sunnyvale, CA
                  94089
                  ATTENTION:  General Counsel
                  Facsimile:  (408) 571-5195


                  Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by Redback at the above address."; and

         (f) Schedule I to the Abatis Stock Option Plan shall be deemed to be deleted in its entirety.

4. AMENDMENT OF OPTIONS. For greater certainty, the covenants, terms, conditions and obligations which Redback will observe, perform and discharge in respect of each Abatis Option and document evidencing the same shall, pursuant to the Plan of Arrangement and with effect from the Effective Time, be deemed to be those in the respective Abatis Option and document evidencing the same, subject to the amendments as follows:

         (a) each and every reference to a Abatis Common Share therein shall be deemed to be a reference to a fraction of a Redback Common Share equal to the Exchange Ratio and the total number of Abatis Shares purchasable (the "ABATIS OPTION SHARES") pursuant to such Abatis Option shall be deemed to be a reference to the number of Redback Common Shares equal to the product (rounded down to the nearest whole number) obtained when the number of Abatis Option Shares is multiplied by the Exchange Ratio;

         (b) each and every reference to Abatis therein shall be deemed to be a reference to Redback;

         (c) each and every reference to a dollar amount therein shall be deemed to be a reference to the United States Dollar Equivalent (immediately prior to the Effective Time) of the quotient obtained when that dollar amount is divided by the Exchange Ratio (rounded up to the nearest whole cent); and

         (d) the vesting and exercise provisions therein shall be deemed to be deleted and replaced with the applicable vesting and exercise provisions set out in Schedule "A" hereto.

5. OTHER TERMS. Other than as provided herein, the term to expiry, conditions to and manner of exercise and other terms and conditions of the Replacement Options shall be the same as the terms and conditions of the Abatis Options for which they are exchanged.

6. OPTION CERTIFICATES OR NOTICES. Any document or agreement evidencing a Abatis Option shall be deemed to evidence a Replacement Option.

7. REGISTRATION. As promptly as practicable after the Effective Date, but in any event within 30 days thereafter, Redback shall file with the United States Securities and Exchange Commission a registration statement on Form S-8 (or other applicable form) in order to register under the UNITED STATES SECURITIES ACT of 1933 those Redback Common Shares to be issued from time to time after the Effective Time upon exercise of the Replacement Options.

8. NOTIFICATION OF THIS AGREEMENT AND THE ARRANGEMENT. Redback shall, as promptly as practicable after the Effective Date, deliver to each of the Optionholders by pre-paid ordinary mail a notice of the terms of this Agreement and a confirmation of the number of Redback Common Shares and the relevant exercise price thereof under each of their respective Replacement Options.

9. NOTICES. All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

                  (a)      If to Redback:

                  Redback Networks Inc.
                  1195 Borregas Avenue
                  Sunnyvale, CA
                  94089

                  ATTENTION:  General Counsel
                  Facsimile:  (408) 571-5195

                  (b)      If to Abatis:

                  Abatis Systems Corporation
                  4190 Still Creek Drive
                  Suite 200
                  Burnaby, British Columbia
                  V5C 6C6

                  ATTENTION:     President
                  Facsimile:     (604) 918-4795

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

10. FURTHER ASSURANCES. Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and things and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

11. GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

12. BINDING EFFECT. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.


REDBACK NETWORKS INC.

Per:
      ------------
        Authorized Signatory


ABATIS SYSTEMS CORPORATION

Per:
      ------------
        Authorized Signatory

                                  SCHEDULE "A"

                         EXERCISE OF REPLACEMENT OPTIONS

A.       OPTIONS WITH SPECIAL EXERCISE TERMS

         o Each Replacement Option issued in exchange for a Abatis Option containing exercise terms different from those set out in Section 7, 12, 13 and 14 of the Abatis Stock Option Plan (before giving effect to this Agreement) shall become exercisable at the times and subject to the vesting and exercise conditions specified in such Abatis Option for, at each time specified therein, the number of Redback Common Shares which is equal to the product (rounded to the nearest lower whole number) obtained when the number of Abatis Shares for which such Abatis Option would have, but for the Arrangement, been exercisable at such time is multiplied by the Exchange Ratio.

B.       OTHER OPTIONS

                  Subject to paragraph C below, each Replacement Option other than the Replacement Options referred to above will become exercisable as follows:

         o With respect to the first 25% of the Redback Common Shares subject thereto, when the holder thereof has completed 12 months of continuous service with Abatis and/or Redback from the later of the date of grant of the Abatis Option for which such Replacement Option is to be exchanged and the date of commencement of such service.

         o With respect to an additional 1/48th of the Redback Common Shares subject thereto, when the holder thereof has completed each month of continuous service with Abatis and/or Redback after the first anniversary of the later of date of grant of the Abatis Option for which such Replacement Option is to be exchanged and the date of commencement of such service.

C.       CLARIFICATION WITH RESPECT TO FULLY OR PARTIALLY EXERCISABLE OPTIONS

         o For greater certainty, and in addition to paragraph A or B above, each Replacement Option issued in exchange for a Abatis Option which is fully or partially exercisable as at the Effective Date shall be immediately exercisable for the number of Redback Common Shares which is equal to the product (rounded to the nearest lower whole number) obtained when the number of Abatis Shares for which such Abatis Option is exercisable as at the Effective Date is multiplied by the Exchange Ratio.

D.       CONTINUED APPLICATION OF OTHER TERMS

         o For greater certainty, except as provided in this Assumption, Amending and Confirmation Agreement (including this Schedule A), all of the other terms and conditions of each Replacement Option shall be the same as the terms and conditions of the Abatis Option for which it is exchanged, including, without limitation, the terms contained in sections 12, 13 and 14 of the Abatis Stock Option Plan.